===============================================================================
                   1997A AMENDED AND RESTATED LOAN AGREEMENT

                                By and between

                              BT HOLDINGS, INC.,
                           BELL TECHNOLOGIES, INC.,
                        TUBE TURNS TECHNOLOGIES, INC.,
                        GROUP TECHNOLOGIES CORPORATION,
                                METRUM-D, INC.,

                                 as Borrowers

                        GROUP FINANCIAL PARTNERS, INC.,

                                 as Guarantor

                                      and

                            BANK ONE, KENTUCKY, NA
                                 as Agent Bank

                                      and

                            BANK ONE, KENTUCKY, NA
                                   as a Bank

                         dated as of November 1, 1997

===============================================================================

                               TABLE OF CONTENTS
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
SECTION 1 -    DEFINITIONS AND CROSS REFERENCE...........................................  2

SECTION 2 -    REVOLVING CREDIT FACILITY................................................. 20
     2.1    Revolving Loan Commitments, Revolving Credit Loans........................... 20
     2.2    Interest on the Revolving Credit Loans....................................... 24
     2.3    Fees......................................................................... 28
     2.4    Prepayments and Payments; Reductions in Revolving Loan Commitments........... 30
     2.5    Use of Proceeds.............................................................. 32
     2.6    Swing Line Credit Subfacility................................................ 32
     2.7    Letters of Credit............................................................ 35

SECTION 3 -    TERM LOANS................................................................ 43
     3.1    Principal of the Term Loans.................................................. 43
     3.2    Interest on the Term Loans................................................... 44
     3.3    Prepayments and Payments; Reductions in Term Loans Commitments............... 48
     3.4    Use of Proceeds.............................................................. 49

SECTION 4 -   SPECIAL PROVISIONS GOVERNING LIBOR LOANS................................... 50
     4.1    Determination of LIBOR....................................................... 50
     4.2    Inability to Determine LIBOR................................................. 50
     4.3    Illegality or Impracticability of LIBOR Loans................................ 50
     4.4    Compensation For Breakage or Non-Commencement of Interest Periods............ 51
     4.5    Booking of LIBOR Loans....................................................... 52
     4.6    Assumptions Concerning Funding of LIBOR Loans................................ 52
     4.7    LIBOR Loans After Event of Default........................................... 52

SECTION 5 -   CLOSING CONDITIONS......................................................... 53
     5.1    Initial Closing Conditions................................................... 53
     5.2    Conditions to All Revolving Credit Loans, Letters of Credit
            and Swing Line Loans......................................................... 56

SECTION 6 -   REPRESENTATIONS AND WARRANTIES............................................. 58
     6.1    Organization, Standing, etc, of Group Financial and the Borrowers............ 58
     6.2    Qualification................................................................ 58
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

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
    6.3     Use of Proceeds.............................................................. 58
    6.4     Intellectual Property........................................................ 58
    6.5     Disclosure; Solvency......................................................... 59
    6.6     Tax Returns and Payments..................................................... 59
    6.7     Funded Debt, etc............................................................. 59
    6.8     Title to Properties; Liens; Leases........................................... 60
    6.9     Litigation, etc.............................................................. 60
    6.10    Authorization; Compliance With Other Instruments, etc........................ 60
    6.11    Enforceability............................................................... 61
    6.12    Governmental Consent......................................................... 61
    6.13    Environmental Matters........................................................ 61

SECTION 7 -    AFFIRMATIVE COVENANTS..................................................... 63

    7.1     Corporate Existence and Good Standing........................................ 63
    7.2     Money Obligations, Payment of Taxes, ERISA, etc.............................. 63
    7.3     Financial Statements and Reports............................................. 64
    7.4     Financial Records; Inspection................................................ 67
    7.5     Maintenance of Properties, etc............................................... 68
    7.6     Permits, Certificates, Leases, Licenses...................................... 68
    7.7     Notice....................................................................... 68
    7.8     Payment of Obligations....................................................... 68
    7.9     Environmental Matters........................................................ 69
    7.10    Accounts..................................................................... 69
    7.11    Insurance.................................................................... 69
    7.12    Environmental Compliance..................................................... 71
    7.13    Material Change in Management................................................ 72

SECTION 8 -    NEGATIVE COVENANTS........................................................ 72

    8.1     Mergers, Acquisitions and Other Extraordinary Events......................... 72
    8.2     Indebtedness, Guaranties, etc................................................ 73
    8.3     Use of Assets................................................................ 74
    8.4     Mortgages, Liens, Encumbrances, Security Interests, Assignments, etc......... 74
    8.5     Nature of Businesses......................................................... 75
    8.6     Fixed Charge Coverage Ratio.................................................. 75
    8.7     Ratio of Funded Debt to EBITDA............................................... 75
    8.8     Funded Debt to Capitalization Ratio.......................................... 76
    8.9     Minimum Tangible Net Worth................................................... 76
    8.10    Payment of Dividends......................................................... 76
    8.11    Capital Expenditures......................................................... 77
    8.12    Transactions with Subsidiaries and Affiliates................................ 77
    8.13    Interest Rate Agreements..................................................... 77


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SECTION 9-   EVENTS OF DEFAULT; ACCELERATION..............................    78

      9.1    Events of Default............................................    78

SECTION 10-  REMEDIES UPON DEFAULT, ETC...................................    81

     10.1    Defaults.....................................................    81
     10.2    Offset.......................................................    81
     10.3    Rights Cumulative............................................    81
     10.4    Payment of Costs and Expenses................................    81

SECTION 11-  THE AGENT BANK...............................................    82

     11.1    Appointment..................................................    82
     11.2    Delegation of Duties.........................................    82
     11.3    Nature of Duties; Independent Credit Investigation...........    82
     11.4    Actions in Discretion of the Agent Bank: Instructions
             from the Banks...............................................    83
     11.5    Reimbursement and Indemnification of the Agent Bank and
             the Banks by the Borrowers...................................    83
     11.6    Exculpatory Provisions.......................................    84
     11.7    Reimbursement and Indemnification of the Agent Bank by
             the Banks....................................................    84
     11.8    Reliance by the Agent Bank...................................    85
     11.9    Notice of Default............................................    85
     11.10   The Banks in Their Individual Capacities.....................    85
     11.11   Holders of Revolving Credit Notes and Term Notes.............    85
     11.12   Equalization of the Banks....................................    85
     11.13   Successor Agent Bank.........................................    86
     11.14   Calculations.................................................    86
     11.15   Withholding Tax..............................................    87
     11.16   Beneficiaries................................................    88

SECTION 12-  ASSIGNMENTS AND PARTICIPATIONS...............................    88

SECTION 13-  INDEMNITY....................................................    90

SECTION 14-  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.....................    90

     14.1    Compensation for Increased Costs and Taxes...................    90
     14.2    Withholding of Taxes.........................................    91
     14.3    Capital Adequacy Adjustment..................................    92
     14.4    Banks' Obligation to Mitigate................................    93

SECTION 15-  NOTICES......................................................    94

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SECTION 16-  MISCELLANEOUS................................................    95

     16.1    Joint and Several Liability of Borrowers.....................    95
     16.2    Ratable Sharing..............................................    95
     16.3    Waiver.......................................................    96
     16.4    Survival of Representations and Warranties...................    96
     16.5    Invalidity...................................................    97
     16.6    Assignment...................................................    97
     16.7    Governing Law................................................    97
     16.8    Section Headings.............................................    97
     16.9    Entire Agreement.............................................    97
     16.10   Time of the Essence..........................................    97
     16.11   Modifications................................................    97
     16.12   Submission to Jurisdiction, Etc..............................    98
     16.13   Waiver of Jury Trial.........................................    99

LIST OF SCHEDULES:

     Schedule 2.1   Revolving Loan Commitments and Revolving Credit
                    Facility Pro Rata Shares
     Schedule 2.3A  Schedule of Closing Fees
     Schedule 3.1   Term Loan Pro Rata Shares
     Schedule 6.2   Information on Borrowers
     Schedule 6.7   Schedule of Indebtedness

LIST OF EXHIBITS

     Exhibit  A-1:  Revolving Credit Note
     Exhibit  B-1:  Term Note
     Exhibit  C:    Application and Agreement for Letter of Credit
     Exhibit  D:    Notice of Conversion/Continuation
     Exhibit  E:    Request For Revolving Credit Loan
     Exhibit  F:    Request for Swing Line Loan
     Exhibit  G:    Compliance Certificate
     Exhibit  H:    Stock Pledge Agreement
     Exhibit  I:    Form of Security Agreement
     Exhibit  J:    UCC-1
     Exhibit  K:    Form of Borrower Counsel Opinion
     Exhibit  L:    Form of Borrowing Base Certificate
     Exhibit M:     Group Financial Partners Inc. - X
                    Collateral Values Consolidated

                   1997A AMENDED AND RESTATED LOAN AGREEMENT
                   -----------------------------------------

     THIS 1997A AMENDED AND RESTATED LOAN AGREEMENT (this "Loan Agreement"), is made and entered into as of the 1st day of November, 1997, by and among (i) BANK ONE, KENTUCKY, NA, a national banking association with principal office and place of business in Louisville, Kentucky ("the Agent Bank"), (Bank One may hereinafter be referred to as the "Banks", and also referred to as a "Bank");
(ii) BANK ONE, KENTUCKY, NA, in its capacity as the Agent Bank hereunder (in such capacity the "Agent Bank"); (iii) BT HOLDINGS, INC., a Kentucky corporation with principal office and place of business and registered office in Louisville, Jefferson County, Kentucky ("BT"); (iv) BELL TECHNOLOGIES, INC., a Florida corporation with principal office and place of business in Orlando, Orange County, Florida ("Bell"); (v) TUBE TURNS TECHNOLOGIES, INC., a Kentucky corporation with principal office and place of business and registered office in Louisville, Jefferson County, Kentucky ("TT"), (vi) GROUP TECHNOLOGIES CORPORATION, a Florida corporation with principal office and place of business in Tampa, Hillsborough County, Florida ("GTC"), (vii) METRUM-D, INC., a Delaware corporation with principal office and place of business in Louisville, Kentucky ("MD") (BT, Bell, TT, GTC, and MD each, a "Borrower," and all of the foregoing collectively, the "Borrowers"), and (viii) GROUP FINANCIAL PARTNERS, INC., a Kentucky corporation with principal office and place of business in Louisville, Kentucky, solely in its capacity as guarantor (the "Guarantor").

                   P R E L I M I N A R Y   S T A T E M E N T:
                   ---------------------   -----------------

     A. BT, Bell and TT entered into a Loan Agreement dated as of March 21, 1997 with the Agent Bank and the Bank (the "Original Loan Agreement"), whereby the Agent Bank has extended in favor of BT, Bell and TT a revolving line of credit in the amount of $20,000,000, a term loan in the amount of $10,000,000 and a swing line of credit in the amount of $3,000,000.

     B. BT, Bell and TT wish to amend and restate the Original Loan Agreement to provide for a revolving line of credit in the amount of $30,000,000, a term loan in the amount of $15,000,000 and a swing line of credit in the amount of $3,000,000, and to add GTC and MD as new borrowers and to make certain changes to financial covenants and interest rates and other provisions of the Original Loan Agreement.

     C. The Banks desire to amend and restate the Original Loan Agreement and to thereby establish the Revolving Credit Facility (defined herein), the Letter of Credit Subfacility (defined herein) and the Term Loans (defined herein) in favor of the Borrowers, and the Agent Bank desires to establish the Swing Line Credit Subfacility (defined herein) in favor of the Borrowers, in each case upon the terms and conditions set forth herein, and to effect other changes to financial covenants, interest rate provisions and other provisions, as set forth herein.

     D. The Borrowers will benefit from the extension of the Revolving Credit Facility, the Letter of Credit Subfacility, the Swing Line Credit Subfacility and the Term Loans because such extensions of credit will enable the Borrowers to have available and to draw from time to time credit that would not otherwise be available to the Borrowers.

     E. Group Financial Partners, Inc. ("Group Financial") owns a controlling interest in each of the Borrowers and the financial results of the Borrowers are reported with the financial results of Group Financial on a consolidated basis. The Banks have requested that Group Financial pledge its stock in the Borrowers to the Banks as collateral for the Loans, and have required the pledge of such stock as a condition to the extensions of credit hereunder. Group Financial desires and agrees to pledge its stock in the Borrowers to the Banks as collateral for the Loans because the extensions of the Loans to the Borrowers will benefit the Borrowers and Group Financial.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                   SECTION 1
                        DEFINITIONS AND CROSS REFERENCE
                        -------------------------------

     Certain terms used in this Loan Agreement are defined in this Section 1; other terms are defined elsewhere in this Loan Agreement.

     1.1 "Accounts Receivable" means all (a) rights to payment for any goods sold or services performed, whether such right to payment exists on the date of this Loan Agreement or is created thereafter, and whenever and wherever acquired, whether or not such right to payment has been earned by performance, and whether or not such right to payment is evidenced by any document, instrument or chattel paper, and all claims against common carriers for goods and Inventory lost in transit; and (b) the proceeds or products of any of the foregoing. The term "Accounts Receivable" includes the term "account" as defined in KRS 355.9-106. The amount of an Account Receivable shall be the amount of the receivable net of all discounts.

     1.2 "Advance" means with respect to any Borrower, each and every advance of proceeds under the Term Loans, the Revolving Credit Facility, the Letter of Credit Subfacility, or the Swing Line Credit Subfacility, directly or indirectly, to such Borrower, regardless of whether such advance is accounted for under GAAP as an extension of credit, a contribution of capital or otherwise.

     1.3 "Affiliate" means, as applied to any Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person, (ii) any other Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, 10% or more of the stock having ordinary voting power in the election of directors of such Person, or (iii) each of such Person's directors and officers appointed by the board of directors of such Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     1.4 "Agent Bank" has the meaning assigned to that term in the introduction to this Loan Agreement.

     1.5 "Amendment to Security Agreement" means any Amendment to Security Agreement entered into between the Agent Bank and a Borrower.

     1.6 "And/or" means one or the other or both, or any one or more or all, of the things or persons or parties in connection with which the conjunction is used.

     1.7 "Applicable LIBOR Margin" means the applicable per annum percentage set forth in the tables appearing in Section 2.2A and Section 3.2A hereof, with respect to LIBOR Loans.

     1.8 "Applicable Letter of Credit Percentages" means the applicable per annum percentage set forth in the table appearing in Section 2.7F of the Loan Agreement.

     1.9 "Applicable Commitment Fee Percentages" means the applicable per annum percentage set forth in the table appearing in Section 2.3A hereof, with respect to the calculation of Revolving Credit Facility Commitment Fees.

     1.10 "Application and Agreement for Letter of Credit" means the document substantially in the form of Exhibit C annexed hereto, with appropriate insertions and deletions, with respect to the proposed issuance or amendment of a Letter of Credit.

     1.11 "Assignment Agreement" means an Assignment Agreement between a Borrower and the Agent Bank, substantially in the form of Exhibit O hereto.

     1.12 "Assignment of Claims Act" means the Federal Assignment of Claims Act, 31 U.S.C. (S) 3727.

     1.13 "Authorized Officer" means the President, the Financial Officer and any other officer of BT, for itself and as agent for the other Borrowers, who, by the Articles of Incorporation, Bylaws or Resolutions of the Board of Directors of such Borrower, is authorized to execute and deliver this Loan Agreement and the other Loan Documents on behalf of such Borrower.

     1.14 "Banks" has the meaning assigned to that term in the introduction to this Loan Agreement.

     1.15 "Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy" as now and hereafter in effect, or any successor statute.

     1.16 "Base Rate" means at any time the variable interest rate per annum that is the higher of (i) the Agent Bank's Reference Rate as announced publicly and changing from time to time when such Reference Rate changes or (ii) the Federal Funds Effective Rate plus 1/2%.

     1.17 "Base Rate Loan" means Loans bearing interest at rates determined with reference to the Base Rate, as the same may change from time to time, as provided in Section 2.2A with respect to Revolving Credit Loans that are Base Rate Loans, and as provided in Section 3.2A with respect to Term Loans that are Base Rate Loans.

     1.18 "Bell Mortgage" means the mortgage dated as of the date hereof entered into between the Agent Bank and Bell, for the benefit of the Banks, with respect to Bell's fee simple interest in the Bell Real Property, as the same may be hereafter amended, modified, renewed, replaced, and/or restated from time to time, whether entered into as of the Closing Date or subsequent thereto.

     1.19 "Bell Real Property" means the real property and improvements owned by Bell and located in Orlando, Florida.

     1.20 "Borrowers" means each and any of the Persons identified as "Borrowers" in the Introduction to this Loan Agreement and any new Subsidiaries thereof hereafter acquired or created, with the consent of the Banks, pursuant to the provisions of Section 8.1 hereof.

     1.21 "Borrowers' Loan Accounts" means the accounts respectively on the books of the Banks in which will be recorded Loans made by the Banks to the Borrowers, payments made on such Loans and other appropriate debits and credits as provided by this Loan Agreement.

     1.22 "Borrowing Base" means the sum of: (i) eighty percent (80%) of Eligible Accounts Receivable; (ii) fifty percent (50%) of Eligible Government Progress Billings; (iii) fifty percent (50%) of Eligible Inventory except for the Eligible Inventory of MD; and (iv) thirty five percent (35%) of the Eligible Inventory of MD; provided, however, that whenever the Borrowing Base limitation is in effect, no Accounts Receivable on a contract with the United States Government or agency and no Eligible Government Progress Billings on a contract with the United States Government or agency shall be considered in determining the Borrowing Base unless: (a) such contract has been assigned to the Agent Bank on behalf of the Banks, (b) such contract does not by its terms prohibit assignment, (c) a Notice of Assignment has been filed with the contracting official or the head of the contracting agency, the surety on any bond on the contract and any disbursing official for the contracts, pursuant to the Assignment of Claims Act, and (d) a copy of the filed Notice of Assignment has been provided to the Agent Bank. The Borrowing Base limitation shall be applicable to the extent required by Section 7.3A hereof.

     1.23 "Borrowing Base Certificate" means the Borrowing Base Certificate, substantially in the form of Exhibit L hereto, required to be delivered to the Banks pursuant to Section 7.3A hereof.

     1.24 "Business Combination" means any acquisition or merger, whether accounted for under GAAP as a purchase or pooling of interests and regardless of whether the value of the consideration paid or received is comprised of cash, assets, common stock, preferred stock, partnership interests, limited liability company or limited liability partnership interests.

     1.25 "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Kentucky or is a day on which banking institutions located in the Commonwealth of Kentucky are authorized or required by law or other governmental action to close.

     1.26 "Capitalization" means the sum of shareholders' equity in the Borrowers, determined on a Combined basis, plus Funded Debt of the Borrowers, determined on a Combined basis.

     1.27 "Change in Control" means the acquisition by any Person or "group" (as defined in Section 13 (d) (3) of the Securities Exchange Act of 1934, as amended) of more than 50% of the Voting Stock of Group Financial or any of the Borrowers (or such entity as ultimately becomes the successor to Group Financial or any of the Borrowers as a result of the Proposed Merger) by a Person or "group" other than the shareholders of Group Financial and the Borrowers in existence as of the Closing Date, including any such acquisition by merger or consolidation.

     1.28  "Closing Date" means November 12, 1997.

     1.29 "Combined" means the sum of the respective financial statement amounts of BT, Bell, TT, GTC, and MD with eliminating entries prepared as if the combined financial statements were consolidated financial statements or, in lieu thereof, actual consolidated financial statements.

     1.30  "Companies" means the Borrowers.

     1.31 "Compliance Certificate" means a certificate substantially in the form of Exhibit G annexed hereto delivered by the Borrowers to the Agent Bank pursuant to Section 7.3F hereof.

     1.32 "Contingent Obligations" means, with respect to the Borrowers, any direct or indirect liability, contingent or otherwise (excluding all transactions which, on a Combined basis under GAAP, should be eliminated) of the Borrowers, (i) with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another if the primary purpose or intent thereof by the Borrowers is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holder of such obligation will be protected (in whole or in part) against loss in respect thereof, or (ii) under any letter of credit issued for the account of the Borrowers or for which the Borrowers are otherwise liable for reimbursement thereof, or (iii) under interest rate swap agreements, interest rate collar agreements or other similar arrangements providing interest rate protection. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by the Borrowers of the obligation of another, and (b) any liability of the Borrowers for the obligations of another through any agreement (contingent or otherwise) (1) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (2) to maintain the solvency of any balance sheet item, level of income or financial condition of another, or (3) to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, in the case of any agreement described under subclauses (1), (2) or (3) of this sentence if the primary purpose or intent thereof is as described in clause (i) of the preceding sentence. The amount of any Contingent Obligation, as at any time of determination, shall be equal to the amount of the obligation so guaranteed or otherwise supported at such time of determination which amount shall be deemed to be the amount of such obligation guaranteed, as reasonably estimated by the Borrowers, if such amount cannot be specifically determined at the time of determination.

     1.33  "Covered Tax" means any Tax that is not an Excluded Tax.

     1.34 "Current Maturities of Long Term Debt" means the current principal maturities of all indebtedness for borrowed money (including but not limited to amortization of capitalized lease obligations) having an original term of one year or more.

     1.35 "Date of Determination" means, for purposes of determining the applicable Pricing Level on any Pricing Level Calculation Date, the last day of the most recently ended calendar month.

     1.36 "Default Rate" means, for any Loan, the Base Rate plus two percent (2.00%).

     1.37  "Designated Interest Rate Agreement" has the meaning set forth in
Section 8.13 hereof.

     1.38 "Dollars" or "$" means lawful currency of the United States of America.

     1.39 "EBIT" means, for the period in question, the sum of the amounts for such period of the Borrowers' (i) Net Income, (ii) Interest Expense, and (iii) provisions for taxes based on income.

     1.40 "EBITDA" means, as of the end of any Fiscal Quarter, the sum of the Borrowers' (i) Net Income, (ii) Interest Expense, (iii) provisions for taxes based on income, (iv) depreciation, and (v) amortization for the previous four Fiscal Quarters, determined on a Combined basis in accordance with GAAP. The calculation of EBITDA shall exclude the following: (i) gains or losses on dispositions of noncurrent assets, (ii) losses on writedowns of noncurrent assets or lease obligation, (iii) the cumulative effect of change in accounting principles and (iv) certain non-routine compensation paid to shareholders and/or employees of Group Financial in the fourth Fiscal Quarter of 1996 and the first Fiscal Quarter of 1997 and, for purposes of calculating the ratio of Funded Debt to EBITDA, losses of the Mexican and Brazilian operations of GTC which were sold June 30, 1997.

     1.41 "EBITDARP" means, as of the end of any Fiscal Quarter, the sum of the Borrowers' (i) Net Income, (ii) Interest Expense, (iii) provisions of taxes based on income (iv) depreciation, (v) amortization, (vi) rent expense and
(vii) defined benefit pension expense for the previous four Fiscal Quarters, determined on a Combined basis in accordance with GAAP. The calculation of

EBITDARP shall exclude the following: (i) gains or losses on dispositions of noncurrent assets or lease obligations, (ii) losses on writedowns of noncurrent assets or lease obligations, (iii) the cumulative effect of changes in accounting principles, (iv) certain non-routine compensation paid to shareholders and/or employees of Group Financial in the fourth Fiscal Quarter of 1996 and the first Fiscal Quarter of 1997 and (v) losses of the Mexican and Brazilian operations of GTC which were sold June 30, 1997.

     1.42 "Eligible Accounts Receivable" means all of the Accounts Receivable of the Borrower except (i) those rights to payment which are ninety (90) days past the first date on which the invoice for such Accounts Receivable first became due provided such due date is not more than thirty (30) days after the date of the invoice or its issuance, whichever is earlier; (ii) those Accounts Receivable from or against a debtor which has instituted bankruptcy, insolvency, reorganization, liquidation, or receivership proceedings, or against which a petition for any such proceeding has been filed and not contested within thirty
(30) days thereafter; (iii) those Accounts Receivable due from the United States Government (or any agency or instrumentality thereof) which must be created and/or perfected pursuant to the Assignment of Claims Act, to the extent that the Borrowing Base is then in effect and the Borrowers have failed to comply with the conditions set forth in the definition of "Borrowing Base" or if the Agent Bank has requested that the Borrowers comply with such Act and Borrowers have failed to do so; (iv) any Accounts Receivable which under applicable federal, state and/or local law (a) may not be assigned to the Agent Bank, or
(b) whose assignment to the Agent Bank is restricted or limited in any way, or
(c) the Agent Bank may not assert or recover against its account debtor; (v) any Account Receivable evidenced by a note or other instrument which has not been endorsed and delivered to the Agent Bank under the Security Agreement; (vi) Accounts Receivable originating in or subject to the laws of any jurisdiction other than the United States of America, the fifty States of the United States of America and the District of Columbia; (vii) Accounts Receivable payable in any medium or currency other than U.S. Dollars; (viii) Accounts Receivable payable by any Affiliate of the Borrowers; (ix) Accounts Receivable which do not comply with all applicable laws, with respect to which the Agent Bank's security interest is not perfected to the Agent Bank's satisfaction, which are subject to defenses, set-offs or counterclaims, or are subject to liens, charges, interests or encumbrances other than those in favor of the Agent Bank, (x) any Accounts Receivable which the Agent Bank reasonably deems ineligible and (xi) the portion of an Account Receivable due from the United States Government for which a Borrower has submitted a progress billing.

     1.43 "Eligible Inventory" means all Inventory of the Borrower, which is not obsolete, spoiled, or otherwise unsalable in the ordinary course of its business, and with respect to which where required by the Agent Bank, landlord's lien waivers will be obtained, to the extent possible, on a best efforts basis, if the Inventory is kept at any location which is not owned in fee by the Borrowers.

     1.44 "Eligible Equipment" means all Equipment of Borrower except fixtures and leasehold improvements.

     1.45 "Eligible Government Progress Billings" means progress billings on contracts with the United States Government.

     1.46 "Environmental Audit" has the meaning set forth in Section 5.1Q hereof.

     1.47 "Environmental Complaint" means any complaint, order, directive, claim, citation or notice by any governmental authority or any other Person described in Section 6.13E hereof.

     1.48 "Equipment" means, when used with respect to any Person, all of the following, whether owned or held on the date of this Agreement or acquired thereafter: the equipment, machinery, furniture and leasehold improvements, owned by such Person, used or intended for use by such Person in the conduct of such Person's business, but excluding all motor vehicles with respect to which any jurisdiction has issued a certificate of title. Some of the Equipment in existence on the date of this Agreement may be more particularly described on any UCC-1 financing statement executed in favor of the Agent Bank in connection with this Agreement or one of the other Loan Documents, and in one or more Exhibits referenced in one or more Schedules to this Agreement or one of the other Loan Documents.

     1.49 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     1.50 "Events of Default" means the occurrence or happening of any of the matters set forth in Section 9 hereof.

     1.51 "Excluded Tax" means any of the following taxes, levies, imposts, duties, deductions, withholdings or charges, and all liabilities with respect thereto: (i) Taxes imposed on the net income of any Bank or a Tax Transferee (including without limitation branch profits taxes, minimum taxes and taxes computed under alternative methods, at least one of which is based on net income) (collectively referred to as "net income taxes") by (A) the United States of America, (B) the jurisdiction under the laws of which such Bank or Tax Transferee is organized or any political subdivision thereof, or (C) the jurisdiction of such Bank's or Tax Transferee's applicable lending office or any political subdivision thereof, or (D) any jurisdiction in which such Bank or Tax Transferee is doing business, (ii) any Taxes to the extent that they are in effect and would apply to a payment to any Bank as of the Closing Date, or as of the date such Person becomes a Bank, in the case of any assignee pursuant to
Section 12 hereof, (iii) any Taxes that are in effect and would apply to a payment to a Tax Transferee as of the date of acquisition of any portion of the Revolving Credit Loans by such Tax Transferee or the date of the change of lending office of such Tax Transferee, as the case may be (provided however that a Person shall not be considered a Tax Transferee for purposes of this clause
(iii) as a result of a change of its lending office or the taking of any other steps pursuant to Section 14.4 hereof), (iv) any Taxes to the extent of any credit or other Tax benefit available to any Bank or Tax Transferee, as applicable, as a result thereof, or (v) any Taxes that would not have been imposed but for the failure by any Bank or Tax Transferee, as applicable, to provide and keep current any certification or other documentation required to qualify for an exemption from or reduced rate of any Tax.

     1.52  "Existing Studies" has the meaning set forth in Section 5.1Q.

     1.53 "Federal Funds Effective Rate" for any day means the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

     1.54 "Financial Officer" means the chief financial officer of BT or other officer who is the highest ranking officer with responsibility for the financial affairs of BT.

     1.55 "Fiscal Quarter" means a fiscal quarter of the Borrowers. The Fiscal Quarters of the Borrowers will be reported as of on the last day of each March, June, September and December of each calendar year.

     1.56 "Fiscal Year" means a fiscal year of the Borrowers. The Borrowers' current Fiscal Year ends on the last day of December of each calendar year.

     1.57 "Fixed Charge Coverage Ratio" means, as of any Date of Determination thereof, the ratio of (i) the sum of the Borrowers' EBITDARP to (ii) the sum of the Borrowers' Interest Expense, Current Maturities of Long Term Debt, income taxes, rent and defined benefit pension contribution.

     1.58 "Funded Debt" means, with respect to the Borrowers on a Combined basis in accordance with GAAP, (i) all indebtedness for borrowed money, including, without limitation, all Revolving Credit Loans, all Swing Line Loans, all reimbursement obligations in respect of all letters of credit, including the Letters of Credit and the Term Loans, (ii) mandatorily redeemable preferred stock of a Borrower (except any mandatorily preferred stock owned by another Borrower or the Guarantor), (iii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iv) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(v) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of the incurring of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, but excluding trade payables incurred in the ordinary course of business, (vi) all indebtedness secured by any lien on any property or asset owned by the Borrowers regardless of whether the indebtedness secured thereby shall have been assumed by the Borrowers or is non-recourse to the credit of the Borrowers but only to the extent of the fair market value of any such property or assets, and (vii) all other Contingent Obligations of the Borrowers not otherwise included in clauses (i) through (vi) of this Section. For purposes of calculating Funded Debt to be used in financial ratios in this Agreement, the Borrowers, at their option, may reduce Funded Debt on a dollar-for-dollar basis by an amount equal to cash then on deposit with the Agent Bank in excess of $2,000,000.

     1.59  "Funding Date" means the date of the funding of a Revolving Credit
Loan.

     1.60 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, as applied in accordance with Sections 1.139 and 7.3 hereof.

     1.61 "General Intangibles" means all intangible personal property (including things in action) other than goods, accounts, chattel paper, documents and instruments (all as defined in the Uniform Commercial Code), whether such personal property is owned on the date of this Loan Agreement, or is acquired thereafter, and shall include, but is not limited to, all existing and future royalties, rights, claims, benefits and proceeds in, under or to any franchise agreements, insurance policies, customer lists, choses in action, books, records, patents and patents applications, copyrights, trademarks, trade names, trade secrets, sales contracts, licenses, certificates of need, permits, tax and any other types of refunds, returned and unearned insurance premiums, claims, product designs, drawings, technical data, computer programs, computer tapes and software, catalogs, blue prints, contract rights, and all rights as an unpaid vendor or lienor, including stoppage in transit, replevin or reclamation. The term "General Intangible" includes "general intangible" as defined in KRS 355.9-106.

     1.62 "Group Financial" has the meaning assigned that term in the introduction to this Loan Agreement.

     1.63 "Guaranty Agreement" means the Guaranty Agreement between Group Financial and the Agent Bank, whereby Group Financial has guaranteed the Borrowers' payment of the Loans.

     1.64 "Hazardous Discharge" means any event described in Section 6.13D hereof.

     1.65 "Hazardous Materials" means any and all substances, chemicals or wastes (including, without limitation, asbestos, polychlorinated biphenyls ("PCBs") and petroleum) that are designated or defined (either by inclusion in a list of materials or by reference to exhibited characteristics) as hazardous, toxic or dangerous, or as a pollutant or contaminant in any of the Relevant Environmental Laws.

     1.66 "Interest Expense" means, for the period in question, total interest expense (including that attributable to capital leases in conformity with GAAP) of the Borrowers with respect to all outstanding Funded Debt of the Borrowers, including, without limitation, all capitalized interest, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs and benefits under interest rate agreements, whether payable in cash or accrued (including amortization of discount), net of any interest income all as determined on a Combined basis in accordance with GAAP.

     1.67 "Interest Payment Date" means, (i) with respect to each Base Rate Loan, the last day of each calendar quarter during which such Base Rate Loan is outstanding in whole or in part, (ii) with respect to each LIBOR Loan, the ninetieth (90th) day of the Interest Period applicable to such LIBOR Loan, and/or the last day of the Interest Period applicable to such LIBOR Loan, whichever is earlier , (iii) with respect to each Swing Line Loan, the last day of each calendar quarter during which such Swing Line Loan is outstanding in whole or in part, and (iv) with respect to all Revolving Credit Loans, and Swing Line Loans, and the Term Loans, the date of maturity thereof.

     1.68 "Interest Period" means any interest period applicable to a LIBOR Loan, as determined pursuant to Section 2.2B hereof with respect to the Revolving Credit Loans that are LIBOR Loans and as determined pursuant to
Section 3.2B hereof with respect to the Term Loans that are LIBOR Loans.

     1.69 "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

     1.70 "Interest Rate Determination Date" means each date for calculating the LIBOR for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the date which is two (2) Business Days prior to the related Interest Period for a LIBOR Loan.

     1.71 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     1.72 "Inventory" means all of the following, whether owned or held on the date of this Agreement or acquired thereafter: All goods held for sale or lease; all goods to be furnished under contracts of service, and after so furnishing them; all raw materials, work in process or materials used or consumed in business, and all goods returned to or repossessed by their seller.

     1.73 "Letters of Credit" means all standby letters of credit or similar instruments issued by the Agent Bank for the account of the Borrowers pursuant to Section 2.7 of the Loan Agreement for the purpose of securing the performance, payment, deposit or surety obligations of a Borrower or a Subsidiary of a Borrower.

     1.74 "Letter of Credit Subfacility" means the commitment of the Agent Bank, to issue Letters of Credit for the account of a Borrower or a Subsidiary of a Borrower up to an aggregate amount at any one time outstanding of Five Million Dollars ($5,000,000). The Letter of Credit Subfacility is a sublimit of the Revolving Credit Facility.

     1.75  "Letter of Credit Fee" has the meaning assigned to that term in
Section 2.7F(i) hereof.

     1.76 "Letter of Credit Fronting Fee" has the meaning assigned to that term in Section 2.7F(v) hereof.

     1.77 "Letter of Credit Usage" means, as at any date, the sum of (i) the maximum aggregate amount which is or at any time thereafter may become available for drawing under all Letters of Credit then outstanding, plus (ii) the aggregate amount of all drawings under all Letters of Credit honored by the Agent Bank and not theretofore reimbursed by the Borrowers to the Agent Bank, whether by virtue of the Banks making a Revolving Credit Loan to the Borrowers to enable the Borrowers to reimburse the Agent Bank for such drawing or otherwise.

     1.78 "LIBOR Loan" means any advance or any part of the principal of any Revolving Credit Loan or Term Loan for which the Borrower has properly selected an Interest Period and which is to bear interest at LIBOR plus the Applicable LIBOR Margin.

     1.79 "LIBOR" means, for a particular LIBOR Loan for a particular Interest Period, the annual rate of interest determined by the Agent Bank in accordance with its usual procedures (which determination shall be conclusive absent manifest error) (rounded, if necessary, to the nearest 1/16 of 1%) to be the "offered" Eurodollar rate as of 11:00 a.m. London time two Business Days preceding the first day of the Interest Period for such LIBOR Loan for deposits in immediately available funds in United States dollars for delivery on the first day of such Interest Period for an amount substantially equal to the principal amount of that LIBOR Loan and for a period approximately equal to such Interest Period, as shown on the TeleRate Service or as published by a comparable interest rate reporting service selected by the Agent Bank.

     1.80 "Loan" means a Revolving Credit Loan, a Swing Line Loan, or the Term Loans.

     1.81 "Loan Agreement" means this Loan Agreement as further amended, supplemented or otherwise modified from time to time.

     1.82 "Loan Documents" means this Loan Agreement, the Revolving Credit Notes, the Term Notes, each Application and Agreement for Letter of Credit, the Stock Pledge Agreement, the Security Agreements, the Mortgages, any Interest Rate Agreement and all other agreements, documents and instruments now or hereafter evidencing and/or pertaining to this Loan Agreement and/or the other Obligations, and as may be further amended, supplemented or otherwise modified from time to time.

     1.83 "Mortgaged Properties" means all the real property, personal property and fixtures encumbered by the Mortgages.

     1.84  "Mortgages" means the Bell Mortgage and the TT Mortgage.

     1.85 "Mortgage Modification" means any amendment to a Mortgage entered into between the Agent Bank as mortgagee and a Borrower as mortgagor.

     1.86 "Net Worth" means the sum of the Borrowers' retained earnings, profit after tax and amount for capital stock, determined on a Combined basis in accordance with GAAP.

     1.87 "Net Income" means, for the period in question, the net income (or loss) of the Borrowers for such period taken as a single accounting period, determined on a Combined basis in accordance with GAAP and excluding any extraordinary items.

     1.88 "Notice of Assignment" means a notice of assignment of contract filed with a United States Government contracting official or head of contracting agency, the surety on a bond for the contract and any disbursing official on the contract, pursuant to the Assignment of Claims Act. The form for the Notice of Assignment is set forth in Exhibit N hereto.

     1.89 "Notice of Conversion/Continuation" means the Notice in the form of Exhibit D annexed hereto with respect to the conversion and/or continuation of the interest rate(s) applicable to the Revolving Credit Loans, as set forth in
Section 2.2B hereof, and with respect to the conversion and/or continuation of the interest rate applicable to the Term Loans, as set forth in Section 3.2B hereof.

     1.90 "Obligations" means, collectively, (i) the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on the Revolving Credit Notes, (ii) the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on the Swing Line Credit Subfacility, (iii) the entire unpaid principal balance of and all interest now accrued or hereafter to accrue on the Term Notes, (iv) the obligation of the Borrowers to reimburse the Agent Bank for all drafts honored by the Agent Bank under Letters of Credit together with accrued interest thereon, (v) the performance of all of the covenants, agreements and obligations of the Borrowers hereunder and under the other Loan Documents, and (vi) all other liabilities, obligations, covenants and duties owing by the Borrowers to any Bank arising under or pursuant to this Loan Agreement or the other Loan Documents of any kind or nature, present or future, and whether or not evidenced by any note, guaranty or other instrument. The term "Obligations" includes, without limitation, all interest, charges, expenses, reasonable attorneys' fees and any other sums chargeable to the Borrowers under this Loan Agreement and/or any other Loan Document.

     1.91 "Operating Lease/Rental Expense" means that portion of obligations with respect to non-capital leases.

     1.92 "Permitted Acquisition" means an acquisition proposed to be made by one of the Borrowers that has been consented to by the Banks, pursuant to
Section 8.1 hereof.

     1.93 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, other entity or group, institution, party or government, whether federal, state, county, city, municipal or other, or any agency or division thereof.

     1.94 "Potential Default" means the occurrence of any act or event which, with the giving of notice and/or the passage of time, or both, would become an Event of Default.

     1.95 "Pricing Level" means, for any Pricing Period, Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, or Pricing Level V, Pricing Level VI, Pricing Level VII, or Pricing Level VIII, as may be in effect for such Pricing Period; provided that, the Default Rate shall be in effect upon the occurrence and during the continuation of any Event of Default.

     1.96 "Pricing Level I" means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, the ratio of the Borrowers' Funded Debt as measured on such Date of Determination, to the Borrowers' EBITDA as measured on such Date of Determination, is equal to or greater than 0 to 1.00 but is less than or equal to .99 to 1.00.

     1.97 "Pricing Level II" means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, the ratio of the Borrowers' Funded Debt as measured on such Date of Determination, to the Borrowers' EBITDA as measured on such Date of Determination, is equal to or greater than 1.00 to 1.00 but is less than or equal to 1.49 to 1.00.

     1.98 "Pricing Level III" means the Pricing Level that will be in effect for the applicable Pricing Period if, as at the relevant Date of Determination, the ratio of the Borrowers' Funded Debt as measured on such Date of Determination, to the Borrowers' EBITDA as measured on such Date of Determination, is equal to or greater than 1.50 to 1.00 but is less than or equal to 1.74 to 1.00.

     1.99 "Pricing Level IV" means the Pricing Level that will be in effect for the applicable Pricing Period if, as of the relevant Date of Determination, the ratio of the Borrowers' Funded Debt as measured on such Date of Determination, to the Borrowers' EBITDA as measured on such Date of Determination, is equal to or greater than 1.75 to 1.00 but is less than or equal to 1.99 to 1.00.

     1.100 "Pricing Level V" means the Pricing Level that will be in effect for the applicable Pricing Period if, as of the relevant Date of Determination, the ratio of the Borrowers' Funded Debt as measured on such Date of Determination, to the Borrowers' EBITDA as measured on such Date of Determination, is equal to or greater than 2.00 to 1.00 but is less than or equal to 2.24 to 1.0.

     1.101 "Pricing Level VI" means the Pricing Level that will be in effect for the applicable Pricing Period if, as of the relevant Date of Determination, the ratio of the Borrowers' Funded Debt as measured on such Date of Determination, to the Borrowers' EBITDA as measured on such Date of Determination, is equal to or greater than 2.25 to 1.00 but is less than or equal to 2.49 to 1.00.

     1.102 "Pricing Level VII" means the Pricing Level that will be in effect for the applicable Pricing Period if, as of the relevant Date of Determination, the ratio of the Borrowers' Funded Debt as measured on such Date of Determination, to the Borrowers' EBITDA as measured on such Date of Determination, is equal to or greater than 2.50 to 1.00 but is less than or equal to 2.99 to 1.00.

     1.103 "Pricing Level Calculation Date" means the date of the delivery to the Banks of a Compliance Certificate in the form of Exhibit G hereto demonstrating the appropriate Pricing Level, which delivery can occur on any date from the prior Date of Determination to the date of delivery of the Borrowers' financial statements for the particular month then ended as required by Section 7.3B hereof.

     1.104 "Pricing Period" means, with respect to any Date of Determination, the period commencing on the day immediately after such Date of Determination and ending on the next Date of Determination.

     1.105  "Proposed Merger" means a proposed series of transactions, whereby
(i) Group Financial will convert the preferred shares of GTC held by it and merge into GTC, with GTC being the surviving entity and BT, Bell and TT becoming subsidiaries of GTC; (ii) the creation of a new corporation known as "Bell Acquisition Corporation" ("New Bell"), and the merger of the existing Bell into New Bell, with New Bell being the surviving entity and changing its name to "Bell Technologies, Inc."; (iii) the creation of a new corporation known as "New Tube Turns Technologies, Inc." ("New TT"), and the merger of existing TT into New TT, with New TT being the surviving entity and changing its name to "Tube Turns Technologies, Inc."; (iv) the reincorporation of GTC in the state of Delaware; (v) the creation of a new subsidiary of GTC to be known as "GTC Acquisition Corporation" ("New GTC") and transfer of assets and liabilities of the old GTC into the new GTC; (vi) a reverse stock split involving GTC; and
(vii) after all transactions have been completed, old GTC will be the parent corporation, which shall own 100% of BT, New GTC, New Bell and New TT.

     1.106 "Real Property" means, collectively, the Bell Real Property and the TT real Property.

     1.107 "Relevant Environment Laws" means any and all federal, state and local laws, codes, ordinances, rules, regulations, reported and publicly available orders, reported judicial determinations, and reported and publicly available decisions of an executive body or any governmental and quasi-governmental entity, whether in the past, the present or the future, pertaining to health, safety or the environment in effect in any and all jurisdictions in which the Borrower is or at any time may be doing business, or where the Real Property is located. The Relevant Environmental Laws shall include, but shall not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601, et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-949, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F, et seq.; the Toxic Substances Control act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C.
Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251, et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; and the regulations promulgated in connection therewith; (2) EPA regulations pertaining to asbestos (including 29 C.F.R. Sections 1910.1001 and 1926.58); and any state and local laws and regulations pertaining to Hazardous Materials and/or asbestos.

     1.108 "Request for Revolving Credit Loan" means the Request in the form of Exhibit E annexed hereto with respect to a proposed Revolving Credit Loan to be delivered by the Borrowers to the Agent Bank pursuant to Section 2.lC hereof.

     1.109 "Request for Swing Line Loan" means the Request in the form of Exhibit F annexed hereto with respect to a proposed Swing Line Loan to be delivered by the Borrowers to the Agent Bank pursuant to Section 2.6A hereof.

     1.110 "Revolving Credit Facility" means the revolving line of credit established by the Banks in favor of the Borrowers in the principal amount of Thirty Million Dollars ($30,000,000) pursuant to which the Borrowers may obtain Revolving Credit Loans from the Banks and/or Letters of Credit from the Agent Bank during the term of the Revolving Credit Facility upon the terms and conditions set forth in this Loan Agreement. The Revolving Credit Facility includes as a sublimit the Letter of Credit Subfacility and the Swing Line Credit Subfacility. All references to the "aggregate principal balance of the Revolving Credit Loans outstanding" or similar phrases in this Loan Agreement or in the Revolving Credit Notes shall mean, as of the date of determination thereof, the sum of (i) the entire aggregate outstanding principal balance of all Revolving Credit Loans made by the Banks pursuant to this Loan Agreement,
(ii) the then existing Letter of Credit Usage and (iii) the then existing Swing Line Usage.

     1.111 "Revolving Credit Facility Commitment Fees" has the meaning set forth in Section 2.3C hereof.

     1.112 "Revolving Credit Facility Pro Rata Shares" means, with respect to each Revolving Loan Commitment of each Bank, the percentage set forth opposite that Bank's name on Schedule 2.1 annexed hereto; provided that Schedule 2.1 shall be amended and each Bank's Revolving Credit Facility Pro Rata Share shall be adjusted from time to time to give effect to the addition or removal of any Bank as provided herein or by assignment pursuant to Section 12 hereof.

     1.113 "Revolving Credit Loans" means advances of principal of the Revolving Credit Facility made pursuant to Section 2 hereof by the Banks to the Borrowers from time to time pursuant to, and subject to the terms and conditions set forth in, this Loan Agreement to support the working capital needs of the Borrowers and for the other purposes described in Section 2.5A hereof.

     1.114 "Revolving Credit Note" means that certain Amended and Restated Revolving Credit Promissory Note dated of even date with this Loan Agreement, made by the Borrowers, payable to the order of Bank One, and in the face principal amount of Thirty Million Dollars ($30,000,000), a form of which is annexed to this Loan Agreement as Exhibit A-1, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time and each future Revolving Credit Promissory Note, if any, made by the Borrowers pursuant to the Revolving Credit Facility.

     1.115 "Revolving Loan Commitments" means each Bank's commitment to maintain or make Revolving Credit Loans and Swing Line Loans and/or to issue Letters of Credit as set forth in Section 2.1 hereof.

     1.116 "Revolving Loan Commitment Termination Date" means the Revolving Loan Commitment Termination Date then in effect, which shall be the earliest of
(i) September 30, 2002, (ii) the date as of which the Obligations shall have become immediately due and payable pursuant to Section 9 of the Loan Agreement and (iii) the date on which all of the Obligations are paid in full (including, without limitation, the repayment, expiration, termination or cash collateralization of Letters of Credit pursuant to this Loan Agreement) and the Revolving Loan Commitments are reduced to zero.

     1.117  "S-4" means the S-4 of GTC, describing the Proposed Merger.

     1.118 "Security Agreement" means any of the Security Agreements dated as of March 21, 1997 or as of the date hereof entered into between the Agent Bank and the Borrowers, for the benefit of the Banks, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time, whether entered into as of the Closing Date, or subsequent thereto, substantially in the form of Exhibit I annexed hereto, as well as any of the Amendments to the Security Agreements.

     1.119 "Senior Funded Debt" means, as at any date on which the amount thereof shall be determined, all obligations and indebtedness of the Borrowers owed to the Banks, all as determined on a Combined basis in accordance with GAAP.

     1.120 "Stock Pledge Agreement" means that certain Stock Pledge Agreement in the form of Exhibit H hereto, dated as of the date of this Agreement, between Group Financial and the Agent Bank, for the benefit of the Banks.

     1.121 "Subsidiary" means (i) any corporation of which more than 50% of the outstanding Voting Stock is at the time owned by a Borrower or by one or more of its Subsidiaries, and (ii) any Person controlled by a Borrower or by one or more of its Subsidiaries, whether by virtue of voting interest, other beneficial interest or by voting agreement, contract, proxy or otherwise.

     1.122 "Swing Line Commitment Period" means the period from the Closing Date through the Swing Line Commitment Termination Date.

     1.123 "Swing Line Credit Subfacility" means the sums advanced or to be advanced by the Agent Bank as described in Section 2.6 hereof.

     1.124 "Swing Line Loan" means advances of principal of the Swing Line Credit Subfacility made by the Agent Bank to the Borrowers from time to time pursuant to, and subject to the terms and conditions set forth in, this Loan Agreement for the other purposes described in Section 2.6 hereof.

     1.125 "Swing Line Commitment Termination Date" means the same date as the Revolving Loan Commitment Termination Date.

     1.126 "Swing Line Usage" means, as at any date of determination thereof, the sum of the maximum aggregate principal amount of all outstanding Swing Line Loans, which amount shall never exceed Three Million Dollars ($3,000,000).

     1.127 "Tangible Net Worth" means, as at any date on which the amount thereof shall be determined, the Net Worth of the Borrowers as determined in accordance with GAAP, minus the value of any intangible assets, including, without limitation, organization expenses, patents, trademarks, copyrights, goodwill, research and development, training cost and unamortized debt discount.

     1.128 "Tax" or "Taxes" means any present or future tax, levy, impost, duty, charge, governmental fee, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed; provided that "Tax on the overall net income" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of any Bank, its lending office) is located on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

     1.129 "Tax Transferee" means any Person who acquires any interest in the Revolving Credit Loans (whether or not by operation of law) or the office to which any Bank has transferred its Revolving Credit Loans for purposes of determining where such Bank's Revolving Credit Loans are made, accounted for or booked.

     1.130  "Term Loan Maturity Date" means September 30, 2002.

     1.131 "Term Loan Pro Rata Shares" means, with respect to each Bank's share of the Term Loans, the percentage set forth opposite that Bank's name on
Schedule 3.1 annexed hereto; provided that Schedule 3.1 shall be amended and each Bank's Term Loan Pro Rata Share shall be adjusted from time to time to give effect to the addition or removal of any Bank as provided herein or by assignment pursuant to Section 12 hereof.

     1.132 "Term Loans" means the term loans in the principal amount of up to Fifteen Million Dollars ($15,000,000.00) made by the Banks to the Borrowers pursuant to this Loan Agreement.

     1.133 "Term Notes" means, collectively, that certain Amended and Restated Term Promissory Note of even date herewith, made by the Borrower, payable to the order of Bank One, and in the face principal amount of Fifteen Million Dollars ($15,000,000.00), a form of which is annexed hereto as Exhibit B-1, as the same may hereafter be amended, modified, renewed, replaced and/or restated from time to time and any other term promissory note executed by the Borrowers in connection with this Loan Agreement.

     1.134 "Total Utilization of Revolving Loan Commitments" means, as at any date of determination thereof, the sum of (i) the aggregate principal amount of all outstanding Revolving Credit Loans, (ii) the Letter of Credit Usage and
(iii) the Swing Line Usage.

     1.135 "TT Mortgage" means the Mortgage dated as of the date hereof entered into between the Agent Bank and TT, for the benefit of the Banks, with respect to TT's fee simple interest in the TT Real Property, as the same may be hereafter amended, modified, renewed, replaced, and/or restated from time to time, whether entered into as of the Closing Date, or subsequent thereto.

     1.136 "TT Real Property" means the real property and improvements owned by TT and located in Louisville, Kentucky.

     1.137 "Uniform Commercial Code" means the Uniform Commercial Code in effect in the Commonwealth of Kentucky, currently codified as KRS 355.101 et seq.

     1.138 "Voting Stock" means the shares of capital stock or other securities of the Borrowers entitled to vote generally in the election of the directors of the Borrowers.

     1.139  Accounting Terms and Financial Information.

            A. Accounting Terms. For purposes of this Loan Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent Bank hereunder shall (unless otherwise disclosed to the Agent Bank in writing at the time of delivery thereof in the manner described in paragraph B of this Section) be prepared in accordance with GAAP applied on a basis consistent with GAAP as applied in the preparation of the latest financial statements furnished to the Agent Bank hereunder.

            B. Accounting Variances. Group Financial, for itself and the other Borrowers, shall deliver to the Agent Bank at the same time as the delivery of any annual or quarterly financial statement under Section 7.3 hereof, (i) a description in reasonable detail of any variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements (which variation materially affects the presentation of the financial position or results of operations of the Borrowers on a Combined basis in accordance with GAAP) and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

     1.140  Other Definitional Provisions. Any reference in this Loan Agreement
(i) to a Section, an Annex, a Schedule or an Exhibit is a reference to a section hereof, an annex hereto, a schedule hereto or an exhibit hereto, respectively; and (ii) to a subsection or a clause is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears. In this Loan Agreement the singular includes the plural and the plural the singular; "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Loan

Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, supplements, assignments and other modifications thereto, but only to the extent such modifications are not prohibited by the terms of this Loan Agree ment, and references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons.


                                   SECTION 2
                           REVOLVING CREDIT FACILITY
                           -------------------------

     Subject to the terms and conditions of this Loan Agreement, the Banks hereby establish the Revolving Credit Facility in favor of the Borrowers in the principal amount of Thirty Million Dollars ($30,000,000). Pursuant to the Revolving Credit Facility, the Borrowers may obtain Revolving Credit Loans and/or Letters of Credit pursuant to, and subject to the terms and conditions set forth in, this Loan Agreement for the purposes set forth in Sections 2.5A and 2.7 hereof. The Revolving Credit Facility is subject to the following terms and conditions:

     2.1  Revolving Loan Commitments, Revolving Credit Loans.

          A. Revolving Loan Commitments. Each Bank severally agrees, subject to the limitations set forth below with respect to the maximum amount of Revolving Credit Loans permitted to be outstanding from time to time, to lend to the Borrowers from time to time during the period from the Closing Date to but excluding the Revolving Loan Commitment Termination Date an aggregate amount not exceeding its Revolving Credit Facility Pro Rata Share of the aggregate Revolving Loan Commitments. The amount of each Bank's Revolving Loan Commitment is set forth opposite its name on Schedule 2.1 annexed to this Loan Agreement and the aggregate amount of the Revolving Loan Commitments is Thirty Million Dollars ($30,000,000); provided, the amount of the Revolving Loan Commitments shall be reduced from time to time by the amount of any voluntary reductions that are allowed to be made pursuant to Section 2.4D hereof (it being understood that all references to the Revolving Loan Commitments of the Banks set forth in this Loan Agreement shall mean the initial Revolving Loan Commitments of the Banks set forth on Schedule 2.1 annexed to this Loan Agreement, as reduced by any voluntary reductions of the Revolving Loan Commitments effected by the Borrowers pursuant to Section 2.4D of the Loan Agreement). Each Bank's Revolving Loan Commitment shall expire on the Revolving Loan Commitment Termination Date and all Revolving Credit Loans shall be paid in full no later than that date. Amounts borrowed under this Section 2.lA may be repaid and reborrowed to but excluding the Revolving Loan Commitment Termination Date, subject to the provisions of Section 2.4C hereof.

     Anything contained in this Loan Agreement to the contrary notwithstanding, the Revolving Credit Loans and the Revolving Loan Commitments shall be subject to the following limitations:

               (i) The Letter of Credit Subfacility is a sublimit under the Revolving Credit Facility. The amount otherwise available for borrowing under the Revolving Loan Commitments as of the time of determination thereof (other than to reimburse the Agent Bank for the amount of any drawings under any Letters of Credit honored by the Agent Bank and not theretofore reimbursed by the Borrowers) shall be reduced by an amount equal to the Letter of Credit Usage as of such time of determination;

               (ii) The Swing Line Credit Subfacility is a sublimit under the Revolving Credit Facility. The amount otherwise available for borrowing under the Revolving Loan Commitments as of the time of determination thereof shall be reduced by an amount equal to the Swing Line Usage; and

               (iii) The Total Utilization of Revolving Loan Commitments shall not exceed the then-applicable aggregate Revolving Loan Commitments; and

               (iv) The Borrowers shall not be entitled to obtain any Revolving Credit Loan to the extent that the making of the Revolving Credit Loan would cause the Total Utilization of Revolving Loan Commitments to exceed the Borrowing Base during such periods to which the Borrowing Base applies pursuant to Section 7.3A of this Agreement.

          B. Term of Revolving Loan Commitments. The Revolving Loan Commitments shall become effective immediately as of the Closing Date, and as of the Closing Date, the Borrowers may obtain Revolving Credit Loans Credit subject to the terms and conditions contained herein. The Revolving Loan Commitments shall continue in effect until the Revolving Loan Commitment Termination Date, unless sooner terminated (i) by the Banks upon the occurrence and during the continuation of an Event of Default, or (ii) by the Borrowers upon a voluntary reduction in all of the Revolving Loan Commitments, pursuant to Section 2.4D hereof. The Revolving Loan Commitment Termination Date may only be extended by the unanimous written consent of all of the Banks in their sole and absolute discretion. If any Bank elects not to extend the Revolving Loan Commitment Termination Date, such Bank shall notify the Borrowers and the other Banks thereof. In the event any Bank elects not to extend the Revolving Loan Commitment Termination Date, the Revolving Loan Commitments shall terminate, and the entire unpaid principal balance of and all accrued and unpaid interest on the Revolving Credit Loans, the Swing Line Loans and the Letters of Credit shall be respectively due and payable in full to the Banks on the Revolving Loan Commitment Termination Date, subject at all times to the Banks' absolute right to terminate the Revolving Loan Commitments upon the occurrence and during the continuation of an Event of Default. Upon termination of the Revolving Loan Commitments by the Banks upon the occurrence and during the continuation of an Event of Default, or by the Borrowers at any time in their sole and absolute discretion, the entire unpaid principal balance of and all accrued and unpaid interest on the Revolving Credit Loans the Swing Line Loans and the Letters of Credit shall be respectively due and payable in full to the Banks. The termination of the Revolving Loan Commitments, for whatever reason, shall not in any way release or relieve the Borrowers from their obligations incurred hereunder or in connection herewith or under the Revolving Credit Notes, the Applications and Agreements For Letters of Credit, the Term Notes or the other Loan Documents and the provisions hereof and of the Revolving Credit Notes, the Applications and Agreements For Letters of Credit, the Term Notes and the other Loan Documents shall continue in full force and effect until the Revolving Credit Notes, the Applications and Agreements For Letters of Credit, the Term Notes, and all other Obligations have been respectively paid in full to the Banks. In the event the Borrowers terminate the Revolving Loan Commitments, pursuant to Section 2.4C hereof, the Borrowers shall be obligated to pay the Revolving Credit Notes, the Applications and Agreements For Letters of Credit, the Term Notes and all other Obligations in full to the Banks, respectively.

          C. Borrowing Mechanics For Revolving Credit Loans Made to the Borrowers. Revolving Credit Loans (excluding Swing Line Loans under the Swing Line Credit Subfacility discussed in Section 2.6 hereof) made to the Borrowers on any Funding Date shall be in an aggregate minimum amount of (i) Five Hundred Thousand Dollars ($500,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount in the case of Base Rate Loans, and
(ii) One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount in the case of LIBOR Loans. Whenever the Borrowers desire that the Banks make a Revolving Credit Loan to the Borrowers, BT, acting as agent for all of the Borrowers, shall deliver to the Agent Bank a Request For Revolving Credit Loan no later than 12:00 noon (Louisville, Kentucky time) at least three (3) Business Days in advance of the proposed Funding Date in the case of a LIBOR Loan and on the proposed Funding Date in the case of a Base Rate Loan. The Request For Revolving Credit Loan shall be in the form of Exhibit E annexed hereto and shall specify (i) the proposed Funding Date, (ii) the amount of the Revolving Credit Loan, (iii) whether the Revolving Credit Loan shall be a Base Rate Loan or a LIBOR Loan,
(iv) in the case of any Revolving Credit Loan requested to be made as a LIBOR Loan, the initial Interest Period applicable thereto, and (v) that the amount of the proposed Revolving Credit Loan will not (a) cause the Total Utilization of Revolving Loan Commitments to exceed the aggregate Revolving Loan Commitments. Revolving Credit Loans made to the Borrowers may be continued as or converted into Base Rate Loans or LIBOR Loans in the manner provided in Section 2.2D hereof. In lieu of delivering the above described Request For Revolving Credit Loan, BT, acting as agent for all of the Borrowers, may give the Agent Bank telephonic notice by the required time of the requested Revolving Credit Loan under this Section 2.lC; provided that such notice shall be promptly confirmed in writing by delivery of a Request For Revolving Credit Loan to the Agent Bank on or before the applicable Funding Date.

     No Bank shall incur any liability to the Borrowers in acting upon any telephonic notice referred to above which the Agent Bank believes in good faith to have been given by a duly Authorized Officer or other Person authorized to borrow on behalf of the Borrowers or for otherwise acting in good faith under this Section 2.lC and, upon funding of any Revolving Credit Loan by the Banks in accordance with this Loan Agreement pursuant to any telephonic notice, the Borrowers shall have effected such Revolving Credit Loan hereunder. The Borrowers agree that the Agent Bank and the Banks are entitled to rely upon any Request for Revolving Credit Loan submitted to the Agent Bank by BT, the same as if the Request for Revolving Credit Loan had been executed by each of the other Borrowers, unless and until the other Borrowers have notified the Agent Bank and the Banks in writing pursuant to Section 15 hereof that BT is no longer authorized to act as agent for and behalf of the other Borrowers.

     Except as provided in Sections 4.2, 4.3 and 4.7 hereof, a Request For Revolving Credit Loan for a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrowers shall be bound to obtain the LIBOR Loan in accordance therewith.

          D. Disbursement of Revolving Credit Loans to the Borrowers. All Revolving Credit Loans made to the Borrowers under this Loan Agreement shall be made by the Banks simultaneously and proportionately in accordance with their respective Revolving Credit Facility Pro Rata Shares, it being understood that no Bank shall be responsible for any default by the other Bank in funding its Revolving Credit Facility Pro Rata Share of a Revolving Credit Loan requested hereunder by the Borrowers, nor shall the Revolving Loan Commitment of any Bank be increased or decreased as a result of the default by the other Bank in funding its Revolving Credit Facility Pro Rata Share of a Revolving Credit Loan requested hereunder by the Borrowers. Each Bank shall make its Revolving Credit Facility Pro Rata Share of each Revolving Credit Loan to be made to the Borrowers available to the Agent Bank, in same day funds, at the office of the Agent Bank located at 416 West Jefferson Street, Louisville, Kentucky not later than 1:00 P.M. (Louisville, Kentucky time) on the Funding Date. Except with respect to the reimbursement to the Agent Bank for a drawing under a Letter of Credit issued by the Agent Bank as provided in Section 2.7 hereof, upon satisfaction or waiver of the conditions precedent specified in Section 5.1 in the case of the initial Revolving Credit Loan on the initial Funding Date and
Section 5.2 in the case of a Revolving Credit Loan on any subsequent Funding Date, the Agent Bank shall make the proceeds of each Revolving Credit Loan requested by BT, acting as agent for all of the Borrowers, available to the Borrowers on the Funding Date by causing an amount of same day funds equal to the proceeds of the Banks' respective Revolving Credit Facility Pro Rata Shares of such Revolving Credit Loan received by the Agent Bank at its office located at the address set forth in the preceding sentence to be credited to the Borrowers' Loan Account maintained at such office of the Agent Bank or wired to an account designated by BT, acting as agent for all of the Borrowers. All Revolving Credit Loans shall be respectively paid in full to the Banks on the Revolving Loan Commitment Termination Date.

     Nothing in this Section 2.1D shall be deemed to relieve any Bank from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that the Borrowers may have against any Bank as a result of any default by such Bank hereunder.

          E. Records. Each Bank shall record the Revolving Credit Loans made to the Borrowers from time to time and each repayment or prepayment in respect of the principal amount of such Revolving Credit Loans in the Bank's electronic records. Any such recordation in accordance with the terms of this Loan Agreement shall be conclusive and binding on the Borrowers absent manifest error; provided, the failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligation to repay all Revolving Credit Loans to the Banks in accordance with this Loan Agreement and the Revolving Credit Notes.

          F.   Borrowers' Loan Accounts.

               (i) Each Bank shall enter all Revolving Credit Loans made to the Borrowers as debits in the Borrowers' Loan Account maintained with such Bank. Each Bank shall also record in the Borrowers' Loan Account maintained with such Bank in accordance with customary accounting practice all other charges, expenses and other items properly chargeable to the Borrowers; all payments made by the Borrowers on account of the Revolving Credit Loans made by such Bank; and other appropriate debits and credits. The debit balance of the Borrowers' Loan Account maintained with such Bank shall reflect the unpaid principal balance of the Revolving Credit Loans from time to time maintained with such Bank. At least once each month the Agent Bank shall render a statement of account for the Borrowers' Loan Account maintained with the Agent Bank and the other Banks, which statement shall be considered correct and accepted by the Borrowers and conclusively binding upon the Borrowers in the absence of manifest error unless the Borrowers notify the Agent Bank to the contrary within thirty (30) days from the receipt of said statement by the Borrowers.

               (ii) Any and all principal, interest, charges and expenses, attorneys' fees and taxes now or hereafter due and owing under the Revolving Credit Notes and any of the other Loan Documents may be charged to any deposit account of the Borrowers with a Bank or to the Borrowers' Loan Account maintained with such Bank.

     2.2  Interest on the Revolving Credit Loans.

          A.   Rates of Interest. Subject to the provisions of Section 2.2E,
Section 4 and Section 14 hereof, each Revolving Credit Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the (i) Base Rate or (ii) the LIBOR plus the Applicable LIBOR Margin, as the case may be. The applicable interest rate mode with respect to Revolving Credit Loans shall be selected by the Borrowers initially at the time a Request For Revolving Credit Loan is delivered to the Agent Bank pursuant to Section 2.1C hereof. The interest rate with respect to any Revolving Credit Loan may be changed by the Borrowers from time to time pursuant to Section 2.2D hereof. If on any day a Revolving Credit Loan is outstanding with respect to which notice has not been delivered to the Agent Bank or the Banks in accordance with the terms of this Loan Agreement specifying the applicable interest rate, then, for that day, that Revolving Credit Loan shall bear interest at the Base Rate.

     Subject to the provisions of Section 2.2E, Section 4 and Section 14 hereof, Revolving Credit Loans shall bear interest through maturity as follows:

               (i)   if a Base Rate Loan, at a rate equal to the Base Rate.

               (ii) if a LIBOR Loan, (a) from the Closing Date through and until the first Business Day of the month that follows the month in which the Agent Bank has received Borrowers' financial statements for the period ending March 31, 1998, at a rate per annum equal to the sum of the LIBOR plus 1.50%, and (b) thereafter at a rate per annum equal to the sum of the LIBOR plus the Applicable LIBOR Margin; provided that, on each Date of Determination, commencing with the first Date of Determination to occur after the Closing Date, the Applicable LIBOR Margin in effect for the Pricing Period commencing on such Date of Determination and continuing for the term of the Pricing Period that begins on such Date of Determination shall be the Applicable LIBOR Margin corresponding to the Pricing Level in effect for such Pricing Period, as follows:

-------------------------------------------------------------------------------------------------
                                             Funded Debt                              Applicable
     Pricing Level                            to EBITDA                              LIBOR Margin
     -------------                            ---------                              ------------
-------------------------------------------------------------------------------------------------
     Pricing Level I      Greater or equal 0.00, but Less than or equal .99                0.625%
-------------------------------------------------------------------------------------------------
     Pricing Level II     Greater or equal 1.00, but Less than or equal 1.49               0.75
-------------------------------------------------------------------------------------------------
     Pricing Level III    Greater or equal 1.50, but Less than or equal 1.74               1.00
-------------------------------------------------------------------------------------------------
     Pricing Level IV     Greater or equal 1.75, but Less than or equal 1.99               1.25
-------------------------------------------------------------------------------------------------
     Pricing Level V      Greater or equal 2.00, but Less than or equal 2.24               1.50
-------------------------------------------------------------------------------------------------
     Pricing Level VI     Greater or equal 2.25, but Less than or equal 2.49               1.75
-------------------------------------------------------------------------------------------------
     Pricing Level VII    Greater or equal 2.50, but Less than or equal 2.99               2.25
-------------------------------------------------------------------------------------------------


          Notwithstanding anything in the foregoing to the contrary, if any Compliance Certificate (the form of which is included as Exhibit G) delivered by the Borrowers demonstrating the appropriate Pricing Level shall prove to be incorrect (as determined by reference to a subsequent Compliance Certificate, then such Compliance Certificate shall no longer be in effect. In such event, the Agent Bank shall calculate the difference between the amount of interest actually paid by the Borrowers on LIBOR Loans on the basis of such incorrect Compliance Certificate and the amount of interest which would have been due on such LIBOR Loans had such incorrect Compliance Certificate not been delivered, and shall forward to the Borrowers a statement setting forth the amount of the difference and the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrowers shall pay such amount to the Agent Bank for the benefit of the Banks within three (3) Business Days of such notice.

               B. Interest Periods for LIBOR Loans. In connection with each LIBOR Loan, the Borrowers may, pursuant to the applicable Request For Revolving Credit Loan, select the Interest Period to be applicable to such LIBOR Loan, which Interest Period shall be at the Borrowers' option either a one, two, three or six month period. The following provisions are applicable to Interest Periods generally:

               (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such LIBOR Loan, in the case of a Revolving Credit Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Revolving Credit Loan converted to a LIBOR Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

               (iv) any Interest Period of a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this Section 2.2B, end on the last Business Day of a calendar month;

               (v) in the event the Borrowers fail to specify an Interest Period with respect to a LIBOR Loan in the applicable Request For Revolving Credit Loan or Notice of Conversion/Continuation, the Borrowers shall be deemed to have selected an Interest Period of one month; and

               (vi) no Interest Period shall extend beyond the Revolving Loan Commitment Termination Date.

               C. Interest Payments. Subject to the provisions of Section 2.2E hereof, interest shall be payable on the Revolving Credit Loans as follows:

               (i) interest on each Base Rate Loan shall be payable in arrears on and to the last day of each calendar quarter, and at maturity (including final maturity); and

               (ii) interest on each LIBOR Loan shall be payable in arrears on and to the ninetieth (90th) day during each Interest Period applicable to that LIBOR Loan, the last day of each Interest Period applicable to that LIBOR Loan, and upon any prepayment or repayment of that LIBOR Loan (to the extent accrued on the amount being prepaid or repaid) and at maturity (including final maturity).

               D. Conversion or Continuation of Interest Rate Modes. Subject to the provisions of Section 2.4 hereof, the Borrowers shall have the option
     (i) at any time to convert all or any part of outstanding Revolving Credit Loans bearing interest as Base Rate Loans to Revolving Credit Loans bearing interest as LIBOR Loans; and (ii) upon the expiration of any Interest Period applicable to a Revolving Credit Loan bearing interest as a LIBOR Loan, (a) to continue all or any portion of such Loan as a LIBOR Loan, with the succeeding Interest Period of such continued LIBOR Loan to commence on the most recent Interest Payment Date thereof or (b) to convert all or any part of such Loan to a Base Rate Loan.

          BT, acting as agent for all of the Borrowers, shall deliver a Notice of Conversion/Continuation to the Agent Bank no later than 12:00 noon (Louisville, Kentucky time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/ Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Revolving Credit Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or continuation of, a LIBOR Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Loan or a Base Rate Loan, that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, BT, acting as agent for the Borrowers, may give the Agent Bank telephonic notice by the required time of any proposed conversion/continuation under this section 2.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Agent Bank on or before the proposed conversion/continuation date.

          The Banks shall not incur any liability to the Borrowers in acting upon any telephonic notice referred to above that the Agent Bank believes in good faith to have been given by a duly Authorized Officer or other Person authorized to act on behalf of the Borrowers or for otherwise acting in good faith under this Section 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Revolving Credit Loans in accordance with this Loan Agreement pursuant to any such telephonic notice, the Borrowers shall have effected a conversion or continuation, as the case may be, hereunder. The Borrowers agree that the Agent Bank and the Banks are entitled to rely upon any Notice of Conversion/Continuation submitted to the Agent Bank by BT, the same as if the Notice of Conversion/Continuation had been executed by each of the other Borrowers, unless and until the other Borrowers have notified the Agent Bank and the Banks in writing pursuant to Section 15 hereof that BT is no longer authorized to act as agent for and behalf of the other Borrowers.

          Except as otherwise provided in Sections 4.2, 4.3 and 4.7 hereof, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date and the Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

               E. Post-Maturity Interest. Any principal payments on the Revolving Credit Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Revolving Credit Loans or any fees or other amounts owed by the Borrowers hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate equal to the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Banks.

               F. Computation of Interest. Interest on Revolving Credit Loans bearing interest as LIBOR Loans shall be computed on the basis of a 360-day year, and interest on Revolving Credit Loans bearing interest as Base Rate Loans shall be computed on the basis of an actual 365 or 366-day year, as applicable, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Credit Loan, the date of the making of such Revolving Credit Loan or the first day of an Interest Period applicable to such Revolving Credit Loan, as the case may be, shall be included, and the date of payment of such Revolving Credit Loan or the expiration date of an Interest Period applicable to such Revolving Credit Loan or, with respect to a Revolving Credit Loan being converted to a LIBOR Loan or a Base Rate Loan, the date of conversion of such Revolving Credit Loan to such LIBOR Loan or a Base Rate Loan shall be excluded; provided that if a Revolving Credit Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Credit Loan.

               G. Limitation on LIBOR Loan Tranches. At no time shall the number of Revolving Credit Loans bearing interest as LIBOR Loans outstanding at any time outstanding exceed ten (10) in the aggregate.

          2.3  Fees.
               ----

               A.  Commitment Fees.
                   ---------------

                   (i) The Borrowers agree to pay to the Agent Bank, for the benefit of the Banks in proportion to their respective Revolving Credit Facility Pro Rata Shares, commitment fees (the "Revolving Credit Facility Commitment Fees") for the period from and including the Closing Date to and excluding the Revolving Loan Commitment Termination Date, equal to the average of the daily excess of the Revolving Loan Commitments (as they may be reduced pursuant to Sections 2.4C hereof) over the aggregate outstanding principal amount of Revolving Credit Loans, Swing Line Loans and the Letter of Credit Usage multiplied by the Applicable Commitment Fee Percentage set forth below; provided that, on each Date of

     Determination, commencing with the first Date of Determination to occur after the Closing Date, the Applicable Commitment Fee Percentage in effect for the Pricing Period commencing on such Date of Determination and continuing for the term of the Pricing Period that begins on such Date of Determination shall be the Applicable Commitment Fee Percentage corresponding to the Pricing Level in effect for such Pricing Period, as follows:

-------------------------------------------------------------------------------------------------
                                                                                     Applicable
                                             Funded Debt                           Commitment Fee
     Pricing Level                            to EBITDA                              Percentage
     -------------                            ---------                             ------------
-------------------------------------------------------------------------------------------------
     Pricing Level I      Greater or equal 0.00, but Less than or equal  .99           0.15%
-------------------------------------------------------------------------------------------------
     Pricing Level II     Greater or equal 1.00, but Less than or equal 1.49           0.20
-------------------------------------------------------------------------------------------------
     Pricing Level III    Greater or equal 1.50, but Less than or equal 1.74           0.225
-------------------------------------------------------------------------------------------------
     Pricing Level IV     Greater or equal 1.75, but Less than or equal 1.99           0.25
-------------------------------------------------------------------------------------------------
     Pricing Level V      Greater or equal 2.00, but Less than or equal 2.24           0.30
-------------------------------------------------------------------------------------------------
     Pricing Level VI     Greater or equal 2.25, but Less than or equal 2.49           0.30
-------------------------------------------------------------------------------------------------
     Pricing Level VII    Greater or equal 2.50, but Less than or equal 2.99           0.35
-------------------------------------------------------------------------------------------------

     The Revolving Credit Facility Commitment Fees shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, and on the Revolving Loan Commitment Termination Date. The Borrowers shall have no liability to any Bank for any Revolving Credit Facility Commitment Fees paid to the Agent Bank which the Agent Bank does not properly remit to such Bank, and such Bank's sole remedy in respect thereof shall be against the Agent Bank.

               (ii) Notwithstanding anything in the foregoing to the contrary, if any Compliance Certificate (the form of which is attached hereto as Exhibit G) delivered by the Borrowers demonstrating the appropriate Pricing Level shall prove to be incorrect (as determined by reference to a subsequent Compliance Certificate), such Compliance Certificate shall no longer be in effect, and the Agent Bank shall notify the Borrowers of such incorrectness and shall calculate the difference between the amount of the Revolving Credit Facility Commitment Fees actually paid by the Borrowers on the basis of such incorrect Compliance Certificate and the amount of Revolving Credit Facility Commitment Fees which would have been due had such incorrect Compliance Certificate not been delivered. The Agent Bank shall notify the Borrowers of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrowers shall pay such amount to the Agent Bank for the benefit of the Banks within three (3) Business Days of such notice.

               B. Other Fees and Expenses. The Borrowers agree to pay to the Agent Bank such fees for serving as the Agent Bank hereunder in the amounts and at the times agreed to in writing between the Borrowers and the Agent Bank, as well as any other fees agreed to in writing between the Borrowers and the Agent Bank. The Borrowers also agree to pay to the Agent Bank on the Closing Date the reasonable fees and expenses of the Agent Bank's counsel in negotiating, drafting and closing this Loan Agreement, the Loan Documents and related documents.


           2.4 Prepayments and Payments; Reductions in Revolving Loan
               ------------------------------------------------------
     Commitments.
     -----------

               A. Voluntary Prepayments. The Borrowers may, upon not less than one (1) Business Day prior written or telephonic notice confirmed in writing to the Agent Bank, at any time and from time to time, prepay any Revolving Credit Loans (other than Swing Line Loans, which are discussed in
     Section 2.6 hereof) in whole or in part in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000) and integral multiples of Twenty Five Thousand Dollars ($25,000) in excess of that amount; provided however that in the event that the Borrowers prepay a LIBOR Loan pursuant to this
     Section 2.4A on a date that is other than the expiration date of the Interest Period applicable thereto, the Borrowers shall compensate the Banks in accordance with the provisions of Section 4.4 hereof. If the Borrowers have given notice of prepayment as aforesaid, the principal amount of the Revolving Credit Loans specified in such notice shall become due and payable on the prepayment date specified therein. All prepayments of principal of the Revolving Credit Loans shall be accompanied by the payment of accrued interest on the principal amount being prepaid and shall be applied to the payment of interest before application to principal. All prepayments of the Revolving Credit Loans shall be applied first to Base Rate Loans to the full extent thereof and then shall be applied to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 4.4 hereof.

               B. Mandatory Prepayments. To the extent that the Borrowers have engaged in a sale of assets which results in the requirement of a mandatory prepayment pursuant to Section 8.1 hereof, with the result that all of the then outstanding principal balance of the Term Loans has been reduced to $0 pursuant to Section 3.3B hereof, 75% of the balance (if any) remaining from the proceeds of sale of assets after reduction of the principal balance of the Term Loans to $0 shall be applied to reduce the outstanding principal balance of the Revolving Credit Loans. Any such mandatory prepayment of the Revolving Credit Loans shall not reduce the Revolving Loan Commitments.

               C.   General Provisions Regarding Payments.
                    -------------------------------------

               (i) Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Revolving Credit Notes by the Borrowers shall be made without defense, setoff and counterclaim and in same day funds and delivered to the Agent Bank not later than 12:00 noon (Louisville, Kentucky time) on the date due at its office located in Louisville, Kentucky; funds received by the Agent Bank after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

               (ii) Payments on Business Days. Whenever any payment to be made hereunder or under the Revolving Credit Notes shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day (unless no further Business Day occurs in such month, in which case payment shall be made on the next preceding Business
     Day) and such extension or reduction of time shall be included in the computation of the payment of interest hereunder or under the Revolving Credit Notes or of the Revolving Credit Facility Commitment Fees, as the case may be.

               D. Voluntary Reduction of Revolving Loan Commitments. The Borrowers shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Loan Commitments. The Borrowers shall give not less than five (5) Business Days' prior written notice to the Agent Bank designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction of the Revolving Loan Commitments. Such termination or partial reduction of the Revolving Loan Commitments shall be effective on the date specified in the Borrowers' notice and shall reduce the Revolving Loan Commitment of each Bank in proportion to its Revolving Credit Facility Pro Rata Share. Any such partial reduction of the Revolving Loan Commitments shall be in a minimum amount of One Million Dollars ($1,000,000) and integral multiples of One Hundred Thousand Dollars ($100,000) in excess of that amount.

           2.5 Use of Proceeds.
               ---------------

               A. Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be used by the Borrowers to purchase the assets of the Government Services Division of Datatape, Inc., to finance working capital requirements and to finance general corporate purposes of the Borrowers.

               B. Margin Regulations. No portion of the proceeds of any Revolving Credit Loans under this Loan Agreement shall be used by the Borrowers in any manner which might cause the making of the Revolving Credit Loans or the application of the proceeds thereof to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the securities and Exchange Act of 1934, in each case as in effect on the date or dates of the making of any such Revolving Credit Loan and such use of the proceeds thereof. If requested by the Banks, the Borrowers shall execute and deliver to the Banks a completed Federal Reserve Form U-1.

           2.6 Swing Line Credit Subfacility. Subject to the terms and conditions of this Loan Agreement, the Agent Bank hereby agrees to make Swing Line Loans to the Borrowers under the Swing Line Credit Subfacility.

               A. Swing Line Credit Subfacility. From the date hereof throughout the Swing Line Commitment Period, and subject to the terms, conditions and other provisions of this Agreement, the Agent Bank agrees to make Swing Line Loans to the Borrowers from time to time in a total amount not exceeding Three Million Dollars ($3,000,000) in amounts of One Hundred Thousand Dollars ($100,000) and integral multiples of Five Thousand Dollars ($5,000) in excess thereof. The Swing Line Credit Subfacility is established for the administrative convenience of the Borrowers, the Agent Bank and the Banks. During the Swing Line Commitment Period the Borrowers may borrow and repay advances under the Swing Line Credit Subfacility in whole or in part, and reborrow all in accordance with the terms, conditions
     and other provisions of this Agreement.   The making of each Swing Line
     Loan shall be subject to the further provisions of this Section 2.6, and shall be subject to all of the conditions of lending stated in Section 5.2 being fulfilled at the time of each Swing Line Loan, and provided further that each Swing Line Loan shall be on the terms and subject to the conditions hereinafter stated.

               (i) Interest. Swing Line Loans shall bear interest (calculated on the basis that an entire year's interest is earned in 365 or 366 days as the case may be) from the date of each such Swing Line Loan until repaid at an annual rate equal to the Base Rate. After maturity, whether by acceleration or scheduled maturity, until paid in full, or when and so long as there shall exist any uncured Event of Default, Swing Line Loans shall bear interest at the applicable

     Default Rate. Interest shall be due and payable to the Agent Bank at the end of each calendar quarter following receipt of a statement from the Agent Bank and on the Swing Line Commitment Termination Date.

               (ii) Principal. The Borrowers shall pay all principal of all then outstanding Swing Line Loans in excess of $500,000 before the end of each Friday of each week. To the extent that the Borrowers fail to repay such amount by such date, the Agent Bank shall convert the outstanding principal balance of such Swing Line Loans in excess of $500,000 to a Revolving Credit Loan, to be payable on the dates and in the manner set forth in
     Article II hereof and to bear interest as follows: (i) if the aggregate outstanding balance of the Swing Line Loans being converted to a Revolving Credit Loan is greater than $500,000 but less than $1,000,000, such Revolving Credit Loan shall bear interest as a Base Rate Loan and (ii) if the aggregate outstanding balance of the Swing Line Loans being converted to a Revolving Credit Loan is greater than $1,000,000, such Revolving Credit Loan shall bear interest as a Base Rate Loan or, at the Borrower's option, as a LIBOR Loan. The Borrowers shall pay the Agent Bank the outstanding principal balance of all Swing Line Loans on the Swing Line Commitment Termination Date.

               (iii) Conditions for Swing Line Loans. So long as no Event of Default shall have occurred and be continuing, during the Swing Line Commitment Period, the Borrowers may borrow, repay and reborrow under the Swing Line Credit Subfacility on any Business Day, subject to the terms, conditions and other provisions of this Agreement. The making of Swing Line Loans will be conditioned upon receipt by the Agent Bank from the BT, as agent for the Borrowers, of a Request for Swing Line Loan by 12:00 noon Louisville, Kentucky, time on the Business Day of the requested Swing Line Loan. Notwithstanding the foregoing, the Agent Bank may, in its sole discretion, accept an oral or written request made on behalf of the Borrowers by an Authorized Officer by telephone, telex, facsimile or some other form of written electronic communication, in which case the Agent Bank shall be entitled to rely on any such oral or written request received by the Agent Bank in good faith from anyone reasonably believed by the Agent Bank to be an Authorized Officer. BT, as agent for the Borrowers, shall promptly confirm any such communication by delivery of a Request for Swing Line Loan upon request of the Agent Bank. Disbursements of, and payments of principal, with respect to Swing Line Loans may be evidenced by notations of the Agent Bank in its electronic data processing equipment. The aggregate amount of all disbursements of Swing Line Loans made and shown on the Agent Bank's electronic data processing equipment, over all of the payments of principal made by the Borrowers and recorded on the Agent Bank's electronic data processing equipment shall be prima facie evidence of the outstanding principal balance due under the Swing Line Credit Subfacility.

          The Borrowers agree that the Agent Bank and the Banks are entitled to rely upon any Request for Swing Line Loan submitted to the Agent Bank by BT, the same as if the Request for Swing Line Loan had been executed by each of the other Borrowers, unless and until the other Borrowers have notified the Agent Bank and the Banks in writing pursuant to Section 15 hereof that BT is no longer authorized to act as agent for and behalf of the other Borrowers.

               (v) General Provisions Regarding Payments.
                   -------------------------------------

               (a) Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Swing Line Credit Subfacility by the Borrowers shall be made without defense, setoff and counterclaim and in same day funds and delivered to the Agent Bank not later than 12:00 noon (Louisville, Kentucky time) on the due date therefor at its office located in Louisville, Kentucky; funds received by the Agent Bank after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

               (b) Payments on Business Days. Whenever any payment to be made hereunder or under the Swing Line Credit Subfacility shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day (unless no further Business Day occurs in such month, in which case payment shall be made on the next preceding Business
     Day) and such extension or reduction of time shall be included in the computation of the payment of interest hereunder or under the Swing Line Credit Subfacility.

               (vi) Voluntary Reduction of Swing Line Loan Commitment. The Borrowers shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Swing Line Loan Commitment. BT, on behalf of the Borrowers, shall give not less than five (5) Business Days' prior written notice to the Agent Bank designating the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction of the Swing Line Loan Commitment. Such termination or partial reduction of the Swing Line Loan Commitment shall be effective on the date specified in the Borrowers' notice. Any such partial reduction of the Swing Line Loan Commitment shall be in a minimum amount of One Hundred Thousand Dollars ($100,000).

               (vii) Other Banks. Swing Line Loans will be made by the Agent Bank, in its individual capacity. Upon a request to reduce the principal amount outstanding Swing Line Loans from the Agent Bank, the Banks shall make advances based on their Revolving Credit Facility Pro Rata Shares in amounts sufficient to effect the requested reduction in Swing Line Loans.

               (viii) Limitation. The Borrowers may not request that the Agent Bank make any Swing Line Loan if, after making such Swing Line Loan, (x) the total aggregate principal amount of outstanding Swing Line Loans would exceed Three Million Dollars ($3,000,000), or (y) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments, as the amount available under such Revolving Loan Commitments may be reduced from time to time pursuant to Sections 2.4C or (z) the Total Utilization of Revolving Loan Commitments would exceed the Borrowing Base to the extent then applicable in accordance with Section 7.3A of this Loan Agreement.

               B.   Use of Proceeds.
                    ---------------

               (i) Swing Line Loans. The principal of the Swing Line Loans shall be used by Borrowers for any lawful corporate purposes.

               (ii) Margin Regulations. No portion of the principal of the Swing Line Loans shall be used by the Borrowers in any manner which might cause the making of the Swing Line Loan or the application of the proceeds thereof to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Securities and Exchange Act of 1934, in each case as in effect on the date or dates of each Swing Line Loan. If requested by the Agent Bank, the Borrowers shall execute and deliver to the Agent Bank a completed Federal Reserve Form U-1.

           2.7   Letters of Credit.
                 -----------------

               A. Letters of Credit. Subject to the terms and conditions of this Loan Agreement and in reliance upon the representations and warranties of the Borrowers set forth herein, the Borrowers may request, in accordance with the provisions of this Section 2.7A, that on and after the Closing Date, the Agent Bank issue Letters of Credit for the account of the Borrowers denominated in Dollars. Issuances of Letters of Credit shall be subject to the following limitations:

               (i) The Borrowers may not request that the Agent Bank issue any Letter of Credit if, after giving effect to such issuance, (x) the total Letter of Credit Usage would exceed Five Million Dollars ($5,000,000), or
     (y) the Total Utilization of Revolving Loan Commitments would exceed the Revolving Loan Commitments, as the amount available under such Revolving Loan Commitments may be reduced from time to time pursuant to Sections 2.4C, or (z) the Total Utilization of Revolving Loan Commitments would exceed the Borrowing Base to the extent then applicable in accordance with the provisions of Section 7.3A of this Loan Agreement.

               (ii) In no event shall the Agent Bank issue, reissue, amend or permit the extension of: (y) any Letter of Credit having an expiration date later than the Revolving Loan Commitment Termination Date in effect at the time of issuance, reissuance, amendment or extension (automatic or otherwise) thereof; or (z) subject to the foregoing clause (y), any Letter of Credit having an expiration date more than one year after its date of issuance; provided that subject to the foregoing clause (y), this clause
     (z) shall not prevent the Agent Bank from agreeing that a Letter of Credit will automatically be extended annually for one or more periods each not to exceed one year if the Agent Bank does not cancel such extension, subject to the Banks extending the Revolving Loan Commitment Termination Date.

          It shall be a condition precedent to the issuance of any Letter of Credit in accordance with the provisions of this Section 2.7 that each condition set forth in Sections 5.1 and 5.2A and 5.2B of this Loan Agreement shall have been satisfied.

          Immediately upon the issuance of each Letter of Credit, each Bank shall be deemed to, and hereby agrees to, have irrevocably purchased from the Agent Bank a participation in such Letter of Credit and drawings thereunder in an amount equal to such Bank's Revolving Credit Facility Pro Rata Share of the maximum amount which is or at any time may become available to be drawn thereunder.

          Each Letter of Credit shall provide that it shall be subject to the Uniform Customs and Practice of Documentary Credits (1993 Revision), International Chamber of Commerce Brochure No. 500, or any successor thereto. Each Letter of Credit may provide that the Agent Bank may (but shall not be required to) pay the beneficiary thereof upon the occurrence of an Event of Default and the acceleration of the maturity of the Revolving Credit Loans or, if payment is not then due to the beneficiary, provide for the deposit of funds in an account to secure payment to the beneficiary and that any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Agent Bank for distribution to the Banks (or, if all Obligations shall have been indefeasibly paid in full, to the Borrowers) if no payment to the beneficiary has been made and thirty (30) days after the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Agent Bank as provided in this paragraph shall be treated for all purposes of this Loan Agreement as a drawing duly honored by the Agent Bank under the related Letter of Credit.

               B. Notice of Issuance. Whenever a Borrower desires the issuance of a Letter of Credit, BT, on behalf of the Borrowers, shall deliver to the Agent Bank an Application and Agreement for Letter of Credit in the form of Exhibit C annexed hereto no later than 12:00 noon (Louisville, Kentucky time) at least ten (10) Business Days, or in each case such shorter period as may be agreed to by the Agent Bank in any particular instance, in advance of the proposed date of issuance. The Application and Agreement for Letter of Credit shall specify (i) the proposed date of issuance (which shall be a Business Day under the laws of the Commonwealth of Kentucky), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit, (iv) the name and address of the beneficiary of the Letter of Credit, and (v) a summary of the purpose and contemplated terms of the Letter of Credit. Prior to the date of issuance of any Letter of Credit, the Borrowers shall specify a precise description of the documents and the proposed text of any certificate to be presented by the beneficiary under such Letter of Credit which, if presented by the beneficiary prior to the expiration date of the Letter of Credit, would require the Agent Bank to make payment under the Letter of Credit; provided that the Agent Bank, in its sole reasonable judgment, may require changes in any such documents and certificates; provided further that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day (under the laws of the Commonwealth of Kentucky) that such draft is presented if such presentation is made after 12:00 noon (Louisville, Kentucky time) on such Business Day. In determining whether to pay under any Letter of Credit, the Agent Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit; provided, further, nothing contained in this Section 2.7B shall be deemed to prejudice the right of the Borrowers to recover from the Agent Bank in respect of any amounts paid by the Agent Bank under any Letter of Credit in the event that it is determined by a court of competent jurisdiction that the payment with respect to such Letter of Credit by the Agent Bank constituted gross negligence or willful misconduct on the part of the Agent Bank.

               C. Delivery of Copies of Letters of Credit and Letter of Credit Amendments. The Agent Bank shall, promptly after the issuance of each Letter of Credit, or any amendment or cancellation thereto, furnish to the Banks a copy of such Letter of Credit or of such amendment or cancellation, as the case may be, together with, in the case of the issuance of any Letter of Credit, the amount of its risk participation therein, which shall be such Bank's Revolving Credit Facility Pro Rata Share of the stated amount of such Letter of Credit.

               D. Payment of Amounts Drawn Under Letters of Credit. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the Agent Bank shall promptly notify the Borrowers and the Banks of such drawing, and the Borrowers shall reimburse the Agent Bank on the date on which such drawing is honored in an amount in same day funds equal to the amount of such drawing. The Borrowers shall have the right to obtain a Revolving Credit Loan (subject to the limitations set forth in Section 2.lA hereof and in the absence of any Event of Default hereunder) in an amount sufficient to repay in full any such drawing honored by the Agent Bank under a Letter of Credit.

               E. Payment by Banks with Respect to Letters of Credit. In the event that the Borrowers shall fail to reimburse the Agent Bank as provided in Section 2.7D hereof in an amount equal to the amount of any drawing honored by the Agent Bank under a Letter of Credit issued by the Agent Bank, the Agent Bank shall promptly notify each of the other Banks of the unreimbursed amount of such drawing and of each Bank's participation therein, which participation shall be equal to such Bank's Revolving Credit Facility Pro Rata Share of the unreimbursed amount of such drawing. Each Bank shall make available to the Agent Bank an amount equal to its participation in same day funds, at the offices of the Agent Bank located at 416 West Jefferson Street, Louisville, Kentucky not later than 1:00 P.M. (Louisville, Kentucky time) on the Business Day (under the laws of Commonwealth of Kentucky) after the date notified by the Agent Bank, and each such amount so made available by each Bank will be deemed a Revolving Credit Loan made by such Bank to the Borrowers under this Loan Agreement as of the date such amount is so made available to the Agent Bank. In the event that any Bank fails to make available to the Agent Bank the amount of such Bank's participation in such Letter of Credit as provided in this
     Section 2.7E, the Agent Bank shall be entitled to recover such amount on demand from such Bank together with interest at the customary rate set by the Agent Bank for the correction of errors among banks for three (3) Business Days and thereafter at the Federal Funds Effective Rate. Nothing in this Section 2.7 shall be deemed to prejudice the right of any Bank to recover from the Agent Bank any amounts made available by such Bank to the Agent Bank pursuant to this Section 2.7E in the event that it is determined by a court of competent jurisdiction that the payment made by the Agent Bank with respect to a Letter of Credit in respect of which reimbursement was made by such Bank constituted gross negligence or willful misconduct on the part of the Agent Bank. The Agent Bank shall distribute to each other Bank, to the extent that it has paid all amounts payable by it under this
     Section 2.7E with respect to any Letter of Credit issued by the Agent Bank, such Bank's Revolving Credit Facility Pro Rata Share of all payments received by the Agent Bank from the Borrowers in reimbursement of drawings honored by the Agent Bank under such Letter of Credit, as the case may be, when such payments are received. Notwithstanding anything to the contrary herein, each Bank shall have a direct right to reimbursement of such amounts from the Borrowers, subject to the procedures for reimbursing such Bank set forth in this Section 2.7.

               F. Compensation. The Borrowers agree to pay, without duplication, the following amounts to the Agent Bank with respect to each such Letter of Credit issued by the Agent Bank for the account of the
     Borrowers:

               (i) With respect to each Letter of Credit, a letter of credit fee (the "Letter of Credit Fee") payable to the Agent Bank for the account of the Banks (and to be shared by the Banks pro rata in accordance with their respective Revolving Credit Facility Pro Rata Shares) equal to the Applicable Letter of Credit

     Percentage multiplied by the maximum amount available from time to time to be drawn under such Letter of Credit; provided that, on each Date of Determination, commencing with the first Date of Determination to occur after the Closing Date, the applicable Letter of Credit Percentage in effect for the Pricing Period commencing on such Date of Determination and continuing for the term of the Pricing Period that begins on such Date of Determination shall be the Applicable Letter of Credit Percentage corresponding to the Pricing Level in effect for such Pricing Period, as follows:

-------------------------------------------------------------------------------------------------
                                             Funded Debt                              Applicable
     Pricing Level                            to EBITDA                              LIBOR Margin
     -------------                            ---------                              ------------
-------------------------------------------------------------------------------------------------
     Pricing Level I      Greater or equal 0.00, but Less than or equal .99                0.625%
-------------------------------------------------------------------------------------------------
     Pricing Level II     Greater or equal 1.00, but Less than or equal 1.49               0.75
-------------------------------------------------------------------------------------------------
     Pricing Level III    Greater or equal 1.50, but Less than or equal 1.74               1.00
-------------------------------------------------------------------------------------------------
     Pricing Level IV     Greater or equal 1.75, but Less than or equal 1.99               1.25
-------------------------------------------------------------------------------------------------
     Pricing Level V      Greater or equal 2.00, but Less than or equal 2.24               1.50
-------------------------------------------------------------------------------------------------
     Pricing Level VI     Greater or equal 2.25, but Less than or equal 2.49               1.75
-------------------------------------------------------------------------------------------------
     Pricing Level VII    Greater or equal 2.50, but Less than or equal 2.99               2.25
-------------------------------------------------------------------------------------------------

     The Letter of Credit Fee, as based on the Applicable Letter of Credit Percentage, shall be payable quarterly in advance beginning on the date of issuance of such Letter of Credit and quarterly in advance beginning on the date, if such should occur, of each renewal or extension of such Letter of Credit;

               (ii) with respect to drawings made under any Letter of Credit, interest, payable in immediately available funds to the Agent Bank on demand, on the amount paid by the Agent Bank in respect of each such drawing from the date of the drawing through the date such amount is reimbursed by the Borrowers at a variable rate equal to the Base Rate;

               (iii) with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges payable to the Agent Bank in accordance with the Agent Bank's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be;

               (iv) promptly upon receipt by the Agent Bank of the amount described in subdivisions (ii) and (iii) of this Section 2.7F, the Agent Bank shall distribute to each Bank its Revolving Credit Facility Pro Rata Share of such amount.

               (v) With respect to each Letter of Credit, a letter of credit fronting fee (the "Letter of Credit Fronting Fee") payable to the Agent Bank for its own account, in the amount of one eighth of one percent (0.125%) per annum multiplied by the aggregate face amount of Letters of Credit outstanding during a Fiscal Quarter, plus other customary charges, if any, payable quarterly in advance.

               G. Obligations Absolute; Indemnification, Nature of the Agent Bank's Duties. Subject to the right of the Borrowers and the Banks to seek damages in the event that a court of competent jurisdiction determines that the Agent Bank acted in bad faith and/or committed gross negligence or willful misconduct in honoring any draft presented under any Letter of Credit issued by the Agent Bank, the obligation of the Borrowers to reimburse the Agent Bank for drawings made under such Letter of Credit and the obligation of the Banks under Section 2.7E hereof to reimburse the Agent Bank in accordance with their Revolving Credit Facility Pro Rata Shares for drawings made under such Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Loan Agreement under all circumstances including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of such Letter of Credit;

               (ii) the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against a beneficiary or any transferee of such Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent Bank, any Bank or any other Person, whether in connection with this Loan Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrowers and the beneficiary for which such Letter of Credit was procured);

               (iii) any draft, demand, certificate or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (iv) payment by the Agent Bank under such Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

               (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

               (vi) the fact that an Event of Default or a Potential Event of Default under this Loan Agreement shall have occurred and be continuing.

          In addition to amounts payable as elsewhere provided in this Section 2, the Borrower hereby agrees to protect, indemnify, pay and save the Agent Bank harmless from and against any all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees), which the Agent Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of bad faith, gross negligence or wilful misconduct of the Agent Bank as determined by a court of competent jurisdiction, or (ii) the failure of the Agent Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

          As between the Borrower and the Agent Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the Agent Bank for the account of the Borrowers by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Agent Bank shall not be responsible:
     (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of the Agent Bank, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future government agency or authority. None of the above shall affect, impair, or prevent the vesting of any of the Agent Bank's rights or powers hereunder; provided however, that the Agent Bank shall be responsible for any payment the Agent Bank makes under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit in the event such payment constitutes bad faith, gross negligence or willful misconduct of the Agent Bank as determined by a court of competent jurisdiction.

          In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith and without bad faith, gross negligence or willful misconduct, shall not put the Agent Bank under any resulting liability to the Borrowers or the Banks.

          Notwithstanding anything to the contrary contained in this Section 2.7, the Borrowers shall have no obligation to indemnify the Agent Bank in respect of any liability incurred by the Agent Bank arising out of the bad faith, gross negligence or willful misconduct of the Agent Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by the Agent Bank of proper demand for payment made under the Letters of Credit issued by it.

               H.  Computation of Interest. Interest payable pursuant to this
     Section 2.7 shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period during which it accrues.

               I. Amendments. The Borrowers may request that the Agent Bank enter into one or more amendments of any Letter of Credit issued by the Agent Bank for the account of the Borrowers by delivering to the Agent Bank an Application and Agreement For Letter of Credit specifying (i) the proposed date of the amendment, and (ii) the requested amendment. The Agent Bank shall be entitled to enter into amendments with respect to the Letters of Credit issued by it; provided however that any such amendment extending the expiry date, changing the Letter of Credit Fee, or increasing the stated amount of any Letter of Credit shall only be permitted if the Agent Bank would be permitted to issue a new Letter of Credit having such an expiry date, different Letter of Credit Fee, or stated amount under this
     Section 2.7 on the date of the amendment.

               J. Additional Payments. If by reason of (i) any change in applicable law, regulation, rule, decree or regulatory requirement or any change in the interpretation or application by any judicial or regulatory authority of any law, regulation, rule, decree or regulatory requirement or
     (ii) compliance by the Agent Bank with any direction, request or requirement (whether or not having the force of law) of any governmental or monetary authority including, without limitation, Regulation D:

               (a) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Agent Bank; or

               (b) there shall be imposed on the Agent Bank any other condition regarding this Section 2.7 or any Letter of Credit;

     and the result of the foregoing is to directly or indirectly increase the cost to the Agent Bank of issuing, making or maintaining any Letter of Credit, or to reduce the amount receivable in respect thereof by the Agent Bank (other than an increase in cost or reduction in amounts receivable as consequence of any Tax, which shall be governed by the provisions of Section 4 hereof), then and in any such case the Agent Bank may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify the Borrowers, and the Borrowers shall pay on demand such amounts as the Agent Bank may specify to be necessary to compensate the Agent Bank for such additional cost or reduced receipt, together with interest on such amount from ten (10) days after the date of such demand until payment in full thereof at a rate equal at all times to the Base Rate. The determination by the Agent Bank of any amount due pursuant to this Section 2.7J as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on the Borrowers.

                                   SECTION 3
                                  TERM LOANS
                                  ----------

          Subject to the terms and conditions of this Loan Agreement, the Banks hereby agree to make the Term Loans to the Borrowers in the principal amount of up to Fifteen Million Dollars ($15,000,000.00).

          3.1  Principal of the Term Loans.
               ---------------------------

               A. Disbursement of Principal; Term Loan Pro Rata Shares. The principal of the Term Loans shall be disbursed by the Agent Bank to the Borrowers on the Closing Date. The respective Term Loan Pro Rata Shares of each Bank are set forth in Schedule 3.1 hereof.

               B. Repayment. The entire unpaid principal balance of the Term Loans shall be paid as follows: $500,000 principal and accrued interest on December 31, 1997, and $750,000 principal and accrued interest on the last day of each Fiscal Quarter thereafter through and including June 30, 2002, and $1,000,000 principal and accrued interest on September 30, 2002. All unpaid principal and interest shall be due and payable on September 30, 2002, which is the Term Loan Maturity Date. The obligation of the Borrowers to repay the Term Loans together with accrued interest thereon is evidenced by the Term Notes.

               C. Records. Each Bank shall record its Term Loan Pro Rata Share of the Term Loans and each repayment or prepayment in respect of the principal amount of the Term Loans in such Bank's electronic records. Any such recordation in accordance with the terms of this Loan Agreement shall be conclusive and binding on the Borrowers absent manifest error; provided, the failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligation to repay the Term Loans to the Banks in accordance with this Loan Agreement and the Term Notes.

           3.2  Interest on the Term Loans.
                --------------------------

               A.  Rates of Interest. Subject to the provisions of Section 3.2E,
     Section 4 and Section 14 hereof, each Term Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at the (i) Base Rate or (ii) the LIBOR plus the Applicable LIBOR Margin, as the case may be. The initial applicable mode of interest rate with respect to Term Loans shall be selected by the Borrowers on the Closing Date. The interest rate with respect to any Term Loan may be changed by the Borrowers thereafter from time to time pursuant to Section 3.2D hereof. If on any day a Term Loan is outstanding with respect to which notice has not been delivered to the Agent Bank or the Banks in accordance with the terms of this Loan Agreement specifying the applicable interest rate, then, for that day, that Term Loan shall bear interest at the Base Rate.

          Subject to the provisions of Section 3.2E, Section 4 and Section 14 hereof, Term Loans shall bear interest through maturity as follows:

               (i)   if a Base Rate Loan, at a rate equal to the Base Rate; and

               (ii) if a LIBOR Loan, (a) from the Closing Date through and until the first Business Day of the month that follows the month in which the Agent Bank has received Borrowers' financial statements for the period ending March 31, 1998, at a rate per annum equal to the sum of the LIBOR plus 1.50%, and (b) thereafter at a rate per annum equal to the sum of the LIBOR plus the Applicable LIBOR Margin; provided that, on each Date of Determination, commencing with the first Date of Determination to occur after the Closing Date, the Applicable LIBOR Margin in effect for the Pricing Period commencing on such Date of Determination and continuing for the term of the Pricing Period that begins on such Date of Determination shall be the Applicable LIBOR Margin corresponding to the Pricing Level in effect for such Pricing Period, as follows:

-------------------------------------------------------------------------------------------------
                                             Funded Debt                              Applicable
     Pricing Level                            to EBITDA                              LIBOR Margin
     -------------                            ---------                              ------------
-------------------------------------------------------------------------------------------------
     Pricing Level I      Greater or equal 0.00, but Less than or equal .99                0.625%
-------------------------------------------------------------------------------------------------
     Pricing Level II     Greater or equal 1.00, but Less than or equal 1.49               0.75
-------------------------------------------------------------------------------------------------
     Pricing Level III    Greater or equal 1.50, but Less than or equal 1.74               1.00
-------------------------------------------------------------------------------------------------
     Pricing Level IV     Greater or equal 1.75, but Less than or equal 1.99               1.25
-------------------------------------------------------------------------------------------------
     Pricing Level V      Greater or equal 2.00, but Less than or equal 2.24               1.50
-------------------------------------------------------------------------------------------------
     Pricing Level VI     Greater or equal 2.25, but Less than or equal 2.49               1.75
-------------------------------------------------------------------------------------------------
     Pricing Level VII    Greater or equal 2.50, but Less than or equal 2.99               2.25
-------------------------------------------------------------------------------------------------

          Notwithstanding anything in the foregoing to the contrary, if any Compliance Certificate (the form of which is included as Exhibit G) delivered by the Borrowers demonstrating the appropriate Pricing Level shall prove to be incorrect (as determined by reference to a subsequent Compliance Certificate or subsequent publicly filed financial statements of the Borrowers or otherwise), then such Compliance Certificate shall no longer be in effect. In such event, the Agent Bank shall calculate the difference between the amount of interest actually paid by the Borrowers on LIBOR Loans on the basis of such incorrect Compliance Certificate and the amount of interest which would have been due on such LIBOR Loans had such incorrect Compliance Certificate not been delivered, and shall forward to the Borrowers a statement setting forth the amount of the difference and the method of calculation of such amount (which calculation, in the absence of demonstrable error, shall be deemed correct) and the Borrowers shall pay such amount to the Agent Bank for the benefit of the Banks within three (3) Business Days of such notice.

               B. Interest Periods for LIBOR Loans. In connection with each Tranche of a Term Loan that is to be a LIBOR Loan, the Borrowers may, pursuant to the applicable Notice of Conversion/Continuation, select the Interest Period to be applicable to such LIBOR Loan, which Interest Period shall be at the Borrowers' option either a one (1), two (2), three (3) or six (6) month period. The following provisions are applicable to Interest Periods generally:

               (i) the initial Interest Period for any LIBOR Loan shall commence on the Funding Date of such LIBOR Loan, in the case of a Term Loan initially made as a LIBOR Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Term Loan converted to a LIBOR Loan;

               (ii) in the case of immediately successive Interest Periods applicable to a LIBOR Loan continued as such pursuant to Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

               (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; provided further that such extension or reduction of time shall be included in the computation of the payment of interest hereunder or under the Term Notes;

               (iv) any Interest Period of a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) of this Section 3.2B, end on the last Business Day of a calendar month;

               (v) in the event the Borrowers fail to specify an Interest Period with respect to a LIBOR Loan in the applicable Notice of Conversion/Continuation, the Borrowers shall be deemed to have selected an Interest Period of one month; and

               (vi) no Interest Period shall extend beyond the Term Loan Maturity Date.

               C. Interest Payments. Subject to the provisions of Section 3.2E hereof, (i) to the extent a Term Loan bears interest at the Base Rate, interest shall be payable on such Term Loan in arrears on and to the last day of each calendar quarter and at maturity, and (ii) to the extent a Term Loan bears interest at LIBOR plus the Applicable LIBOR Margin, interest shall be payable on such Term Loan in arrears on and to the ninetieth
     (90th) day of the Interest Period applicable to such Term Loan and/or on the last day of such Interest Period applicable to such Term Loan.

               D.  Conversion or Continuation. Subject to the provisions of
     Section 3.3 hereof, the Borrowers shall have the option (i) to convert at any time all or any part of outstanding Term Loans bearing interest as Base Rate Loans to Term Loans bearing interest as LIBOR Loans, and (ii) upon the expiration of any Interest Period applicable to a LIBOR Loan, (a) to continue all or any portion of such Loan as a LIBOR Loan, with the succeeding Interest Period of such continued LIBOR Loan to commence on the most recent Interest Payment Date thereof or (b) to convert all or part of such Loan to a Term Loan bearing interest as a Base Rate Loan.

          BT, as agent for the Borrowers, shall deliver a Notice of Conversion/Continuation to the Agent Bank no later than 12:00 noon (Louisville, Kentucky time) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/ Continuation shall specify

     (i)  the proposed conversion/continuation date (which shall be a Business
     Day), (ii) the amount of the Term Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or continuation of, a LIBOR Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a LIBOR Loan or a Base Rate Loan, that no Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, BT, as agent for the Borrowers, may give the Agent Bank telephonic notice by the required time of any proposed conversion/continuation under this section 3.2D; provided that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to the Agent Bank on or before the proposed conversion/continuation date.

          The Banks shall not incur any liability to the Borrowers in acting upon any telephonic notice referred to above that the Agent Bank believes in good faith to have been given by a duly Authorized Officer or other Person authorized to act on behalf of the Borrowers or for otherwise acting in good faith under this Section 3.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Term Loans in accordance with this Loan Agreement pursuant to any such telephonic notice, the Borrowers shall have effected a conversion or continuation, as the case may be, hereunder. The Borrowers agree that the Agent Bank and the Banks are entitled to rely upon any Notice of Conversion/Continuation submitted to the Agent Bank by BT, the same as if the Notice of Conversion/Continuation had been executed by each of the other Borrowers, unless and until the other Borrowers have notified the Agent Bank and the Banks in writing pursuant to Section 15 hereof that BT is no longer authorized to act as agent for and behalf of the other Borrowers.

          Except as otherwise provided in Sections 4.2, 4.3 and 4.7 hereof, a Notice of Conversion/Continuation for conversion to, or continuation of, a LIBOR Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date and the Borrowers shall be bound to effect a conversion or continuation in accordance therewith.

               E. Post-Maturity Interest. Any principal of the Term Loans not paid when due and, to the extent permitted by applicable law, any accrued interest on the Term Loans or any fees or other amounts owed by the Borrowers hereunder not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate equal to the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 3.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Banks.

               F. Computation of Interest. Interest on Term Loans bearing interest as LIBOR Loans shall be computed on the basis of a 360-day year, and interest on Term Loans bearing interest as Base Rate Loans shall be computed on the basis of an actual 365 or 366-day year, as applicable, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Term Loan, the date of the making of such Term Loan or the first day of an Interest Period applicable to such Term Loan, as the case may be, shall be included, and the date of payment of such Term Loan or the expiration date of an Interest Period applicable to such Term Loan or, with respect to a Term Loan being converted to a LIBOR Loan or a Base Rate Loan, the date of conversion of such Term Loan to such LIBOR Loan or a Base Rate Loan shall be excluded; provided that if a Term Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Term Loan.

               G. Limitation on LIBOR Loan Tranches. At no time shall the number of Term Loans bearing interest as LIBOR Loans outstanding at any time outstanding exceed two (2).

          3.3  Prepayments and Payments; Reductions in Term Loans
               --------------------------------------------------
     Commitments.
     -----------

               A. Voluntary Prepayments. The Borrowers may, upon not less than one (1) Business Day prior written or telephonic notice confirmed in writing to the Agent Bank, at any time and from time to time, prepay any Term Loans in whole or in part in an aggregate minimum amount of One Hundred Thousand Dollars ($100,000) and integral multiples of Twenty Five Thousand Dollars ($25,000) in excess of that amount; provided however that in the event that the Borrowers prepay a LIBOR Loan pursuant to this
     Section 3.3A on a date that is other than the expiration date of the Interest Period applicable thereto, the Borrowers shall compensate the Banks in accordance with the provisions of Section 4.4 hereof. If the Borrowers have given notice of prepayment as aforesaid, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein. All prepayments of principal of the Term Loans shall be accompanied by the payment of accrued interest on the principal amount being prepaid and shall be applied to the payment of interest before application to principal. All prepayments of the Term Loans shall be applied first to Base Rate Loans to the full extent thereof and then shall be applied to LIBOR Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 4.4 hereof.

               B. Mandatory Prepayments. To the extent that the Borrowers have engaged in a sale of assets which causes a mandatory prepayment to be required pursuant to Section 8.1, the Borrowers shall cause 75% of the net proceeds of the sale of such assets to be applied to permanently reduce the outstanding principal balance of the Term Loans. Each mandatory prepayment of the Term Loans shall be applied to principal installments in inverse order of maturity as and when such proceeds are received. To the extent that net sale proceeds still remain after reduction of the outstanding principal balance of the Term loans to $0, such net sale proceeds shall be applied as described in Section 2.4B hereof.

               C.  General Provisions Regarding Payments.
                   -------------------------------------

               (i) Manner and Time of Payment. All payments of principal, interest and fees hereunder and under the Term Notes by the Borrowers shall be made without defense, setoff and counterclaim and in same day funds and delivered to the Agent Bank not later than 12:00 noon (Louisville, Kentucky time) on the date due at its office located in Louisville, Kentucky; funds received by the Agent Bank after that time shall be deemed to have been paid by the Borrowers on the next succeeding Business Day.

               (ii) Payments on Business Days. Whenever any payment to be made hereunder or under the Term Notes shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day (unless no further Business Day occurs in such month, in which case payment shall be made on the next preceding Business Day) and such extension or reduction of time shall be included in the computation of the payment of interest hereunder or under the Term Notes.


           3.4   Use of Proceeds.
                 ---------------

               A. Term Loans. The principal of the Term Loans shall be used to purchase the assets of the Government Services Division of DATATAPE, Inc., to finance working capital requirements and to finance general corporate purposes of the Borrowers.

               B. Margin Regulations. No portion of the principal of the Term Loans shall be used by the Borrowers in any manner which might cause the making of the Term Loans or the application of the proceeds thereof to violate Regulation G, Regulation U, Regulation T, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Securities and Exchange Act of 1934, in each case as in effect on the date or dates of each Term Loan. If requested by the Banks, the Borrowers shall execute and deliver to the Banks a completed Federal Reserve Form U-1.

                                   SECTION 4
                   SPECIAL PROVISIONS GOVERNING LIBOR LOANS
                   ----------------------------------------

               Notwithstanding any other provision of this Loan Agreement to the contrary, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

               4.1 Determination of LIBOR. As soon as practicable after 12:00 noon Louisville, Kentucky time on each Interest Rate Determination Date applicable to the particular LIBOR Loan, the Agent Bank shall furnish to the Borrowers a quote of the LIBOR to apply to the particular LIBOR Loan. The Agent Bank will in addition confirm to the Borrowers in writing the actual LIBOR prior to the funding of the particular LIBOR Loan, and the determination of each LIBOR by the Agent Bank, provided that the Agent Bank shall have determined the LIBOR in good faith, shall be final, conclusive and binding upon both the Borrowers and the Banks in the absence of manifest or demonstrable error and shall apply to the particular LIBOR Loan for the applicable Interest Period.

               4.2 Inability to Determine LIBOR. In the event that the Agent Bank shall have determined in good faith (which determination shall be final and conclusive and binding upon the Borrowers), on any Interest Rate Determination Date or Funding Date with respect to any LIBOR Loans, that by reason of circumstances occurring after the date of this Loan Agreement affecting the London interbank market, adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Loans on the basis provided for in the definition of LIBOR, the Agent Bank shall on such date give notice (by telecopy or by telephone confirmed in writing) to the Borrowers and the Banks of such determination, whereupon (i) no Revolving Credit Loans or Term Loans may be made as, or converted to, LIBOR Loans until such time as the Agent Bank notifies the Borrowers and the Banks that the circumstances giving rise to such notice no longer exist; and (ii) any Request for Revolving Credit Loan or Notice of Conversion/ Continuation given by the Borrowers with respect to the Revolving Credit Loans or Term Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrowers, and any Request for Revolving Credit Loan or Notice of Conversion/Continuation given by the Borrowers with respect to the Revolving Credit Loans or Term Loans in respect of which such determination was made shall be deemed to be a request to make Base Rate Loans.

               4.3 Illegality or Impracticability of LIBOR Loans. In the event that on any date any Bank shall have determined in good faith (which determination shall be final and conclusive and binding upon the parties hereto but shall be made only after consultation with the Borrowers) that the making, maintaining or continuation of its LIBOR Loans (i) has become unlawful as a result of compliance by such Bank in good faith with any law, treaty, governmental rule, regulation, guideline or order

     (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Bank material hardship, as a result of contingencies occurring after the date of this Loan Agreement which materially and adversely affect the London interbank market or the position of such Bank in that market, then such Bank shall on that day give notice (by telecopy or by telephone confirmed in writing) to the Borrowers and the other Banks of such determination. Thereafter, (a) the obligation of the Banks to make Revolving Credit Loans and Term Loans as, or to convert Revolving Credit Loans or Term Loans to, LIBOR Loans shall be suspended until such notice shall be withdrawn by the particular Bank, (b) to the extent such determination by the particular Bank relates to a LIBOR Loan then being requested by the Borrowers pursuant to a Request for Revolving Credit Loan or Notice of Conversion/Continuation, the Banks shall make such LIBOR Loan as (or convert such LIBOR Loan to, as the case may be) a Base Rate Loan, and (c) the Banks' obligation to maintain their outstanding LIBOR Loans, as the case may be (the "Affected Loans"), shall be terminated at the earlier to occur of the expiration of the Interest Periods then in effect with respect to the Affected Loans or when required by law, and the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination.

               4.4 Compensation For Breakage or Non-Commencement of Interest Periods. The Borrowers shall compensate the Banks, upon written request by the Banks (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by the Banks to lenders of funds borrowed by them to make or carry the LIBOR Loans and any reasonable loss, expense or liability sustained by the Banks in connection with the liquidation or re-employment of such funds) which the Banks may sustain:
     (i) if for any reason (other than a default by the Banks or the conversion of the Borrowers' Request for Revolving Credit Loan or Notice of Conversion/Continuation with respect to Revolving Credit Loans or Term Loans from a request to make LIBOR Loans into a request to make Base Rate Loans pursuant to Sections 4.2 or 4.3 hereof) a borrowing of any LIBOR Loan does not occur on a date specified therefor in a Request for Revolving Credit Loan or Notice of Conversion/Continuation with respect to Revolving Credit Loans or Term Loans or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Loan does not occur on a date specified therefor in a Request for Revolving Credit Loan or Notice of Conversion/Continuation or a telephonic request for conversion or continuation, (ii) if any prepayment or conversion of any of the LIBOR Loans occurs on a date that is not the last day of the Interest Period applicable to that LIBOR Loan, (iii) if any prepayment of any of the LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrowers, or (iv) as a consequence of any other default by the Borrowers to repay the LIBOR Loans when required by the terms of this Loan Agreement. The Banks shall deliver to the Borrowers a certificate setting forth the calculation of the compensation claimed to be due to the Banks within thirty (30) days after the occurrence of the event giving rise to such claim for compensation, which calculations shall be binding upon the Borrowers in the absence of manifest or demonstrable error.

               4.5 Booking of LIBOR Loans. Each Bank may make, carry or transfer its Revolving Credit Facility Pro Rata Share and Term Loan Pro Rata Share of LIBOR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Bank; provided however that if any transfer of a Bank's Revolving Credit Pro Rata Share or Term Loan Pro Rata Share of LIBOR Loans from the office where such Bank's Revolving Credit Facility Pro Rata Share and Term Loan Pro Rata Share of LIBOR Loans originated shall increase the cost to the Borrowers of such LIBOR Loans, such transfer may occur only if required (i) by the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) to comply with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not such guideline or request shall have the force of law).

               4.6 Assumptions Concerning Funding of LIBOR Loans. The calculation of all amounts payable to the Banks under this Section 4 and under Section 14.1 hereof shall be made as though each Bank had actually funded each LIBOR Loan through the purchase of a deposit bearing interest at the rate obtained pursuant to the definition of LIBOR in an amount equal to such Bank's Revolving Credit Facility Pro Rata Share (or Term Loan Pro Rata Share in the case of Term Loans bearing interest as LIBOR Loans) of the amount of such LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of such Bank to a domestic office of such Bank in the United States of America; provided however that each Bank may fund its Revolving Credit Facility Pro Rata Share or Term Loan Pro Rata Share of the LIBOR Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this
     Section 4 and under Section 14.1 hereof.

               4.7 LIBOR Loans After Event of Default. After the occurrence and during the continuation of an Event of Default, (i) the Borrowers may not elect to have Revolving Credit Loans or Term Loans made or maintained as, or converted to, LIBOR Loans after the expiration of any Interest Period then in effect for such Loans, (ii) any Request for Revolving Credit Loan or Notice of Conversion/Continuation given by the Borrowers with respect to a requested borrowing or conversion/ continuation, as applicable, that has not yet occurred shall be deemed to be rescinded by the Borrowers, and
     (iii) all LIBOR Loans shall thereupon bear interest at the Default Rate until the Event of Default is cured or the Revolving

     Credit Loans and Term Loans are paid in full to the Banks and the Revolving Loan Commitments have expired or have been terminated by the Borrowers or the Banks.


                                   SECTION 5
                              CLOSING CONDITIONS
                              ------------------

               The establishment of the Revolving Credit Facility by the Banks in favor of the Borrowers, the obtaining of Revolving Credit Loans, Swing Line Loans and/or Letters of Credit by the Borrowers thereunder, and the obtaining of the Term Loans by the Borrowers are subject to the satisfaction of all of the following conditions:


               5.1 Initial Closing Conditions. The obligation of the Banks to make the initial Revolving Credit Loans, the Swing Line Loans and the Term Loans to the Borrowers are subject to the condition that, in addition to the satisfaction of the conditions precedent specified in Section 5.2 hereof and, with respect to the Swing Line Loans, the conditions precedent specified in Section 2.6A(iii) hereof, as of the Closing Date, the Banks shall have received the following from the Borrowers, dated the Closing Date or such other date as shall be acceptable to the Banks:

               A. Loan Agreement. This Loan Agreement, duly executed and delivered by the Borrowers.

               B. Revolving Credit Note. The Revolving Credit Note, duly executed and delivered by the Borrowers.

               C. Term Note. The Term Note, duly executed and delivered by the Borrowers.

               D. Security Agreements. The Security Agreements, duly and respectively executed and delivered by each of the Borrowers, granting to the Banks a security interest in all of the business assets of the Borrowers.

               E. UCC-1 Financing Statements. UCC-1 financing statements, duly and respectively executed and delivered by each of the Borrowers, which, upon filing in the proper UCC filing offices, will perfect the Banks' security interest in all of the business assets of the Borrowers which can be perfected through filing of a UCC-1 statement.

               F. Guaranty Agreement. The Guaranty Agreement, duly executed and delivered by Group Financial, guarantying the Borrower's payment of the Loans.

               G. Stock Pledge Agreement. The Stock Pledge Agreement, duly executed and delivered by Group Financial, together with the stock certificates evidencing all of the issued and outstanding shares of common stock of the Borrowers owned by Group Financial and executed blank stock powers appended thereto. The Borrowers have requested that the Agent Bank agree to temporarily release the pledged stock certificates for Old GTC, Old Bell and Old TT in trust to the Borrowers to enable the Borrowers to consummate the Proposed Merger and to redeliver to the Agent Bank stock certificates of successor corporations that are to survive the Proposed Merger (e.g. New GTC, New Bell, New TT). The Borrowers have represented that the released stock certificates will be held in trust for the benefit of the Agent Bank and that the Agent Bank's security interest will continue to remain perfected in such stock certificates and in the replacement stock certificates issued in the Proposed Merger. Based on these agreements and representations, the Agent Bank has agreed to temporarily release the described stock certificates for the purposes described above even if, at the time of the Proposed Merger, an Event of Default exists under this Agreement.

               H. Mortgages. The Mortgages, duly and respectively executed and delivered by the appropriate Borrowers, granting to the Banks a mortgage on the real property, personal property and fixtures described therein.

               I. Opinion of Counsel. A written opinion of counsel on behalf of Group Financial and the Borrowers, in form and substance satisfactory to the Banks.

               J. Certificate of Secretary of Group Financial. A Certificate of the Secretary or Assistant Secretary of Group Financial (i) certifying as to the authenticity, completeness and accuracy of, and attaching copies of, (a) the Articles of Incorporation and By-Laws of Group Financial, and
     (b) Resolutions of the Board of Directors of Group Financial authorizing Group Financial's execution, delivery and performance of the Loan Documents to which Group Financial is a party, and (ii) certifying the names and true signatures of the officers of Group Financial authorized to execute and deliver the Loan Documents to which Group Financial is party, on behalf of Group Financial.

               K. Certificate of Secretary of Each Borrower. A Certificate of the Secretary or Assistant Secretary of each Borrower (i) certifying as to the authenticity, completeness and accuracy of, and attaching copies of,
     (a) the Articles of Incorporation and By-Laws of such Borrower, and (b) Resolutions of the Board of Directors of such Borrower authorizing the execution, delivery and performance of the Loan Documents to which the Borrower is a party by such Borrower, and (ii) certifying the names and true signatures of the officers of such Borrower authorized to execute and deliver the Loan Documents to which such Borrower is a party on behalf of such Borrower.

               L. Compliance Certificate. A Compliance Certificate in the form of Exhibit G hereto, completed by BT, on behalf of itself and the Borrowers, and executed by the President or Chief Financial Officer of BT, for itself and as agent for the Borrowers, certifying as to the accuracy of the representations and warranties of BT and the Borrowers set forth in this Loan Agreement as of the date hereof.

               M. Insurance Certificates. The certificates of insurance required by Section 7.11 of this Agreement.

               N. Title Insurance Policies. Title insurance policies with respect to each of the Bell Real Property and the TT Real Property, in standard ATLA form, in favor of the Agent Bank as mortgagee, issued by title insurance companies acceptable to the Agent Bank. Each policy of title insurance shall (i) be in an amount not less than the appraised value of the real property and improvements which the respective Mortgage secures, and (ii) insure that the Mortgage on such property is valid and
     (iii) insure that such property is free from all liens and encumbrances, other than liens and encumbrances acceptable to the Agent Bank.

               O. Surveys. Surveys with respect to each of the Bell Real Property and the TT Real Property, prepared by a registered land surveyor, showing the perimeter boundaries of such property, including any improvements thereon, any easements, building limits or other encumbrances of record related to such property, all as satisfactory to the Agent Bank. The surveys must each bear the land surveyor's original signature seal, registration number and bear a statement indicating whether any of the property is located in a flood hazard area as designated by HUD. If improvements are located in a flood hazard area, the Borrowers shall provide a flood insurance policy in an amount equal to the appraised value of the property.

               P. Appraisals. Appraisals with respect to each of the Bell Real Property and the TT Real Property, dated no earlier than June 30, 1996, in form satisfactory to the Agent Bank.

               Q. Environmental Audits. Copies of any and all environmental reports, studies, audits and similar documentation with respect to the condition of the Mortgaged Properties which is in the possession or the constructive possession of the Borrowers (the "Existing Studies"). The Agent Bank shall have an opportunity to review the Existing Studies, and if in the Agent Bank's discretion it is in any manner unsatisfied with the form or content of the Existing Studies, the Agent Bank shall have the right to require an environmental site assessment(s) and/or audit(s) (singularly or collectively, as appropriate, the "Environmental Audit") of the Mortgaged Property or properties in question. With respect to the Environmental Audit, the Borrowers shall select an appropriate environmental professional from the Agent Bank's approved list (the "Auditor") to perform the Environmental Audit. The

     Borrowers shall be responsible for arranging the Environmental Audit with the Auditor, and the Environmental Audit shall be performed at the sole cost and expense of the Borrowers.

               R. Other Documents. Such other documents as the Banks may reasonably request.

               5.2 Conditions to All Revolving Credit Loans, Letters of Credit and Swing Line Loans. The obligation of the Banks to make each Revolving Credit Loan on each Funding Date and to issue, through the Agent Bank, each Letter of Credit, and the obligation of the Agent Bank to make each Swing Line Loan pursuant to the Swing Line Credit Subfacility, is in each case subject to the following additional conditions precedent:

               A. Request for Revolving Credit Loan. The Agent Bank shall have received with respect to each Revolving Credit Loan, in accordance with the provisions of Section 2.lC of this Loan Agreement, an originally executed Request For Revolving Credit Loan, in the form of Exhibit E hereto, in each case signed by an Authorized Officer of BT, as agent for the Borrowers.

               B. Letters of Credit. The Agent Bank shall have received with respect to each Letter of Credit, in accordance with the provisions of
     Section 2.7B of this Loan Agreement, an originally executed Application and Agreement For Letter of Credit relating to such Letter of Credit, in each case signed by an Authorized Officer of BT, as agent for the Borrowers.

               C. Request for Swing Line Loan. The Agent Bank shall have received with respect to each Swing Line Loan, in accordance with the provisions of Section 2.6A(iii) of this Loan Agreement, an originally executed Request For Swing Line Loan, in each case signed by an Authorized Officer of BT, as agent for the Borrowers.

               D. General Conditions. As of the Funding Date of any Revolving Credit Loan, the date of issuance or extension of the stated expiration date of any Letter of Credit, or the date of any Swing Line Loan:

                    (i) The representations and warranties contained herein shall be true and correct in all material respects on and as of that date to the same extent as though made on and as of that date;

                    (ii) No event shall have occurred and be continuing or would result from the funding of the Revolving Credit Loan contemplated by such Request For Revolving Credit Loan, the issuance or extension of the stated expiration date of such Letter of Credit contemplated by such Application and

     Agreement For Letter of Credit, or the funding of the Swing Line Loan contemplated by such Request for Swing Line Loan which would constitute an Event of Default;

               (iii) The Borrowers shall have performed in all material respects all agreements and satisfied all conditions which this Loan Agreement and the other Loan Documents provide shall be performed by them on or before such date;

               (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Banks from making that Revolving Credit Loan or issuing, through the Agent Bank, that Letter of Credit or the Agent Bank from making such Swing Line Loan; and

               (v) There shall not be pending or, to the knowledge of the Borrowers threatened, any action, suit, proceeding or arbitration or, to the knowledge of the Borrowers, any governmental investigation pending or threatened, against or affecting the Borrowers or any property of the Borrowers seeking damages in excess of $1,000,000, which has not been disclosed by the Borrowers pursuant to Section 6.9 hereof or which prior to
     (a) the making of the last preceding Revolving Credit Loan (or, in the case of the initial Revolving Credit Loan made hereunder, prior to the execution of this Loan Agreement), (b) the issuing of the most recent Letter of Credit (or in the case of the initial Letter of Credit issued hereunder, prior to the execution of this Loan Agreement) or the most recent extension of the stated maturity date of any Letter of Credit, or (c) the making of the last Swing Line Loan (or in the case of the initial Swing Line Loan hereunder, prior to the execution of this Loan Agreement) if determined adversely, would have a material adverse effect. Further, there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in either event, in the opinion of the Banks, could reasonably be expected to have a material adverse effect on the financial condition of the Borrowers. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of this Loan Agreement or the making of the Revolving Credit Loans, the making of the Term Loans, the issuing or extension of the respective stated expiration dates of the Letters of Credit, and/or the making of the Swing Line Loans hereunder.

          E. General Conditions. As of the Funding Date of any Revolving Credit Loan, the date of issuance or extension of the stated expiration date of any Letter of Credit, or the date of any Swing Line Loan, the Agent Bank shall have received such other documentation as it may reasonably request.

                                  SECTION 6
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Borrowers represent and warrant to the Banks as follows, which representations and warranties shall be deemed to be continuing representations and warranties until the Revolving Credit Notes, the Term Notes and the other obligations have been respectively paid in full to the Banks, and which representations and warranties shall survive the execution and delivery of this Loan Agreement:

          6.1 Organization, Standing, etc, of Group Financial and the Borrowers. Group Financial is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky. BT is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky. Bell is a corporation duly organized and validly existing under the laws of the State of Florida. TT is a corporation duly organized and validly existing under the laws of the Commonwealth of Kentucky. Each of the Borrowers has all requisite power and authority to own and operate its properties, to carry on its businesses as now conducted and proposed to be conducted, and to execute and deliver this Loan Agreement and the other Loan Documents to which it is a party and to carry out the terms hereof and thereof. The Borrowers have delivered to the Agent Bank a true and complete copy of their Articles of Incorporation and Certificates of Incorporation (as applicable) and By-Laws as in effect on the date hereof.

          6.2 Qualification. Schedule 6.2 hereto sets forth a list of the Borrowers and locations in which they are qualified to do business. No Borrower is presently required to be qualified to transact business as a foreign corporation in any jurisdiction other than the states identified in
     Schedule 6.2 hereto, and except where failure to so qualify would not have a material adverse effect upon the business or operations of such Borrower.

          6.3 Use of Proceeds. The Borrowers' uses of the proceeds of the Term Loans, the Revolving Credit Loans, the Swing Line Loans and the uses of the Letters of Credit are and will continue to be legal and proper corporate uses duly authorized by the Board of Directors of each of the Borrowers, and such uses are consistent with all applicable laws and statutes as in effect as of the date hereof.

          6.4 Intellectual Property. To the best of the Borrowers' knowledge, the Borrowers own or possess adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications, trade names, franchises, consents, authorizations and service marks and rights with respect to the foregoing necessary for the conduct of their businesses as presently conducted and as proposed to be conducted, without any known conflict with the rights of others.

          6.5 Disclosure; Solvency. Neither this Loan Agreement nor any other document furnished to the Banks by or on behalf of the Borrowers in connection with the Term Loans, the Revolving Credit Facility and/or the Swing Line Loans and/or the other Obligations taken as a whole contains any statement of any material fact which is untrue or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to the Borrowers which materially adversely affects or in the future will (so far as the Borrowers can now foresee) materially adversely affect the business, operations, affairs or condition of the Borrowers or any of their properties which has not been set forth in this Loan Agreement or in the other documents furnished to the Banks by or on behalf of the Borrowers in connection with the Term Loans, the Revolving Credit Facility, the Swing Line Loans and the other Obligations. The Borrower, on a Combined basis in accordance with GAAP, are currently solvent; and neither the issuance and delivery of the Term Notes and the Revolving Credit Notes to the Banks, nor the obtaining of the Letters of Credit, nor the performance of the transactions contemplated hereunder or thereunder, will render the Borrowers, on a Combined basis in accordance with GAAP, insolvent, inadequately capitalized to undertake the transactions contemplated hereunder or to undertake the businesses in which they are presently engaged or about to engage or render any of the Borrowers unable to pay their debts as they become due; the Borrowers are not contemplating either the filing of a petition by them or the commencement of a case by them under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of their property; and the Borrowers have no knowledge of any Person contemplating the filing of any such petition or commencement of any such case against the Borrowers.

          6.6 Tax Returns and Payments. To the best of the Borrowers' knowledge after due inquiry, the Borrowers have filed all tax returns required by law to be filed by them and have paid all taxes, assessments and other governmental charges levied upon their properties, assets, income and franchises, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in Section 6.6 hereof. The charges, accruals and reserves on the books of the Borrowers in respect of their taxes are adequate in the opinion of the Borrowers. The Borrowers know of no material unpaid assessment for additional taxes or of any basis therefor.

          6.7 Funded Debt, etc. As of the date of this Loan Agreement, and without regard to the transactions contemplated hereunder, there is no outstanding Funded Debt of the Borrowers in respect of borrowed money, capital leases or the deferred purchase price of property, existing guaranties issued by the Borrowers or existing liens and security interests encumbering the assets of the Borrowers other than as disclosed in the most recent annual and monthly financial statements of the Borrowers delivered to the Banks or on Schedule 6.7 attached hereto and made a part hereof.

          6.8 Title to Properties; Liens; Leases. The Borrowers have good and marketable title to all of their properties and assets and none of such properties or assets is subject to any mortgage, pledge, or security interest, or any material lien, charge or encumbrance other than as described in Section 8.4 hereof and other than statutory landlord liens. The Borrowers enjoy quiet possession under all leases to which they are party as lessee, and all of such leases are to the best knowledge of the Borrowers, after due inquiry, validly existing and in full force and effect, and, to the best knowledge of the Borrowers, after due inquiry, neither the lessor nor the Borrowers as lessee is in default under any of such leases.

          6.9 Litigation, etc. Except as previously disclosed to the Agent Bank, there is no action, proceeding or investigation pending or, to the best knowledge of the Borrowers, threatened (or any basis therefor known to the Borrowers) (i) which questions the validity of this Loan Agreement, the Revolving Credit Notes, the Term Notes, the Mortgages, the Stock Pledge Agreement or the other Loan Documents or any action taken or to be taken pursuant hereto or thereto, (ii) which is not fully covered by insurance other than any applicable deductible, or (iii) which might result, either in any case or in the aggregate, in any material adverse change in the businesses, operations, affairs or condition of the Borrowers or in any of their material properties or assets or in any material liability on the part of the Borrowers. The Borrowers have provided the Agent Bank with a list of all pending actions, proceedings and investigations involving (y) claims against the Borrowers seeking damages in excess of $1,000,000 in any individual case or in excess of $2,500,000 in the aggregate which is not fully covered by insurance other than any applicable deductible, and (z) claims of the Borrowers for payment, reimbursement or under contracts in excess of $1,000,000 or in excess of $2,500,000 in the aggregate.

          6.10 Authorization; Compliance With Other Instruments, etc. The execution, delivery and performance of this Loan Agreement, the Revolving Credit Notes, the Mortgages and the other Loan Documents to which the Borrowers are party have been duly authorized by all necessary corporate action on the part of the Borrowers, will not result in any violation of or be in conflict with or constitute a default under any term of the Articles of Incorporation or Certificate of Incorporation, as applicable, or By-Laws of the Borrowers or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Borrowers, or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the Borrowers pursuant to any such term, except as provided in the Loan Documents. The Borrowers are not in violation of any term of their Articles of Incorporation or Certificate of Incorporation, as applicable, or By-Laws, or of any material term of any agreement or instrument to which they are party, or, to the Borrowers' best knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to the Borrowers. Without limiting the generality of the foregoing, to the best knowledge of the Borrowers, the Borrowers are in compliance in all material respects with all federal and state laws and all rules, regulations and administrative orders of all state and local commissions or authorities which are applicable to the Borrowers or to the operation of their businesses.

          6.11 Enforceability. This Loan Agreement, the Revolving Credit Notes, the Term Notes, the Mortgages, the Stock Pledge Agreement, and the other Loan Documents to which the Borrowers are party constitute legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except to the extent the enforceability hereof and thereof may be limited by applicable laws affecting creditors, rights generally and by equitable principles.

          6.12 Governmental Consent. To the best knowledge of the Borrowers, the Borrowers are not required to obtain any order, consent, approval or authorization of, and are not required to make any declaration or filing with, any governmental authority in connection with the execution and delivery of this Loan Agreement, the Revolving Credit Notes, the Term Notes, the Mortgages, the Stock Pledge Agreement, or the other Loan Documents to which the Borrowers are party.

          6.13 Environmental Matters. Except as disclosed in the Existing Studies delivered to the Agent Bank:

               A. The Borrowers have duly complied in all material respects with, and their businesses, operations, assets, equipment, leaseholds and facilities, including, without limitation, the Real Property, are in material compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder, including, without limitation, all the Relevant Environmental Laws and all other laws and regulations with respect to reporting releases of Hazardous Materials and the registration and maintenance of underground storage tanks.

               B. The Borrowers have been issued, and will maintain, all required federal, state and local permits, licenses, certificates and approvals relating to (1) air emissions; (2) discharges to surface water or ground water; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of Hazardous Materials; and (6) other environmental, health or safety matters.

               C. The Borrowers have not received notice of violations of any federal, state or local environmental, health or safety laws, codes or ordinances, or any rules or regulations promulgated thereunder, including, without limitation, any of the Relevant Environmental Laws, which relate to the use, ownership or occupancy of any of the Real Property and the Borrowers are not in violation in any material respect of any covenants, conditions, easements, rights of way or restrictions affecting any of the Real Property or any rights appurtenant thereto.

               D. Except in accordance with a valid governmental permit, license, certificate or approval, to our knowledge there has been no emission, spill, release, discharge or threatened release into or upon (1) the air; (2) the soils or any improvements located thereon; (3) the surface water or ground water; or (4) the sewer, septic system or waste treatment, storage or disposal system servicing any of the Real Property, of any Hazardous Material at, upon, under, in or from any of the Real Property (any of which is hereafter referred to as a "Hazardous Discharge").

               E. There has been no complaint, order, directive, claim, citation or notice by any governmental authority or any other Person concerning any violation of Relevant Environmental Laws with respect to (1) air emissions; (2) spills, releases or discharges to soils or any improvements located thereon, surface water, ground water or the sewer, septic system or waste treatment, storage or disposal systems servicing the Real Property; (3) noise emissions; (4) solid or liquid waste disposal; (5) the use, generation, storage, transportation or disposal of Hazardous Materials; or (6) other environmental, health or safety matters, affecting any of the Borrowers, any of the Real Property, any improvements located thereon or the business conducted thereon (any of which is hereafter referred to as an "Environmental Complaint").

               F. Hazardous Materials disposed of, treated or stored on or off-site of any Real Property owned, leased or operated at any time by the Borrowers have been disposed of, treated and stored in compliance in all material respects with all applicable laws, codes and ordinances and all rules and regulations promulgated thereunder, including, without limitation, all Relevant Environmental Laws.

               G. Except as set forth in the Existing Studies and for supplies that are to be used or sold in the ordinary course of the Borrowers' respective businesses and in full compliance with all applicable laws, codes and ordinances, to our knowledge all of the Real Property are free of all (1) Hazardous Materials; (2) underground storage tanks; and (3) underground pipelines. Except for materials used in the ordinary course of business, the Borrowers have not stored, treated or disposed of any Hazardous Materials on, in or under any of the Real Property, or any part thereof, nor permitted the Real Property, or any part thereof, to be used for the storage, treatment or disposal of Hazardous Materials. Except for the material used in the ordinary course of business, to our knowledge there has been no storage, treatment, disposal or release of Hazardous Materials on, in or under the Real Property at any time by any Person.

               H. Except in accordance with a valid required governmental permit, license, certificate or approval, the Borrowers have not transported or accepted for transport any Hazardous Materials.

               I. To their knowledge, the Borrowers have provided the Agent Bank with true, accurate and complete information pertaining to the environmental history of all of the Real Property. The Borrowers shall furnish promptly to the Agent Bank true, accurate and complete copies of all sampling and test results obtained from all environmental and/or health samples and tests taken at and around any of the Real Property.

               J. The Borrowers are not aware of any claims or litigation, and none of them have received any communication from any Person (including, without limitation, any governmental authority), concerning the presence of Hazardous Materials or concerning any violation or alleged violation of the Relevant Environmental Laws. The Borrowers agree promptly to notify the Agent Bank of any such claims and to furnish the Agent Bank of any such claims and to furnish the Agent Bank with a copy of any such communications received after the date hereof.


                                   SECTION 7
                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Borrowers hereby covenant and agree that until the Revolving Credit Notes, the Term Notes and the other Obligations have been respectively paid in full to the Banks, the Swing Line Credit Subfacility and the Letter of Credit Subfacility have been terminated, the Borrowers will perform and observe all of the following provisions:

          7.1 Corporate Existence and Good Standing. Each Company shall preserve its corporate existence in good standing and shall be and remain qualified to do business and in good standing in all states and countries in which it is required to be so qualified and where the failure to be so qualified would have a material adverse effect upon the business of such entity.

          7.2  Money Obligations, Payment of Taxes, ERISA, etc.

               A. Governmental Obligations. The Borrowers will pay promptly as they become due and payable all taxes, assessments and other governmental charges levied upon them or their income or upon any of their properties or assets or in respect of their franchises, businesses, income or profits, or upon any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a lien or a charge upon their property before any of the same become delinquent; provided that no such tax, assessment or charge need be paid if being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted by the Borrowers and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor. The Borrowers will satisfy or cause to be satisfied the minimum annual funding standard within the meaning of ERISA for any employee benefit plan established or maintained by the Borrowers which is subject to ERISA, and the Borrowers will not permit any tax or penalty to be incurred by it as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of Section 4975 of the Code, or of any regulation issued thereunder.

               B. Other Obligations. The Borrowers will pay in full all their other debts, obligations and liabilities allowed hereunder before the same become delinquent, unless the same are being contested in good faith by the Borrowers, the Borrowers have established adequate reserves for the payment of the same in accordance with GAAP, and the contesting thereof does not involve the risk of forfeiture or loss of any of the Borrowers' assets.

          7.3 Financial Statements and Reports. The Borrowers will furnish to the Agent Bank the information required below at the times set forth below:

               A. Borrowing Base. There will be no Borrowing Base in effect from the Closing Date through and until March 31, 1998. Beginning on April 1, 1998 and thereafter, if (i) the ratio of Funded Debt to EBITDA (measured on a rolling four Fiscal Quarter basis) as of the end of a Fiscal Quarter exceeds 2.50 to 1.0 or (ii) accumulated losses at GTC following the Closing Date exceed $3,650,000 (or an amount equivalent to the actual depreciation and amortization recorded in the fourth Fiscal Quarter of 1997 and all of 1998 with respect to GTC) as determined on a stand-alone basis with respect to GTC for income tax purposes, then the Borrowing Base shall be in effect.

          The events described in section (ii) of the preceding sentence shall permanently cease to be a trigger for the Borrowing Base if accumulated losses at GTC following the Closing Date have not exceeded $3,650,000 (or an amount equivalent to the actual depreciation and amortization recorded in the fourth Fiscal Quarter of 1997 and all of 1998 with respect to GTC) as determined on a stand-alone basis with respect to GTC for income tax purposes by December 31, 1998. Alternatively, if accumulated losses at GTC following the Closing Date have exceeded $3,650,000 (or an amount equivalent to the actual depreciation and amortization recorded in the fourth Fiscal Quarter of 1997 and all of 1998 with respect to GTC) as determined on a stand-alone basis with respect to GTC for income tax purposes, by December 31, 1998, with the result that the Borrowing Base has taken effect, then accumulated losses at GTC following the Closing Date shall permanently cease to be a trigger for the Borrowing Base if accumulated losses at

     GTC following the Closing Date subsequently decline below $3,650,000 (or an amount equivalent to the actual depreciation and amortization recorded in the fourth Fiscal Quarter of 1997 and all of 1998 with respect to GTC) as determined on a stand-alone basis with respect to GTC for income tax purposes, for four consecutive Fiscal Quarters.

          If the Borrowing Base has come into effect because the ratio of Funded Debt to EBITDA (measured on a rolling four Fiscal Quarter basis) as of the end of a Fiscal Quarter has exceeded 2.50 to 1.0, the Borrowing Base shall cease to be in effect as soon as the ratio of Funded Debt to EBITDA (measured on a rolling four Fiscal Quarter basis) as of the end of two consecutive Fiscal Quarters has been equal to or less than 2.50 to 1.0.

          Whenever the Borrowing Base is in effect BT, for itself and as agent for the other Borrowers, shall furnish to the Agent Bank within ten (10) days after the end of each month, a Borrowing Base Certificate, substantially in the form of Exhibit L hereto, with all blanks completed showing end-of-month balances of all components of the Borrowing Base, prepared internally and certified as true, accurate and complete by the President or Chief Financial Officer of BT;

               B. Quarterly Statements. BT, for itself and as agent for the other Borrowers, shall furnish to the Agent Bank, as soon as available, and within forty five (45) days after the end of each Fiscal Quarter, an unaudited Combined balance sheet of the Borrowers as at the end of such month or quarter, and related unaudited divisional and Combined statements of income, retained earnings and cash flows of the Borrowers on a Combined basis in accordance with GAAP for such month or Fiscal Quarter, compared to budget, all in reasonable detail, prepared in accordance with GAAP consistently applied and certified to be true, accurate and complete in all material respects by the President or Chief Financial Officer of BT, for itself and as agent for the other Borrowers. In the event the ratio of the Borrowers' Funded Debt to EBITDA (measured on a rolling four Fiscal Quarter basis) is equal to or falls below 2.50 to 1.00 as of the end of a Fiscal Quarter, then the monthly reporting requirement shall no longer be applicable.

               C. Annual Statements. BT, for itself and as agent for the other Borrowers, shall furnish to the Agent Bank, as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of Group Financial and the Borrowers, a copy of the annual audited financial statements for the immediately preceding Fiscal Year accompanied with the Auditor's Management Letter in addition to any other financial statements and reports that the Banks may, in their sole discretion, reasonably request from time to time.

               D. 10-Q. BT, for itself and as agent for the other Borrowers, shall furnish to the Agent Bank, as soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter of GTC, a copy of GTC's Form 10-Q.

               E. 10-K. BT, for itself and as agent for the other Borrowers, shall furnish to the Agent Bank, as soon as available, and in any event within ninety (90) days after the end of the Fiscal Year of GTC, a copy of GTC's Form 10-K.

               F. Compliance Certificate. Together with the delivery to the Agent Bank of the financial statements referred to in subparts (B), (C) and
     (D) above, BT, for itself and as agent for the other Borrowers, shall deliver to the Agent Bank a Compliance Certificate in substantially the form of Exhibit G hereto with all blanks completed and (x) stating that the Authorized Officer of BT, for itself and as agent for the Borrowers, signing the Compliance Certificate has reviewed the relevant terms of this Loan Agreement, the Revolving Credit Notes, the Term Notes, the Mortgages, the Stock Pledge Agreement and the other Loan Documents to which the Borrowers are party, and such Authorized Officer has no actual knowledge (after making such inquiry as is consistent with the scope of his or her duties) of any event or condition which constitutes an Event of Default hereunder, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrowers have taken or are taking or propose to take with respect thereto, and (y) demonstrating in reasonable detail compliance at the end of such accounting period with Sections 8.6 through 8.10 of this Loan Agreement to the extent applicable to such period.

               G. Events of Default. Forthwith upon any Authorized Officer of BT obtaining knowledge of, or receiving notice of any claim of or action taken with respect to, any condition or event which constitutes a Potential Default or an Event of Default hereunder, BT, for itself and as agent for the other Borrowers, shall furnish to the Agent Bank a certificate specifying the nature and period of existence thereof and what action the Borrowers have taken or are taking or propose to take with respect thereto.

               H. Reports to CPAs. Promptly upon receipt thereof, BT, for itself and as agent for the other Borrowers, shall furnish to the Agent Bank copies of any reports (including management letters, if any) submitted to the Borrowers by independent certified public accountants in connection with the examination of the financial statements of the Borrowers made by such accountants.

               I. Other Information. With reasonable promptness, the Borrowers shall furnish to the Agent Bank such other information and data with respect to the Borrowers as from time to time may be reasonably requested by the Banks.

               J. Use of Financial Results of Datatape in Calculating Financial Ratios of Borrowers. The financial results of Datatape prior to the acquisition of Datatape assets by the Borrowers shall be excluded from the calculation of financial ratios. As of March 31, 1998, the financial results of the Datatape division of MD from its acquisition date for the Fiscal Quarters ending December 31, 1997 and March 31, 1998 shall be annualized for covenant and pricing calculations. As of June 30, 1998, the financial results of the Datatape division of MD for the Fiscal Quarters ending December 31, 1997, March 31, 1998 and June 30, 1998 shall be annualized for covenant and pricing calculations. As of September 30, 1998 and thereafter, the historical financial results of the Datatape division of MD shall be used for covenant and pricing calculations.

          The Banks shall keep confidential all of the financial statements and other information furnished to the Banks pursuant to this Loan Agreement, except that each Bank shall have the right to furnish copies of such financial statements and other information furnished to such Bank to financial institutions which purchase interests in the Revolving Credit Facility pursuant to Section 12 hereof and governmental agencies having jurisdiction over such Bank and which request copies of such financial statements and/or other information. Such Bank will promptly inform the Borrowers each time such Bank is obligated or required to deliver any such financial statements and other information to any such governmental agency having jurisdiction over such Bank.

          7.4  Financial Records; Inspection.

               A. System of Accountants. The Borrowers will maintain a standard, modern system of accounting established and administered in accordance with GAAP consistently applied, in which full, true and correct entries shall be made of all dealings and transactions in relation to the Borrowers' businesses and affairs, and will set aside on their books all such proper reserves as shall be required by GAAP. The Banks acknowledge disclosure of and consent to the matters set forth on Schedule 7.4.

               B. Access to Books and Records. The Borrowers will permit any authorized representative designated by any Bank to inspect any of the properties of the Borrowers, including their books of account (and to make copies thereof and to take extracts therefrom), and to discuss their affairs, finances and accounts with their officers and with their independent accountants, all at such reasonable times and as often as may be reasonably requested. Discussions with independent accountants shall be requested in writing. Such inspection shall be for the information and benefit of the Banks and, unless otherwise publicly available, any information obtained thereby or otherwise pursuant thereto shall not be divulged to others except in connection with the enforcement of the rights of the Banks upon the occurrence of an Event of Default hereunder or to financial institutions which purchase interests in the Revolving Credit Facility pursuant to Section 12 hereof and except as may be required by law or by any governmental agency having jurisdiction over any Bank. Each Bank will promptly inform the Borrowers each time such Bank is obligated or required to deliver any such information to any governmental agency having jurisdiction over such Bank.

          7.5 Maintenance of Properties, etc. The Borrowers will, insofar as they are not prevented by causes beyond their control, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the businesses of the Borrowers. The Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to their properties and businesses against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or a similar business and similarly situated, in such types and amounts as are customarily carried under similar circumstances by such other corporations. The Banks have no basis to conclude that the Borrowers' current insurance, including their current worker compensation insurance, is deficient in any material respect.

          7.6 Permits, Certificates, Leases, Licenses. The Borrowers will obtain, maintain and comply at all times, in all material respects, with all permits, certificates, licenses, approvals, authorizations, leases and other instruments necessary or appropriate for the conduct of their businesses as presently conducted or as contemplated to be conducted in the future.

          7.7 Notice. The Borrowers will notify the Banks in writing, within no more than ten (10) calendar days (and without the benefit of any grace period afforded in any provision of this Loan Agreement or the other Loan Documents) after any Authorized Officer of the Borrowers learns of any of the following: (i) the existence or occurrence of any Event of Default under this Loan Agreement, (ii) that any representation or warranty made herein or in any other Loan Document shall, for any reason, not be or shall cease in any material respect to be true and complete and not misleading,
     (iii) the institution of, or adverse determination in, any material arbitration proceeding, including, without limitation, an audit or examination by the Internal Revenue Service, involving the Borrowers and describing the nature and result thereof, and what steps are being taken by the Borrowers with respect thereto, or (iv) the institution of, or adverse determination in, any litigation involving a claim against the Borrowers in excess of the sum of Five Hundred Thousand Dollars ($500,000) not covered by applicable insurance, describing the nature and result thereof, and what steps are being taken by the Borrowers with respect thereto.

          7.8 Payment of Obligations. The Borrowers will pay the Revolving Credit Notes, the Term Notes and the other Obligations timely in accordance with their respective terms in legal tender of the United States of America. All payments on the Revolving Credit Notes, the Term Notes and the other Obligations shall be made to the Banks, respectively, in "good and collected funds," at the principal office of the Agent Bank not later than 12:00 noon (Louisville, Kentucky time) on the date due; funds received by the Agent Bank after that hour shall be deemed to have been received on the next following Business Day.

          7.9 Environmental Matters. The Borrowers hereby warrant that, to the best of their knowledge, the Borrowers' assets are now and so long as the Revolving Credit Facility, the Swing Line Loans, the Term Loans and the Letters of Credit continue in effect will remain materially free of contamination by hazardous, dangerous, contaminating, noxious or unsafe materials except as such materials are stored, handled, used and disposed of in the ordinary course and in compliance with the Relevant Laws. Subject to the right of the Borrowers to contest any alleged violation of any environmental law, regulation and requirement in good faith and with due diligence, and provided that no such contesting will result in the loss or forfeiture of any assets of the Borrowers or otherwise have a material adverse effect on the financial condition of the Borrowers, the Borrowers further covenant to comply in all material respects with all applicable environmental laws, regulations and requirements, and the Borrowers covenant and agree to remedy any violation of any environmental law, regulation and requirement, promptly upon the Borrowers' learning of such violation. The Borrowers further hereby agree to indemnify and hold the Banks harmless from any expense, loss, claim, suit or fee arising out of any such contamination or noncompliance or the Borrowers' breach of the provisions of this Section 7.9.

          7.10 Accounts. In order to further secure the Borrowers' obligations to the Agent Bank and the Banks, the Borrowers will maintain their primary depository account and their primary cash management account with the Agent Bank. Further, in order to further secure their obligations to the Agent Bank and the Banks, MD and GTC shall maintain lockbox accounts with the Agent Bank into which all Accounts Receivables of such Borrowers shall be deposited. MD and GTC shall each enter into a lockbox agreement with the Agent Bank.

          7.11  Insurance.  The Borrowers shall maintain insurance as follows:

               A. Liability Insurance. The Borrowers at their own cost and expense, shall procure, maintain and carry in full force and effect general liability, public liability, workers' compensation liability and property damage insurance with respect to the actions and operations of the Borrowers to such extent, in such amounts and with such deductibles as are carried by prudent businesses similarly situated, but in any event not less than the amounts of coverage per person and per occurrence, and with the deductibles, as are provided in the Borrowers' insurance in effect on the date of this Agreement. Without limiting the foregoing, such insurance shall insure against any liability for loss, injury, damage or claims caused by or arising out of or in connection with the operation of the Borrowers' respective businesses including injury to or death of any of the Borrowers' employees, agents or any other persons and damage to or destruction of public or private property.

               B. Physical Damage Insurance. The Borrowers at their own cost and expense, shall insure all of their insurable properties to such extent, against such hazards (excluding, without limitation, environmental hazards), in the amount of coverage and with such deductibles as are carried by prudent businesses similarly situated, but in any event insuring against such hazards and with such coverages and deductibles as are provided in the Borrowers' insurance in effect on the date of this Agreement, and in any event in amounts of coverage not less than the insurable value of the property insured. Without limiting the foregoing, such insurance shall name the Agent Bank as an additional insured and shall provide for payment of the proceeds thereof to the Borrowers and to the Agent Bank as their interests may appear.

               C.  General Insurance Requirements.

                    (1) All insurance which the Borrowers are required to maintain shall be satisfactory to the Agent Bank in form, amount and insurer. Such insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentation or negligence of the Borrowers. Each policy shall contain an agreement by the insurer that, notwithstanding lapse of a policy for any reason, or right of cancellation by the insurer or any cancellation by the Borrowers, such policy shall continue in full force for the benefit of the Agent Bank for at least thirty (30) days after written notice thereof to the Agent Bank and the Borrowers, and no alteration in any such policy shall be made except upon thirty (30) days written notice of such proposed alteration to the Agent Bank and the Borrowers and written approval by the Agent Bank. At or before the making of the first Loan, the Borrowers shall provide the Agent Bank with certificates evidencing their due compliance with the requirements of this section.

                    (2) Prior to the expiration date of any policy of insurance maintained pursuant to this Agreement, the Borrowers shall provide the Agent Bank with a certificate of insurance evidencing the acquisition of a new policy, or an extension or renewal of an existing policy, evidencing the Borrowers' due compliance with this section.

                    (3) If the Borrowers fail to acquire any policy of insurance required to be maintained pursuant to this section, or fail to renew or replace any such policy at least ten (10) days prior to the expiration thereof, or fail to keep any such policy in full force and effect, the Agent Bank shall have the option (but not the obligation) to pay the premiums on any such policy of insurance or to take out new insurance in amount, type, coverage and terms satisfactory to the Agent Bank, after first notifying the Borrowers of the Agent Bank's intent to pay it. Any amounts paid therefor by the Agent Bank shall be immediately due and payable to the Agent Bank by the Borrowers upon demand. No exercise by the Agent Bank of such option shall in any way affect the provisions of this Agreement, including the provision that failure by the Borrowers to maintain the prescribed insurance shall constitute an Event of Default.

                    (4) In the event that the Agent Bank receives any insurance proceeds if there exists no Event of Default and no event which with notice or the passing of time shall become an Event of Default, the Agent Bank agrees to return the insurance proceeds to the Borrowers.

          7.12  Environmental Compliance.

               A. Any Borrower shall, notify the Agent Bank promptly and in reasonable detail in the event that such Borrower becomes aware of the presence of Hazardous Materials (other than as used in ordinary course of business) or a violation of the Relevant Environmental Laws resulting from or in connection, directly or indirectly, with the business or operations of a Borrower.

               B. Each Borrower shall ensure that its business and operations comply and continue to comply in all material respects with the Relevant Environmental Laws.

               C. Should a Borrower conduct any business or operations in such a way as to subject any of the Borrowers or the Agent Bank to a claim or violation of the Relevant Environmental Laws (unless contested in good faith), such Borrower shall prudently and appropriately remedy and fully cure any conditions arising therefrom, at its own cost and expense.

               D.  At their sole cost and expense, the Borrowers shall

                    (1) Pay or cause to be paid immediately when due the cost of compliance with the Relevant Environmental Laws; and

                    (2) Keep the Borrowers's business, assets and operations free of any lien imposed pursuant to the Relevant Environmental Laws.

               E. The Agent Bank shall not be liable for, and the Borrowers shall immediately pay to the Agent Bank when incurred and shall indemnify, defend and hold the Agent Bank harmless from and against, all loss, cost, liability, damage and expense (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense and settlement of claims) that the Agent Bank may suffer or incur as mortgagee (as holder of or assignee in possession or as successor in interest to the Borrowers as owner of a lease, by virtue of exercising the Agent Bank's right pursuant to a security interest thereof) as a result of or in connection in any way with any of the Relevant Environmental Laws (including, without limitation, the assertion that any lien existing pursuant to the Relevant Environmental Laws takes priority over the lien or security interest of the Agent Bank's), or any environmental assessment or study from time to time reasonably undertaken or requested by Agent Bank or breach of any covenant or undertaking by the Borrowers concerning Relevant Environmental Laws.

               F. There shall not occur any unpermitted Hazardous Discharge or material Environmental Complaint.

          7.13 Material Change in Management. Each Company shall notify the Agent Bank of any material change in its management from that existing on the date of this Agreement.


                                   SECTION 8
                               NEGATIVE COVENANTS
                               ------------------

          The Borrowers hereby covenant and agree that until the Revolving Credit Notes, the Term Notes, and the other Obligations have been respectively paid in full to the Banks, and the Swing Line Credit Subfacility and Letter of Credit Subfacility have been terminated, the Borrowers will perform and observe all of the following provisions:

          8.1 Mergers, Acquisitions and Other Extraordinary Events. Without the prior written consent of the Agent Bank which shall not be unreasonably withheld or delayed, and except for the Proposed Merger, the Borrowers shall not:

               (i) Be a party to any consolidation, reorganization (including without limitation those types referred to in Section 368 of the United States Internal Revenue Code of 1986, as amended), recapitalization, "stock-swap" or merger;

               (ii) Sell or otherwise transfer any material part of their assets;

               (iii) Purchase all or a substantial part of the capital stock or assets of any corporation or other business enterprise;

               (iv) Allow a Change in Control to occur with respect to Group Financial; or

               (v) Liquidate or dissolve or take any action with a view toward liquidation or dissolution.

     An acquisition that has been consented to in writing by the Banks pursuant to this Section 8.1 shall be known as a "Permitted Acquisition."

          To the extent that any Borrower receives proceeds from a sale of assets in excess of Three Hundred Thousand Dollars ($300,000) that is not prohibited by this Section 8.1 or that has been consented to by the Banks in writing, 75% of all such proceeds shall be used (i) first to pay down the principal amount of the Term Loans pursuant to Section 3.3B hereof and
     (ii) second, to pay down the principal amount of Revolving Credit Loans pursuant to Section 2.4B hereof.

          8.2 Indebtedness, Guaranties, etc. The Borrowers will not, without the prior written consent of the Agent Bank, directly or indirectly, create, incur, assume, guarantee, agree to purchase or repurchase or provide funds in respect of, or otherwise become liable with respect to any Funded Debt other than:

               A.  The Revolving Credit Facility;

               B.  The Swing Line Credit Subfacility;

               C.  The Letter of Credit Subfacility;

               D.  The Term Loans;

               E. Funded Debt in an aggregate amount not exceeding Nine Hundred Million Four Hundred Thousand Dollars ($9,400,000) that falls into one of the following two categories:

                    (i) Purchase money indebtedness incurred or assumed by the Borrowers in connection with acquisition of tangible and intangible personal and real property, to the extent such tangible and intangible personal and real property are to be used by the Borrowers in businesses permitted under Section 8.4 hereof;

                    (ii) Capital lease obligations;

               F. Any guaranty by a Borrower of Funded Debt incurred by another Borrower or Subsidiary of a Borrower that is allowable under and included within Section 8.2E;

               G. Funded Debt incurred in connection with a Permitted Acquisition; and

               H.  Inter-Borrower Notes.

          8.3 Use of Assets. The Borrowers will not use, or cause or permit the use of, any of their assets in any manner prohibited by law, governmental regulations or applicable insurance policies.

          8.4 Mortgages, Liens, Encumbrances, Security Interests, Assignments, etc. The Borrowers will not, without the prior written consent of the Agent Bank, directly or indirectly create, incur, assume or permit to continue in existence any mortgage, lien, charge or encumbrance on, or security interest in, or pledge or deposit of, or conditional sale or other title retention agreement (including any lease which in accordance with GAAP would constitute Funded Debt), or assignment of, with respect to, any property or asset now owned or hereafter acquired by the Borrowers, provided that the restrictions in this Section 8.4 shall not prohibit:

               (i) Liens and security interests granted to the Banks pursuant to the Security Agreements and Mortgages;

               (ii) Liens for taxes, assessments or governmental charges not yet due and payable or the payment of which is not at the time required for the reasons set forth by the proviso to the first sentence of Section 7.2A;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) for sums not yet due or being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iv) Liens and security interests in an amount not to exceed Nine Million Four Hundred Thousand Dollars ($9,400,000) granted in connection with capital leases and purchase money obligations;

               (v) The liens and encumbrances listed on the title insurance policies delivered to the Agent Bank and determined by the Agent Bank to be acceptable to it, pursuant to Section 5.10 hereof; and

               (vi) Assignment to the Agent Bank on behalf of the Banks of contract rights with respect to contracts with the United States Government and agencies and instrumentalities thereof, pursuant to an Assignment Agreement.

          8.5 Nature of Businesses. The Borrowers will not, without the prior written consent of the Agent Bank in every specified instance, engage in any businesses other than the businesses conducted as of the Closing Date and all businesses incidental thereto.

          8.6 Fixed Charge Coverage Ratio. The Borrowers, on a Combined basis, shall not permit the Fixed Charge Coverage Ratio for any period of four consecutive Fiscal Quarters, to fall below the following applicable ratio, calculated as of the end of each Fiscal Quarter:

          ------------------------------------
            Fiscal Quarters
             Ending Before
                 Or on:            Ratio
                 ------            -----
          ------------------------------------
                3/31/98         1.15 to 1.00
          ------------------------------------
                9/30/98         1.25 to 1.00
          ------------------------------------
                9/30/99         1.35 to 1.00
          ------------------------------------
               9/30/2000        1.35 to 1.00
          ------------------------------------
               9/30/2001        1.50 to 1.00
          ------------------------------------
               9/30/2002        1.50 to 1.00
          ------------------------------------

          8.7 Ratio of Funded Debt to EBITDA. The Borrowers, on a Combined basis, shall not permit the ratio of Funded Debt to EBITDA for any period of four consecutive Fiscal Quarters, to exceed the following applicable ratio, calculated as of the end of each Fiscal Quarter:

          ------------------------------------
            Fiscal Quarters
             Ending Before
                 Or on:            Ratio
                 ------            -----
          ------------------------------------
               9/30/1998        3.00 to 1.00
          ------------------------------------
               9/30/1999        2.50 to 1.00
          ------------------------------------
               9/30/2000        2.00 to 1.00
          ------------------------------------
               9/30/2001        2.00 to 1.00
          ------------------------------------
               9/30/2002        2.00 to 1.00
          ------------------------------------

          8.8 Funded Debt to Capitalization Ratio. The Borrowers, on a Combined basis, shall not permit the ratio of Funded Debt to Capitalization for any period of four consecutive Fiscal Quarters, to exceed the following applicable ratio, calculated as of the end of each Fiscal Quarter:

          ------------------------------------
            Fiscal Quarters
             Ending Before
                 Or on:            Ratio
                 ------            -----
          ------------------------------------
               9/30/1998        0.75 to 1.00
          ------------------------------------
               9/30/1999        0.65 to 1.00
          ------------------------------------
               9/30/2000        0.55 to 1.00
          ------------------------------------
               9/30/2001        0.50 to 1.00
          ------------------------------------
               9/30/2002        0.50 to 1.00
          ------------------------------------

          8.9 Minimum Tangible Net Worth. The Borrowers, on a Combined basis, shall not permit their Tangible Net Worth for any period of four consecutive Fiscal Quarters, calculated as of the end of each Fiscal Quarter during the term of this Agreement, to be less than the sum of (i) 95% of the minimum tangible net worth amount on the consolidated financial statements of Group Financial Partners, Inc. as of October 31, 1997, plus
     (ii) the amounts recorded to reflect the merger transactions contemplated by the S-4, net of any non-routine distributions made in connection therewith, plus (iii) the tangible net worth of the Government Services Division of Datatape, Inc. following its acquisition, plus (iv) 75% of Net Income earned in each Fiscal Quarter ended subsequent to the Closing Date, plus (v) 100% of equity raised or contributed, less (in the event the merger transactions contemplated by the S-4 do not occur) any decreases to Tangible Net Worth arising from the redemption of common stock from the employee shareholders of the Borrowers pursuant to the respective Stock Purchase Plans, Stock Option Plans and Stock Restriction Agreements. For purposes of calculating Tangible Net Worth under this Section 8.9, any net losses hereafter incurred by the Borrowers as of the end of a Fiscal Quarter will be treated as $0 earnings for purposes of calculating the Minimum Tangible Net Worth requirement.

          8.10 Payment of Dividends. Without the Agent Bank's prior written consent, the Borrowers shall not declare or pay cash or stock dividends upon any class of the Borrowers' capital stock or make any distributions of any of the Borrowers' property or assets.

          8.11  Capital Expenditures.   Without the Agent Bank's prior written
     consent, the Borrowers shall not make any expenditures for fixed or capital assets (including without limitation capital lease obligations) which would cause the aggregate of all such expenditures to exceed any of the following limits for all Borrowers in the aggregate for any period of four consecutive Fiscal Quarters, calculated as of the end of each Fiscal
     Quarter:

          ---------------------------------------
            Fiscal Quarters           Capital
             Ending Before          Expenditure
                 Or On:                Limit
                 ------                -----
          ---------------------------------------
               9/30/1998            $11,400,000
          ---------------------------------------
               9/30/1999             13,700,000
          ---------------------------------------
               9/30/2000             15,000,000
          ---------------------------------------
               9/30/2001             15,000,000
          ---------------------------------------
               9/30/2002             15,000,000
          ---------------------------------------

          8.12 Transactions with Subsidiaries and Affiliates. The Borrowers shall not enter into, or be a party to, any transaction with any of Borrowers' Subsidiaries, Affiliates or stockholders (including, without limitation, transactions involving the purchase, sale or exchange of property, the rendering of services or the sale of stock) except in the ordinary course of business pursuant to the reasonable requirements of Borrowers and upon fair and reasonable terms which are fully disclosed to the Agent Bank and which are no less favorable to Borrowers than Borrowers would obtain in a comparable arms-length transaction with a legal entity not a Subsidiary, Affiliate or stockholder of the Borrowers.

          Notwithstanding the foregoing, BT shall be permitted to pay the ordinary monthly operating expenses of Group Financial. Each of Bell, TT, GTC and MD are parties to certain Consolidated Tax Sharing Agreements with Group Financial and BT shall establish a similar agreement with Group Financial. These Tax Sharing Agreements shall be permitted to continue to operate.

          8.13 Interest Rate Agreements. The Borrowers will not enter into any Interest Rate Agreement unless (i) such Interest Rate Agreement is intended to fix or establish a maximum interest rate in respect of Indebtedness with a notional amount not in excess of the Revolving Loan Commitments and is embodied in a standard ISDA form of agreement which is acceptable to the Banks with respect to any intercreditor issues, (ii) the counterparty is the Agent Bank, a Bank or an affiliate of the Agent Bank or a Bank, and (iii) the Borrowers promptly provide a true and complete copy of such Interest Rate Agreement to the Agent Bank, on behalf of itself and the Banks. At or following the effective date of any such Interest Rate Agreement, the Agent Bank may, upon written notification to the Borrowers and the Banks and such counterparty, designate (which designations shall be made only upon the instructions or with the consent of the Majority Banks) the credit exposure of such counterparty under such Interest Rate Agreement as an obligation entitled to share, pari passu with the Obligations, in respect to the benefits provided by the collateral under the Loan Documents, in accordance with the applicable provisions of the Loan Documents, and if the Agent Bank so designates such credit exposure, the applicable Interest Rate Agreement of such counterparty shall be considered a "Designated Interest Rate Agreement".


                                   SECTION 9
                        EVENTS OF DEFAULT; ACCELERATION
                        -------------------------------

          9.1 Events of Default. The following events shall constitute Events of Default under this Loan Agreement:

               (i) The failure by the Borrowers to pay any principal of any Revolving Credit Note or the Term Notes when the same becomes due and payable or the failure of the Borrowers to pay any interest thereon within five (5) days of the date when the same becomes due and payable; or

               (ii) The failure by the Borrowers to reimburse the Agent Bank upon demand for any draft honored by the Agent Bank under any Letter of Credit now or hereafter issued by the Agent Bank for the account of the Borrowers; or

               (iii) The failure by the Borrowers to perform or observe any of the provisions of Sections 8.1, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11 or 8.13; or

               (iv) The failure by the Borrowers to perform or observe any of the provisions of Sections 7.11, 8.2, 8.3, 8.4, 8.5, or 8.12 hereof, and such default continues for twenty (20) days after a Financial Officer has knowledge of such failure; or

               (v) The Borrowers shall default in the performance of or compliance with any covenant, obligation or provision contained in this Loan Agreement (other than those referred to above in this Section 9.1(i)), and any such default shall not have been remedied within thirty (30) days after written notice of such default shall have been delivered to the Borrowers; or

               (vi) If any material representation or warranty made in writing by or on behalf of the Borrowers herein or pursuant hereto or otherwise in connection with the Revolving Credit Facility, the Swing Line Credit Subfacility, the Letter of Credit Subfacility and/or the Term Loans shall have been materially false or misleading or incorrect when made and the Authorized Officer on behalf of the Borrowers knew or should have known of the falsity, misleading nature of or incorrectness of such representation or warranty when it was made; or

               (vii) The failure of the Borrowers to pay any of their other Funded Debt, not otherwise referred to in this Section 9, which in the aggregate exceeds Three Million Dollars ($3,000,000), when due or within any grace period afforded the Borrowers for paying the same, or the acceleration of the maturity of any such Funded Debt by the holder thereof, other than any such Funded Debt with respect to which the Borrowers are contesting in good faith the validity, amount and/or the Borrowers' liability therefor and for which adequate reserves have been established on the books of the Borrowers in accordance with GAAP; or

               (viii) If any of the Borrowers shall (1) file a petition for an order of relief under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time); (2) admit its inability to pay its debts generally as they become due; (3) become insolvent in that its total assets are in the aggregate worth less than all of its liabilities or it is unable to pay its debts generally as they become due; (4) make a general assignment for the benefit of creditors; (5) file a petition, or admit (by answer, default or otherwise) the material allegations of any petition filed against it, in bankruptcy under the federal bankruptcy laws (as in effect on the date of this Agreement or as they may be amended from time to time), or under any other law for the relief of debtors, or for the discharge, arrangement or compromise of its debts; or (6) consent to the appointment of a receiver, conservator, trustee or liquidator of all or part of its assets; or

               (ix) If a petition shall have been filed against any Borrower in proceedings under the federal bankruptcy laws (as in effect on the date of this Agreement, or as they may be amended from time to time), or under any other laws for the relief of debtors, or for the discharge, arrangement or compromise of its debts, or an order shall be entered by any court of competent jurisdiction appointing a receiver, conservator, trustee or liquidator of all or part of the Borrower's assets, and such petition or order is not dismissed or stayed within sixty (60) consecutive days after entry thereof; or

               (x) If a final uninsured judgment or judgments shall be rendered against any of the Borrowers in an aggregate amount exceeding One Million Dollars ($1,000,000) and (i) if, prior to the availability of any execution thereon, such judgment(s) shall not have been discharged or execution thereof shall not have been stayed pending appeal, or if, after the expiration of any such stay, such judgment(s) shall not have been discharged, or (ii) the Borrowers shall not have established adequate reserves on their books in respect of such final uninsurable judgment or judgments; or

               (xi) In the event Group Financial experiences a Change in Control without the prior written consent of the Banks; or

               (xii) If the Borrowers shall fail to deliver within 60 days after the Closing Date, the Collateral Assignments of Patents, Trademarks and Copyrights duly and respectively executed by each of the Borrowers granting to the Banks a security interest in all of the patents, trademarks and copyrights of the Borrowers; or

               (xiii) If the Borrowers shall fail to make best efforts to deliver to the Banks within 90 days of the Closing Date written waivers of claims and/or liens, in form and substance satisfactory to the Banks, from each landlord at any facility at which the Borrowers keep, maintain, or store any Eligible Inventory at a location which is not owned in fee by the Borrowers, if any, or to deliver to the Banks information, in such form and with such detail as is satisfactory to the Banks, regarding the type, nature and value of Inventory located at such sites with respect to which no landlord's lien waiver is provided; or

               (xiv) The occurrence of any event of default or default under any of the Loan Documents; or

               (xv) The occurrence of any event of default or default under any note, loan agreement, security agreement, mortgage or instrument (other than the Loan Documents) evidencing or securing indebtedness of the Borrowers which in the aggregate exceeds Three Million Dollars ($3,000,000).

     Upon the occurrence of any Event of Default described in clauses (viii) or
     (ix) of this Section 9 with respect to the Borrowers, the unpaid principal balance of each of the Revolving Credit Notes, the Term Notes, and the other Obligations, together with all accrued interest thereon, shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrowers. Upon the occurrence of any other Event of Default referred to in this Section 9, the Agent Bank, on behalf of the Banks, may at any time at its option, by written notice to the Borrowers, declare the unpaid principal balance of and all accrued and unpaid interest on each of the Revolving Credit Notes, the Term Notes and the other Obligations to be immediately due and payable in full to the Banks, as applicable, without presentment, demand, protest or other requirements of any kind, all of which are hereby waived by the Borrowers.

                                   SECTION 10
                          REMEDIES UPON DEFAULT, ETC.
                          --------------------------

          10.1 Defaults. Upon the occurrence and during the continuation of any Event of Default, the Banks may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Revolving Credit Notes or the Term Notes or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any right, power or remedy granted hereby or thereby or by law or pursuant to the other Loan Documents. In case of a default in the payment of any principal of or interest on the Revolving Credit Notes, the Term Notes and/or the other obligations, or upon acceleration thereof, the Borrowers will pay to the Banks such further amount as shall be sufficient to cover the reasonable costs and expenses of collection thereof, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

          10.2 Offset. If any Event of Default shall occur and be continuing and regardless of whether or not the Banks have accelerated the maturity date of the Revolving Credit Notes, the Term Notes, and/or the other Obligations, each Bank shall have the right then, or at any time thereafter, to set off against any and all deposit balances and other sums and Funded Debt and other property then held or owned by such Bank to or for the credit or account of the Borrowers, all without notice to or demand upon the Borrowers or any other Person, all such notices and demands being hereby expressly waived by the Borrowers.

          10.3 Rights Cumulative. All of the rights and remedies of the Banks upon the occurrence of an Event of Default hereunder shall be cumulative to the greatest extent permitted by law, and shall be in addition to all those rights and remedies afforded the Banks at law or in equity.

          10.4 Payment of Costs and Expenses. All of the reasonable costs, expenses, damages and liabilities, including, without limitation, all reasonable attorneys' fees, incurred by and imposed upon any Bank with respect to, in connection with the enforcement of this Loan Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Loan Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, in connection with or as a result of any action taken or omitted to be taken pursuant to this Loan Agreement, the Revolving Credit Notes, the Term Notes, or the other Loan Documents shall be paid by, and shall be the sole responsibility of, the Borrowers.

                                   SECTION 11
                                 THE AGENT BANK
                                 --------------

          11.1 Appointment. Each Bank hereby irrevocably designates, appoints and authorizes the Agent Bank to act as the Agent Bank under this Loan Agreement and to execute and deliver or accept on behalf of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Credit Note and/or Term Note by the acceptance of such Revolving Credit Note or Term Note shall be deemed irrevocably to authorize, the Agent Bank to take such action on behalf of such Bank and such holder under the provisions of this Loan Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent Bank by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent Bank agrees to act as the Agent Bank to the extent provided in this Loan Agreement.

          11.2 Delegation of Duties. The Agent Bank may perform any of its duties hereunder by or through agents or employees (provided such delegation is exercised with reasonable care and does not constitute a relinquishment of its duties as Agent Bank) and, subject to Sections 11.5,
     11.6 and 11.7 hereof, shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained, provided reasonable care is used in the selection of the foregoing experts.

          11.3 Nature of Duties; Independent Credit Investigation. The Agent Bank shall have no duties or responsibilities except those expressly set forth in this Loan Agreement and the other Loan Documents and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or shall otherwise exist. The duties of the Agent Bank shall be mechanical and administrative in nature and shall include the duty to provide to each Bank an executed original of such Bank's Revolving Credit Note and an executed original of this Loan Agreement and a copy of the other Loan Documents; the Agent Bank shall not have by reason of this Loan Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Loan Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent Bank any obligations in respect of this Loan Agreement except as expressly set forth herein. Each Bank expressly acknowledges (i) that the Agent Bank has not made any representations or warranties to it and that no act which the Agent Bank hereafter takes, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Agent Bank to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent Bank, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrowers in connection with this Loan Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent Bank shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

          11.4 Actions in Discretion of the Agent Bank: Instructions from the Banks. The Agent Bank agrees, upon the written request of the Banks, to take or refrain from taking any action of the type specified as being within the Agent Bank's rights, powers or discretion herein; provided that the Agent Bank shall not be required to take any action which exposes the Agent Bank to legal liability or which is contrary to this Loan Agreement or any other Loan Document or applicable law. In the absence of a request by the Banks, the Agent Bank shall have authority, in its sole discretion, to take or not to take any such action, unless this Loan Agreement specifically requires the consent of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to the provisions of Section 11.6 hereof. Subject to the provisions of Section 11.6 hereof, no Bank shall have any right of action whatsoever against the Agent Bank as a result of the Agent Bank acting or refraining from acting hereunder in accordance with the instructions of the Banks or, in the absence of such instructions, in the absolute discretion of the Agent Bank.

          11.5 Reimbursement and Indemnification of the Agent Bank and the Banks by the Borrowers. The Borrowers unconditionally agree to pay or reimburse the Agent Bank and hold the Agent Bank harmless against liability for the payment of all reasonable and necessary out-of-pocket costs, expenses and disbursements for which reimbursement is customarily obtained, including reasonable fees and expenses of counsel and consultants incurred by the Agent Bank (a) in connection with the preparation, negotiation, printing, execution, administration, interpretation and performance of this Loan Agreement and the other Loan Documents and (b) relating to any requested amendments, waivers or consents pursuant to the provisions hereof. The Borrowers unconditionally agree to pay or reimburse the Agent Bank and hold each Bank harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent Bank and/or any Bank, in its capacity as such, in any way relating to or arising out of this Loan Agreement or any other Loan Document or any action taken or omitted by the Agent Bank and/or any Bank hereunder or thereunder; provided that the Borrowers shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from the bad faith, gross negligence or willful misconduct of the Agent Bank or any Bank, or (B) if the Borrowers were not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrowers, which consent shall not be unreasonably withheld.

          11.6 Exculpatory Provisions. Neither the Agent Bank nor any of its directors, officers, employees, agents or affiliates shall (i) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any other Loan Documents, unless caused by its or their own gross negligence or willful misconduct, (ii) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Loan Agreement or any other Loan Document or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Loan Agreement or any other Loan Document, or (iii) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Borrowers, or the financial condition of the Borrowers, or the existence or possible existence of any Event of Default or Potential Default under the Loan Documents. Neither the Agent Bank nor any Bank nor any of their respective directors, officers, employees, agents, attorneys or affiliates shall be liable to the Borrowers or any other Person for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation or administration of the Loan Documents or the collection of the obligations.

          11.7 Reimbursement and Indemnification of the Agent Bank by the Banks. Each Bank agrees to reimburse and indemnify the Agent Bank (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) in proportion to its Revolving Credit Facility Pro Rata Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent Bank, in its capacity as such, in any way relating to or arising out of this Loan Agreement or any other Loan Document or any action taken or omitted by the Agent Bank hereunder or thereunder, provided that no such reimbursement shall be required with respect to expenses incurred by the Agent Bank during the time period through the Closing Date and no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (i) if the same relates to or arises out of the Agent Bank's gross negligence or willful misconduct, or (ii) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or (iii) if the same results from a compromise and settlement agreement entered into without the consent of the Bank, which consent shall not be unreasonably withheld.

          11.8 Reliance by the Agent Bank. The Agent Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, facsimile, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent Bank. The Agent Bank shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks in accordance with their respective Revolving Credit Facility Pro Rata Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

          11.9 Notice of Default. The Agent Bank shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent Bank has received written notice from a Bank or the Borrowers referring to this Loan Agreement, specifically describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

          11.10 The Banks in Their Individual Capacities. With respect to its Revolving Loan Commitment and its Term Loan Pro Rata Share, the Agent
     Bank shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent Bank, and the term "Banks" shall, unless the context otherwise indicates, include the Agent Bank in its individual capacity. Each Bank and its Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, BT and its Affiliates, in the case of the Agent Bank, as though it were not acting as Agent Bank hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder.

          11.11 Holders of Revolving Credit Notes and Term Notes. The Agent Bank may deem and treat any payee of any Revolving Credit Note or Term Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent Bank. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Revolving Credit Note or Term Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Credit Note or Term Note or of any Revolving Credit Note or Term Note issued in exchange therefor.

          11.12 Equalization of the Banks. The Banks and the holders of any participations in any Revolving Credit Notes agree among themselves that, with respect to all amounts received by any Bank or any such holder for application to any Revolving Credit Note or Term Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Revolving Credit Notes and the Term Notes. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Revolving Credit Loans and Term Loans in such amount as shall result in a ratable participation by the Banks and each holder in the aggregate unpaid amount under the Revolving Credit Notes and the Term Notes, provided that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

          11.13 Successor Agent Bank. The Agent Bank, with the consent of the Borrowers which shall not be unreasonably withheld, may resign as Agent Bank upon not less than thirty (30) days prior written notice given to the Borrowers and the other Bank(s). If the Agent Bank shall resign under this Loan Agreement, then either (i) the Banks shall appoint a successor Agent Bank, subject to the consent to such successor Agent Bank by the Borrowers, such consent not to be unreasonably withheld, or (ii) if a successor Agent Bank shall not be so appointed and approved within the thirty (30) day period following the Agent Bank's notice to the Banks of its resignation, then the Agent Bank shall appoint, with the consent of the Borrowers, such consent not to be unreasonably withheld, a successor Agent Bank who shall serve as Agent Bank until such time as the Banks appoint, and the Borrowers consent, which consent shall not be unreasonably withheld, to the appointment of a successor Agent Bank. Upon its appointment pursuant to either clause (i) or (ii) above, such successor Agent Bank shall succeed to the rights, powers and duties of the Agent Bank and the term "Agent Bank" shall mean such successor Agent Bank, effective upon its appointment, and the former Agent Bank's rights, powers and duties as Agent Bank shall be terminated without any other or further act or deed on the part of such former Agent Bank or any of the other parties to this Loan Agreement.
     After the resignation of any Agent Bank hereunder, the provisions of this
     Section 11 shall not by reason of such resignation be deemed to release the Agent Bank from liability for any actions taken or not taken by it while it was the Agent Bank under this Loan Agreement.

          11.14 Calculations. In the absence of gross negligence or willful misconduct, the Agent Bank shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Revolving Credit Loans or Term Loans or the fees or other amounts due to the Banks under this Loan Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent Bank, the Borrowers and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

          11.15 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Internal Revenue Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Internal Revenue Code, such Bank agrees with and in favor of the Agent Bank, to deliver to the Agent Bank:

               (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

               (iii) such other form or forms as may be required under the Internal Revenue Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

     Such Bank agrees to promptly notify the Agent Bank of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

          (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to notify the Agent Bank of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrowers to such Bank. To the extent of such percentage amount, the Agent Bank will treat such Bank's IRS Form 1001 as no longer valid.

          (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Borrowers to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Section 1441 and 1442 of the Internal Revenue Code.

          (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent Bank may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent Bank, then the Agent Bank may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Internal Revenue Code, without reduction.

          (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent Bank did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered or was not properly executed, or because such Bank failed to notify the Agent Bank of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Agent Bank fully for all amounts paid, directly or indirectly, by the Agent Bank as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent Bank under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent Bank.

          11.16 Beneficiaries. Except as set forth in Sections 11.5 and 11.13 hereof, the provisions of this section 11 are solely for the benefit of the Agent Bank and the Banks, and the Borrowers shall not have any right to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Loan Agreement, the Agent Bank shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers or any other Person.


                                   SECTION 12
                         ASSIGNMENTS AND PARTICIPATIONS
                         ------------------------------

               A. Assignments to Eligible Assignees. Each Bank shall have the right at any time, with the prior consent of the Borrowers and the Agent Bank, which shall not be unreasonably withheld, to sell, assign, transfer or negotiate all or any part of its Revolving Loan Commitment, Revolving Credit Loans and Term Loans in a minimum amount of Five Million Dollars ($5,000,000) to one or more commercial banks, insurance companies, savings and loan associations, savings banks or other financial institutions, pension funds or mutual funds or other accredited investors ("Eligible Assignees"). In the case of any sale, assignment, transfer or negotiation of all or part of the Revolving Loan Commitment, Revolving Credit Loans or Term Loans authorized under this
     Section 12, the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Bank hereunder, including, without limitation (x) the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Banks, and (y) the obligation to fund Revolving Credit Loans pursuant to Section 2 hereof. The Bank assigning a portion or all of its Revolving Loan Commitment, Revolving Credit Loans and Term Loans pursuant to this
     Section 12, or the bank purchasing the interest of the Assigning Bank, shall pay a fee to the Agent Bank in an amount to be negotiated by the Agent Bank and the new bank.

               B. Participations. Notwithstanding Section 12A hereof, each Bank may grant participations in all or any part of its Revolving Loan Commitment, Revolving Credit Loans and Term Loans to one or more Eligible Assignees; provided that (i) any such disposition shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify the Revolving Credit Loans, the Revolving Credit Notes, the Term Loans or Term Notes under the blue sky law of any state; and (ii) the holder of any such participation, other than an Affiliate of such Bank, shall not be entitled to require the Banks to take or omit to take any action hereunder except action directly extending the final maturity of any portion of the principal amount of or interest on a Revolving Credit Loan allocated to such participation or a reduction of the principal amount of or the rate of interest payable on the Revolving Credit Loans allocated to such participation.

               C. Assignments to Affiliates. Notwithstanding the foregoing provisions of this Section 12, each Bank may at any time sell, assign, transfer, or negotiate all or any part of its Revolving Loan Commitment, Revolving Credit Loans and Term Loans to any Affiliate of such Bank; provided that an Affiliate to whom such disposition has been made shall not be considered a "Bank" for purposes of this Loan Agreement other than for purposes of Section 10.2 hereof; provided further that the Borrowers shall not incur any additional expenses solely as a result of such sale, assignment, transfer or negotiation.

               D. No Release of Obligations. No Bank shall, as between the Borrowers and such Bank, be relieved of any of its obligations hereunder as a result of any granting of participations in all or any part of its Revolving Loan Commitment, Revolving Credit Loans or Term Loans. Each Bank shall, as between the Borrowers and such Bank, be relieved of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of all or any part of its Revolving Loan

     Commitment, Revolving Credit Loans and Term Loans made in accordance with
     Section 12.A hereof.


                                   SECTION 13
                                   INDEMNITY
                                   ---------

          The Borrowers shall indemnify and hold harmless each Bank and its successors, assigns, agents and employees from and against any and all claims, actions, suits, proceedings, costs, expenses, damages, fines, penalties and liabilities, including, without limitation, reasonable attorneys' fees and costs, arising out of, connected with or resulting from the operation of the business of the Borrowers.


                                   SECTION 14
                    INCREASED COSTS; TAXES; CAPITAL ADEQUACY
                    ----------------------------------------

          14.1 Compensation for Increased Costs and Taxes. In the event that the Banks shall determine in good faith (which determination shall, absent manifest or demonstrable error, be final and conclusive and binding upon both the Borrowers and the Banks) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the Closing Date, or compliance by the Banks with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority, and which has the force of law and first becomes effective after the Closing Date in all cases of general applicability to the banking industry:

               (i) subjects any Bank (or its applicable lending office) to any additional Covered Tax with respect to this Loan Agreement or any of the Revolving Credit Loans, the Swing Line Loans or the Term Loans or any of its other obligations hereunder, or changes the basis of taxation of payments to such Bank (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder (but not changes in Excluded Taxes);

               (ii) imposes, modifies or holds applicable any additional reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any Bank (or its applicable lending office) (other than any such reserve or other requirements with respect to LIBOR Loans that are reflected in the definition of LIBOR); or

               (iii) imposes any other condition on or affecting any Bank (or its applicable lending office) or its obligations hereunder or the London interbank market, other than with respect to Taxes;

     and the result of any of the foregoing is to increase the cost to any Bank of agreeing to make, making or maintaining Revolving Credit Loans, Swing Line Loans and Term Loans hereunder or to reduce any amount received or receivable by any Bank (or its applicable lending office) with respect thereto, then, in any such case, the Borrowers shall promptly pay to such Bank, upon demand, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest as such Bank in its reasonable discretion shall determine) as may be necessary to compensate such Bank on an after-tax basis for any such increased cost or reduction in amounts received or receivable hereunder; provided that any increased cost arising as a result of any of the foregoing other than in respect of Taxes shall apply only to LIBOR Loans to the extent the same bear interest by reference to the LIBOR. The Bank seeking reimbursement for such amounts from the Borrowers shall deliver to the Borrowers a written statement setting forth in reasonable detail the basis for calculating the additional amounts owed to such Bank under this Section 14.1, which statement shall be conclusive and binding upon both parties hereto absent manifest or demonstrable error.

          14.2  Withholding of Taxes.

               A. Payments to Be Free and Clear. All sums payable by the Borrowers under this Loan Agreement and the other Loan Documents to or for the benefit of any Bank or any Person who acquires any interest in the Revolving Credit Loans and Term Loans pursuant to the provisions hereof shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Covered Tax imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of the Borrowers or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

               B. Grossing-up of Payments. If the Borrowers or any other Person is required by law to make any deduction or withholding on account of any Covered Tax from any sum paid or payable by the Borrowers to any Bank under any of the Loan Documents:

               (i) The Borrowers shall notify such Bank of any such requirement or any change in any such requirement as soon as the Borrowers becomes aware of it;

               (ii) The Borrowers shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on the Borrowers) for their own account or (if that liability is imposed on such Bank) on behalf of and in the name of such Bank;

               (iii) The sum payable by the Borrowers in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, such Bank receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to what it would have received and so retained had no such deduction, withholding or payment in respect of Covered Taxes been required or made,

               (iv) Within thirty (30) days after paying any sum from which it is required by law to make any deduction or withholding, and within thirty
     (30) days after the due date of payment of any Tax which it is required to pay by clause (ii) above, the Borrowers shall deliver to such Bank evidence satisfactory to such Bank of such deduction, withholding or payment and of the remit thereof to the relevant taxing or other authority;

     provided that no such additional amount shall be required to be paid to any Bank under clause (iii) above except to the extent that any change after the date hereof in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Loan Agreement in respect of payments to such Bank.

               C. Tax Refund. If the Borrowers determine in good faith that a reasonable basis exists for contesting a Covered Tax, the relevant Bank or Tax Transferee, as applicable, shall cooperate with the Borrowers in challenging such Tax at the Borrowers' expense if requested by the Borrowers (it being understood and agreed that no Bank shall have any obligation to contest, or any responsibility for contesting, any Tax). If any Tax Transferee or any Bank, as applicable, receives a refund (whether by way of a direct payment or by offset of any Covered Tax for which a payment has been made pursuant to this Section 14) the amount of such refund (together with any interest received thereon) shall be paid to the Borrowers to the extent payment has been made in full pursuant to this
     Section 14.

               14.3 Capital Adequacy Adjustment. If any Bank shall have determined in good faith that the adoption, effectiveness, phase-in or applicability of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its applicable lending office) with any guideline, request or directive regarding capital adequacy of any such governmental authority, central bank or comparable agency in all cases of general applicability to the banking industry, and which has the force of law and first becomes effective after the Closing Date, has or will have the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of, or with reference to, such Bank's Revolving Credit Loans or Term Loans or other obligations hereunder to a level below that which such Bank or such controlling corporation would have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Bank or such controlling corporation with regard to capital adequacy), then from time to time, within ten (10) Business Days after demand by such Bank, the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling corporation on an after-tax basis for such reduction as and when incurred. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 14.3, will give prompt written notice thereof to the Borrowers, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrowers' obligations to pay additional amounts under this
     Section 14.3.

          14.4 Banks' Obligation to Mitigate. Each Bank agrees that, as promptly as practicable after the officer of such Bank responsible for administering the Revolving Credit Loans and Term Loans under this Loan Agreement becomes aware of the occurrence of an event or the existence of a condition that would entitle such Bank to receive payments under Section 14 hereof, it will, to the extent not inconsistent with its internal policies, use reasonable efforts (i) to make, fund or maintain its Revolving Credit Loans and Term Loans through another lending office of such Bank, or (ii) take such other reasonable measures if as a result thereof the additional amounts which would otherwise be required to be paid to such Bank pursuant to Section 14 hereof would be materially reduced and if, as determined by such Bank in its sole discretion, the making, funding or maintaining of such Revolving Credit Loans and Term Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Revolving Credit Loans or Term Loans or the interests of such Bank; provided that such Bank will not be obligated to utilize such other lending office pursuant to this Section
     14.4 unless the Borrowers agree to pay all expenses incurred by such Bank in utilizing such other lending office. A certificate as to the amount of any such expenses payable by the Borrowers pursuant to this Section 14.4 (setting forth in reasonable detail the basis for requesting such amount) submitted by any Bank to the Borrowers shall be conclusive absent manifest or demonstrable error.


                                   SECTION 15
                                    NOTICES
                                    -------

          All notices required or permitted to be given hereunder shall be given in writing and shall be personally delivered or sent by facsimile transmission or by registered or certified United States mail, return receipt requested, postage prepaid, addressed as follows (or to such other address as to which any party hereto shall have given the other parties written notice):

               If to Group
               Financial:        Group Financial Partners, Inc.
                                 The Starks Bldg., Suite 350
                                 Louisville, KY 40202
                                 Attn: President

               If to BT:         Group Financial Partners, Inc.
                                 The Starks Bldg., Suite 350
                                 Louisville, KY 40202
                                 Attn: President

               If to TT:         Tube Turns Technologies, Inc.
                                 2900 West Broadway
                                 P.O. Box 32160
                                 Louisville, Kentucky 40232-2160
                                 Attn: Mr. John M. Kramer

               If to Bell:       Bell Technologies, Inc.
                                 6120 Hanging Moss Drive
                                 Orlando, Florida 32807
                                 Attn: Mr. Rick A. Affolter

               If to GTC:        Group Technologies Corporation
                                 10901 Malcolm McKinley Drive
                                 Tampa, Florida
                                 Attn: President

               If to MD:         Group Financial Partners, Inc.
                                 455 South 4th Avenue, Suite 350
                                 Louisville, KY 40202
                                 Attn: President

               If to Group
               Financial:           Group Financial Partners, Inc.
                                    455 South 4th Avenue, Suite 350
                                    Louisville, KY 40202
                                    Attn: President


               If to the  Banks:    BANK ONE, KENTUCKY, NA
                                    416 West Jefferson Street
                                    Louisville, KY 40202
                                    Attn: Mr. Todd D. Munson


               If to the
               Agent Bank:          BANK ONE, KENTUCKY, NA
                                    416 West Jefferson Street
                                    Louisville, KY 40202
                                    Attn: Mr. Todd D. Munson

          All notices hereunder shall be deemed given upon the earlier of (i) actual delivery in person or by facsimile transmission, or (ii) two (2) Business Days after having been deposited in the United States mails, in accordance with the foregoing.



                                  SECTION 16
                                 MISCELLANEOUS
                                 -------------

          16.1 Joint and Several Liability of Borrowers. The obligation of each of the Borrowers for repayment of all unpaid principal of and interest on Revolving Credit Loans, the Swing Line Loans, the Term Loans, and all other Obligations to the Banks and for repayment of all unpaid principal of and interest and all other Obligations to the Agent Bank shall be joint and several.

          16.2 Ratable Sharing. Each Bank agrees with the other Bank that (i) with respect to all amounts received by it which are applicable to the payment of principal of or interest on the Term Loans or the Revolving Credit Loans and the Revolving Credit Facility Commitment Fees, including, without limitation, all amounts received by such Bank pursuant to the exercise of the right of setoff pursuant to Section 10.2 hereof, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Banks proportionately in accordance with their respective Term Loan Pro Rata Shares, Revolving Credit Facility Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Obligations, and (ii) if any of them shall exercise any right of counterclaim, set-off, banker's lien or similar right with respect to amounts owed by the Borrowers hereunder, that Bank shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with (a) all amounts outstanding at such time owed by the Borrowers to it hereunder with respect to the Term Loans and Revolving Credit Loans, and (b) all amounts otherwise owed by the Borrowers to it, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, set-off, banker's lien or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Revolving Credit Loans and Term Loans made by that Bank or any participation therein, or any other amount payable hereunder (collectively, the "Aggregate Amount Due" to such Bank), which is greater than the proportion received by any other Bank in respect of the Aggregate Amount Due to such other Bank, then the Bank receiving such proportionately greater payment shall (y) notify each other Bank and the Agent Bank of such receipt and (z) purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Aggregate Amounts Due to the other Banks so that all recoveries of Aggregate Amounts Due shall be shared by the Banks in proportion to their respective Term Loan Pro Rata Shares and their respective Revolving Credit Facility Pro Rata Shares; provided that if all or part of such proportionately greater payment received by such purchasing Bank is thereafter recovered from such Bank, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that Bank to the extent of such recovery, but without interest. The Borrowers expressly consent to the foregoing arrangements and agree that any participant in respect of any Term Loan or any Revolving Credit Loan may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to that participant as fully as if that participant were a Bank in the amount of such participation held by that participant.

          16.3 Waiver. No course of dealing in respect of, nor any omission or delay in the exercise of, any right, power, remedy or privilege by the Banks shall operate as a wavier thereof, nor shall any right, power, remedy or privilege of the Banks be exclusive of any other right, power, remedy or privilege referred to herein or in any related document or now or hereafter available at law, in equity, in bankruptcy, by statute or otherwise. Each such right, power, remedy or privilege may be exercised by the Banks, either independently or concurrently with others, and as often and in such order as the Banks may deem expedient. No waiver or consent granted by the Banks in respect of this Loan Agreement or the other Loan Documents shall be binding upon the Banks unless specifically granted in writing by a duly authorized officer of the Agent Bank, which writing shall be strictly construed.

          16.4 Survival of Representations and Warranties. All representations, warranties and covenants of the Borrowers and each Bank contained herein or made pursuant hereto shall survive the execution and delivery of this Loan Agreement and shall continue throughout the term hereof. Further, the indemnities set forth in Section 13 hereof shall survive the payment of the Revolving Credit Notes, the Term Notes and the other Obligations to the Banks, as applicable.

          16.5 Invalidity. If any part of this Loan Agreement shall be adjudged invalid or unenforceable, whether in general or in any particular circumstance, then such partial invalidity or enforceability shall not cause the remainder of this Loan Agreement to be or to become invalid or unenforceable, and if a provision hereof is held invalid or unenforceable in one or more of its applications, the parties hereto agree that said provision shall remain in effect in all valid applications that are severable from the invalid or unenforceable application or applications.

          16.6 Assignment. This Loan Agreement may not be assigned by the Borrowers without the prior written consent of the Banks. This Loan Agreement may be assigned by the Banks as provided in Section 12 hereof. All rights of the Banks hereunder shall inure to the benefit of their respective successors and assigns, and all obligations, covenants and agreements of the Borrowers shall bind their permitted successors and assigns, if any.

          16.7 Governing Law. This Loan Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

          16.8 Section Headings. The section headings of this Loan Agreement are inserted herein solely for convenience of reference and shall not affect the construction or interpretation of the provisions hereof.

          16.9 Entire Agreement. This Loan Agreement and the other Loan Documents constitute the entire agreement between the Borrowers and the Banks with respect to the subject matter hereof.

          16.10 Time of the Essence. Time shall be of the essence in the payment and performance of all of the Borrowers' obligations under this Loan Agreement, the Revolving Credit Note and the other Loan Documents to which the Borrowers are party.

          16.11 Modifications. This Loan Agreement may be modified only in writing executed by the Borrowers and the Banks. Neither this Loan Agreement nor the other Loan Documents nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by Banks holding at least sixty six and 66/100 percent (66 2/3%) of the aggregate of the Revolving Credit Facility Pro Rata Shares and the Term Loan Pro Rata Shares (the "Majority Banks"); provided, however, that no such change, waiver, discharge or termination, shall, without the consent of each Bank,
     (i) extend the Revolving Loan Commitment Termination Date or the final maturity of the Revolving Credit Note or the Term Note of such Bank, or change the rate or extend the time of payment of interest, principal or fees, or reduce the principal amount thereof, or increase the aggregate amount of the Revolving Loan Commitments above the maximum amount provided for in Section 2.1 hereof, or increase any Bank's commitment to disburse its Revolving Loan Pro Rata Share of Revolving Credit Loans requested by the Borrowers as set forth in Section 2.1 hereof, or (ii) release any Collateral except as it shall otherwise be provided in any Loan Document, or (iii) amend, modify or waive any provisions of this Section 16.11 (Modifications), Section 2 (Revolving Credit Facility), Section 2.6 (Swing Line Credit Subfacility), Section 2.7 (Letter of Credit Subfacility),
     Section 3 (Term Loans), Section 9 (Events of Default; Acceleration),
     Section 10 (Remedies Upon Default, Etc.), Section 11 (The Agent Bank),
     Section 16.2 (Ratable Sharing), or (iv) amend, modify or waive any provision requiring consent of all Banks, or (v) reduce the percentages specified in this Section 16.11 or (vi) consent to the assignment or transfer by the Borrowers of any of their rights and obligations under this Agreement.

          16.12 Submission to Jurisdiction, Etc. The Borrowers hereby irrevocably agree that any legal action, suit or proceeding against the Borrowers with respect to the obligations and liabilities of the Borrowers hereunder or any other matter under or arising out of or in connection with this Loan Agreement, the Revolving Credit Notes, the Term Notes, the Mortgages, or any other Loan Document or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be brought in the United States District Court of the Western District of Kentucky at Louisville, Kentucky or in the Jefferson County, Kentucky Circuit Court, as the Banks may elect, and, by execution and delivery of this Loan Agreement, the Borrowers hereby irrevocably accept and submit to the non-exclusive jurisdiction of each of the aforesaid courts in personam generally and unconditionally with respect to any such action, suit or proceeding involving the Borrowers and in respect of the Borrowers' property. The Borrowers further agree that final judgment against the Borrowers in any action, suit or proceeding referred to herein shall be conclusive after all appeals have been exhausted or waived by the Borrowers, and may thereafter be enforced in any other jurisdiction, within or outside the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of the Borrowers' obligations and liabilities. The Borrowers further irrevocably consent and agree to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by mailing copies thereof by serving copies thereof upon any statutory agent for service of process of the Borrowers. The Borrowers agree that service upon the Borrowers as provided for herein shall constitute valid and effective personal service upon the Borrowers and that the failure of any statutory agent to give any notice of such service to the Borrowers shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall, or shall be construed so as to, limit the right of the Banks to bring actions, suits or proceedings with respect to the obligations and liabilities of the Borrowers under, or any other matter arising out of or in connection with, this Loan Agreement, the Revolving Credit Notes, the Term Notes, the Security Agreements, the Mortgages and/or the other Loan Documents, or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, in the courts of whatever jurisdiction in which property of the Borrowers may be found or as otherwise shall to the Banks seem appropriate, or to affect the right to service of process in any jurisdiction in any manner permitted by law. In addition, the Borrowers hereby irrevocably and unconditionally waive any objection which the Borrowers may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Loan Agreement, the Revolving Credit Notes, the Term Notes, the Security Agreements, the Mortgages and/or the other Loan Documents brought in the Circuit Court of Jefferson County, Kentucky or in the United States District Court for the Western District of Kentucky at Louisville, Kentucky, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in either such court has been brought in an inconvenient forum.

          16.13 WAIVER OF JURY TRIAL. EACH BORROWER, EACH BANK AND THE AGENT BANK EACH HEREBY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, THE REVOLVING CREDIT NOTES, THE MORTGAGES OR THE OTHER LOAN DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER, EACH BANK AND THE AGENT BANK EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR EACH SUCH PARTY TO ENTER INTO A BUSINESS RELATIONSHIP, AND THAT EACH BORROWER, EACH BANK AND THE AGENT BANK HAVE ALREADY RELIED ON THE WAIVER IN ITS RELATED FUTURE DEALINGS WITH THE OTHERS. THE BORROWER, EACH BANK AND THE AGENT BANK EACH FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR

     MODIFICATIONS TO THIS LOAN AGREEMENT, THE REVOLVING CREDIT NOTES, THE MORTGAGES OR THE OTHER LOAN DOCUMENTS. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

               IN WITNESS WHEREOF, the Agent Bank, the Banks, Group Financial and the Borrowers have caused this Loan Agreement to be duly executed as of the day and year first above written.


                                 BANK ONE, KENTUCKY, NA, as a Bank
                                 ("the Agent Bank")

                                 /s/ Todd D. Munson
                                 -----------------------------------------
                                 By: Todd D. Munson, Senior Vice President


                                 BANK ONE, KENTUCKY, NA, as Agent
                                 Bank (the "Agent Bank")

                                 /s/ Todd D. Munson
                                 -----------------------------------------
                                 By: Todd D. Munson, Senior Vice President


                                 BT HOLDINGS, INC.
                                 (a "Borrower")

                                 /s/  Richard L. Davis
                                 -----------------------------------------
                                 By:  Richard L. Davis, Treasurer


                                 BELL TECHNOLOGIES, Inc.
                                 ("Bell")

                                 /s/  Anthony C. Allen
                                 -----------------------------------------
                                 By:  Anthony C. Allen, Assistant Treasurer

                                 TUBE TURNS TECHNOLOGIES, INC.
                                 ("TT")

                                 /s/ Richard L. Davis
                                 -----------------------------------------
                                 By: Richard L. Davis, Treasurer


                                 GROUP TECHNOLOGIES CORPORATION
                                 ("GTC")

                                 /s/ David D. Johnson
                                 -----------------------------------------
                                 By: David D. Johnson, Vice President


                                 METRUM-D, INC.
                                 ("MD")

                                 /s/  Richard L. Davis
                                 -----------------------------------------
                                 By:  Richard L. Davis, Vice President


                                 GROUP FINANCIAL PARTNERS, INC.
                                 as Guarantor
                                 ("Group Financial")

                                 /s/  Richard L. Davis
                                 -----------------------------------------
                                 By:  Richard L. Davis, Senior Vice President